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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
MacDermid, Incorporated
(Name of Registrant as Specified in Its Charter)
n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: common stock, no par value
	(2)	Aggregate number of securities to which transaction applies: 30,861,098 shares of common stock and 5,818,818 options to purchase common stock*
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $35.00 per share*

	(4)	Proposed maximum aggregate value of transaction: $1,097,128,543*
	(5)	Total fee paid: $117,392.75*
* As of January 9, 2007, there were (i) 30,861,098 shares of common stock, without par value, of MacDermid, Incorporated ("Common Stock") outstanding. The filing fee was determined by adding (x) the product of (i) the number of shares of Common Stock that are proposed to be acquired in the merger and (ii) the merger consideration of $35.00 per share, plus (y) $16,990,113 expected to be paid to holders of stock options with an exercise price of less than $35.00 per share granted by MacDermid to purchase shares of Common Stock in exchange for the cancellation of such options ((x) and (y) together, the "Total Consideration"). The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1), was calculated by multiplying the Total Consideration by 0.000107.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

SUBJECT TO COMPLETION, JANUARY 12, 2007

MACDERMID, INCORPORATED
1401 Blake Street
Denver, Colorado 80202
(720) 479-3062

Fellow MacDermid shareholders,

        On behalf of the board of directors, I cordially invite you to attend a special meeting of shareholders of MacDermid, Incorporated, which will be held at 245 Freight Street, Waterbury, CT 06702-0671, on                                    , 2007 at [    •    ] a.m. Eastern Time. At the special meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of December 15, 2006, among MacDermid, MDI Holdings, LLC and Matrix Acquisition Corp. MDI Holdings, LLC and Matrix Acquisition Corp. are newly-formed entities controlled by Court Square Capital Partners II, L.P., Weston Presidio V, L.P. and me.

        If the merger agreement is approved and the merger is completed, each share of MacDermid common stock (other than treasury shares and other than shares held by MDI Holdings, LLC, Matrix Acquisition Corp., certain shares held by me and shares held by shareholders who have perfected their appraisal rights under Connecticut law) will be converted into the right to receive $35.00 in cash, without interest. Immediately prior to the completion of the merger I will exchange a portion of my MacDermid shares and a portion of my proceeds in respect of stock options and restricted stock units for equity interests in MDI Holdings, LLC. As a result of the merger, MacDermid will no longer be a publicly held company but will be privately owned through MDI Holdings, LLC by Court Square Capital Partners II, L.P., Weston Presidio V, L.P. and me.

        On September 5, 2006, MacDermid's board of directors established a special committee, consisting of four independent directors, and empowered it to, among other things, investigate, negotiate, consider or otherwise deal with any proposal to purchase the capital stock or the assets of MacDermid and, if appropriate, make a recommendation to MacDermid's board of directors with respect to any such proposal. The special committee has unanimously determined to adopt a report to the board of directors recommending that the board of directors approve and adopt the merger agreement, and that the board of directors submit the merger agreement to the MacDermid shareholders for their approval.

        The board of directors (with Joseph M. Silvestri and myself abstaining), acting upon the unanimous action of the special committee, unanimously approved and adopted the merger agreement, and determined that the transactions it contemplates are fair to and in the best interests of MacDermid and its shareholders (other than shareholders who invest in Matrix Acquisition Corp. or its parent, MDI Holdings, LLC), as well as its other constituencies. The board of directors (with Mr. Silvestri and myself abstaining) unanimously recommends that MacDermid's shareholders vote "FOR" the approval of the merger agreement. In arriving at their respective recommendations, MacDermid's board of directors and the special committee carefully considered a number of factors which are described in the accompanying proxy statement.

        The date, time and place of the special meeting to consider and vote upon the merger agreement will be as follows:

                        , 2007
[    •    ] a.m.
245 Freight Street,
Waterbury, CT 06702-0671

        This proxy statement gives you detailed information about the special meeting, the merger agreement and the merger, and a copy of the merger agreement is included as Annex A to this proxy statement. I encourage you to read the proxy statement and the merger agreement carefully.

        YOUR VOTE IS VERY IMPORTANT.    Therefore, whether or not you plan to attend the special meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. This will not prevent you from voting in person at the special meeting if you so desire. The failure to vote will have the same effect as a vote against the merger agreement.

        If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at (800) [            ].

Sincerely yours,

Daniel H. Leever
 Chairman of the Board and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated                                    , 2007
and is first being mailed to shareholders of MacDermid on or about                                    , 2007.

MACDERMID, INCORPORATED
1401 Blake Street
Denver, Colorado 80202
(720) 479-3062

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                        , 2007

        A special meeting of Shareholders of MacDermid, Incorporated will be held at MacDermid's offices located at 245 Freight Street, Waterbury, CT 06702-0671 on                         , 2007 at [    •    ] a.m. Eastern Time, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 15, 2006, among MacDermid, MDI Holdings, LLC, and Matrix Acquisition Corp.,

  2.
  To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement, and

  3.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        Only holders of record of MacDermid common stock at the close of business on                        , 2007 are entitled to notice of the meeting and to vote at the meeting or at any adjournment thereof. All shareholders of record are cordially invited to attend the special meeting in person. A list of our shareholders will be available at our principal executive offices at 1401 Blake Street, Denver, Colorado 80202, during ordinary business hours two days after notice of the meeting is given and continuing through the date of the meeting.

        Your vote is important, regardless of the number of shares of MacDermid common stock you own. The approval of the merger agreement requires the affirmative vote of at least a majority of the number of votes entitled to be cast by shareholders of MacDermid. The proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the meeting if you are unable to attend.

        You also may vote your shares by proxy using a toll-free telephone number or the internet. We have provided instructions on the proxy card for using these convenient services. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement and the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.

        If you fail to return your proxy card, and do not vote at the meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting and it will have the same effect as a vote against the approval of the merger agreement. If you are a shareholder of record, voting in person at the meeting will revoke any proxy previously submitted.

        Under Connecticut law, holders of MacDermid common stock who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by Connecticut state courts if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and if they comply with the other Connecticut law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,
John L. Cordani, Esq.
Vice President, Corporate Secretary, and General Counsel

Denver, Colorado
                        , 2007

i

Other Covenants and Agreements	62
Conditions to the Merger	63
Termination	64
Fees and Expenses	65
Amendment and Waiver	68
THE VOTING AGREEMENT	69
OTHER IMPORTANT INFORMATION REGARDING MACDERMID	70
Directors and Executive Officers	70
Selected Historical Consolidated Financial Information	71
Consolidated Ratios of Earnings to Fixed Charges	73
Financial Forecasts of MacDermid	74
Market for Common Stock and Dividends	76
Security Ownership of Certain Beneficial Owners and Management	76
Prior Purchases and Sales of MacDermid Common Stock	79
IMPORTANT INFORMATION REGARDING PARENTCO, MERGERCO AND THE SPONSORS	81
OTHER MATTERS	83
Shareholder Proposals	83
Experts	83
WHERE YOU CAN FIND MORE INFORMATION	84

ANNEXES:

Annex A	Agreement and Plan of Merger
Annex B	Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex C	Sections 33-855 through 33-872 of the Business Corporation Act of the State of Connecticut
Annex D	Voting Agreement

ii

SUMMARY TERM SHEET

        The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page      )

        MacDermid, Incorporated, which we sometimes refer to in this proxy statement as we or MacDermid, researches, develops, acquires, manufactures, markets and services a broad line of specialty chemicals for the metal and plastic finishing, electronics, graphic arts and offshore oil industries.

        Matrix Acquisition Corp., which we sometimes refer to in this proxy statement as MergerCo, is a Connecticut corporation, and a wholly owned subsidiary of MDI Holdings, LLC, which we sometimes refer to in this proxy statement as ParentCo. ParentCo is a Delaware limited liability company, formed on December 13, 2006 by a private equity fund, Court Square Capital Partners II, L.P., solely for the purpose of acquiring MacDermid and consummating the transactions contemplated by the merger agreement, including the related financings. In this proxy statement we refer to Court Square Capital Partners II, L.P. and another private equity fund, Weston Presidio V, L.P., as the Sponsors, and we refer to the group which includes the Sponsors and the Chairman and Chief Executive Officer of MacDermid, Daniel H. Leever, as the Investor Group.

        Whenever we refer to the merger agreement in this proxy statement, we are referring to the Agreement and Plan of Merger, dated as of December 15, 2006, among MacDermid, MergerCo and ParentCo attached as Annex A to this proxy statement, as the merger agreement may be amended from time to time. You should read the merger agreement because it, and not this proxy statement, is the legal document that governs the merger.

The Proposal (Page      )

        You will be asked to consider and vote upon a proposal to approve the merger agreement, pursuant to which MergerCo will be merged with and into MacDermid, with MacDermid continuing as the surviving company. Immediately following the merger, MacDermid, as the surviving corporation, will become a privately held company, wholly owned by ParentCo. ParentCo will be owned by the Investor Group. See "Special Factors—Certain Effects of the Merger" and "Special Factors—Interests of Certain Persons in the Merger."

The Special Meeting (Page      )

        The special meeting will be held on                                    , starting at [    •    ] a.m., Eastern Time, at 245 Freight Street, Waterbury, CT 06702-0671.

Record Date (Page      )

        Each holder of record of shares of MacDermid common stock will have the right to one vote for each such share of common stock held. Only holders of shares of MacDermid common stock of record at the close of business on                                    , 2007, the record date for the special meeting, are entitled to notice of and to vote at the meeting.

Effects of the Merger (Page      )

        If the merger is completed, you will receive $35.00 per share in cash, without interest, for each of your shares of MacDermid common stock you own at that time, unless you are a dissenting shareholder and you properly exercise your statutory appraisal rights under Connecticut law. As a result of the merger, MacDermid's shareholders, other than the Investor Group, will no longer have a direct or indirect equity interest in MacDermid; MacDermid common stock will no longer be listed on the New York Stock Exchange; and the registration of MacDermid common stock under Section 12 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, will be terminated. See "Special Factors—Certain Effects of the Merger."

Treatment of Outstanding Options and Restricted Stock (Page      )

        If the merger is completed, unless otherwise agreed between a holder and ParentCo, all outstanding options to purchase shares of MacDermid common stock not exercised prior to the merger will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of MacDermid common stock underlying the options multiplied by the amount (if any) by which $35.00 exceeds the option exercise price, without interest and less any applicable withholding taxes. Any unvested stock options that are subject to a performance multiplier will be deemed to have achieved the performance multiplier at the maximum level.

        If the merger is completed, unless otherwise agreed between a holder and ParentCo, all shares of restricted stock will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of restricted stock, in each case multiplied by $35.00, without interest and less any applicable withholding taxes. See "Special Factors—Certain Effects of the Merger."

Interests of Certain Persons in the Merger (Page      )

        In considering the proposed merger, you should be aware that some MacDermid shareholders, directors, officers and employees have interests in the merger that may be different from, or in addition to, your interests as a MacDermid shareholder generally, including:

  •
  accelerated vesting and cash-out of in-the-money stock options and of restricted stock awards held by directors, officers and employees of MacDermid, in each case unless otherwise agreed between a holder and Parent,

  •
  in the case of the Investor Group, ownership of equity interests in and certain governance rights with respect to ParentCo,

  •
  in the case of Gregory M. Bolingbroke (Senior Vice President and Treasurer), John L. Cordani (Vice President, Corporate Secretary and General Counsel), and Frank Monteiro (Assistant Treasurer and Risk Manager), potential severance payments in the event of an involuntary termination of employment within two years following the merger,

  •
  potential compensation arrangements between ParentCo or any of its affiliates, on the one hand, and members of senior management of the Company, on the other hand, though no such arrangements have been agreed as of the date of this proxy statement, and

  •
  continued indemnification and directors' and officers' liability insurance to be provided by ParentCo and the surviving corporation to current and former directors, officers and employees of MacDermid and its subsidiaries.

        These arrangements are more fully described under "Special Factors—Certain Effects of the Merger" and "Special Factors—Interests of Certain Persons in the Merger."

        The special committee and MacDermid's board of directors were aware of these interests and considered them, among other matters, prior to providing their respective recommendations with respect to the merger agreement.

Required Vote (Page      )

        In order to complete the merger, under Connecticut law and the terms of MacDermid's Restated Certificate of Incorporation, shareholders holding at least a majority of the number of votes entitled to be cast must vote "FOR" the approval of the merger agreement. A failure to vote your shares of MacDermid common stock or an abstention will have the same effect as a vote against the merger.

        The proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy.

Share Ownership of Directors and Executive Officers (Page      )

        As of the record date, the directors and current executive officers of MacDermid beneficially owned in the aggregate (excluding options, restricted stock units and deferred stock units) approximately            % of the outstanding shares of MacDermid common stock. Each of the directors and current executive officers has advised us that he currently plans to vote all of his shares in favor of the approval of the merger agreement.

Recommendations (Page      )

        On September 5, 2006, MacDermid's board of directors established a special committee, consisting of four independent directors, and empowered it to, among other things, investigate, negotiate, consider or otherwise deal with any proposal to purchase the capital stock or the assets of MacDermid and, if appropriate, make a recommendation to MacDermid's board of directors with respect to any such proposal. The special committee has unanimously determined to adopt a report to the board of directors recommending that the board of directors approve and adopt the merger agreement, and that the board of directors submit the merger agreement to the MacDermid shareholders for their approval.

        The board of directors (with Daniel H. Leever and Joseph M. Silvestri abstaining), acting upon the unanimous action of the special committee, unanimously:

  •
  determined that the merger agreement, the merger and the transactions contemplated thereby are fair to and in the best interests of MacDermid and its unaffiliated shareholders,

  •
  adopted the merger agreement and the transactions contemplated thereby, including the merger, and

  •
  recommended the approval by our shareholders of the merger agreement.

For the factors considered by the special committee and our board of directors in reaching their respective recommendations with respect to the merger agreement and the merger, see "Special Factors—Reasons for the Merger, Recommendation of the Special Committee and of the MacDermid Board of Directors; Fairness of the Merger." See also "Special Factors—Interests of Certain Persons in the Merger."

Opinion of MacDermid's Financial Advisor (Page      and Annex B)

        The special committee received an opinion from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as Merrill Lynch, to the effect that, as of the date of its opinion and based on and subject to the matters described in its opinion, the cash merger consideration of $35.00 per share without interest was fair, from a financial point of view, to the holders of MacDermid common stock other than ParentCo and its affiliates, including the Investor Group. This opinion is attached as Annex B to this proxy statement.

        Merrill Lynch provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger, and the opinion of Merrill Lynch is not a recommendation as to how any shareholder should vote or act with respect to any matter relating to the merger. We encourage you to read the opinion and the section entitled "Special Factors—Opinion of Financial Advisor" carefully and in its entirety.

What We Need to Do to Complete the Merger (Page      )

        We will complete the merger only if the conditions set forth in the merger agreement are satisfied or waived. These conditions include, among others:

  •
  approval of the merger agreement by the required vote of MacDermid shareholders,

  •
  the absence of any law, order or injunction preventing the consummation of the merger and the other transactions contemplated by the merger agreement,

  •
  the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the Hart-Scott-Rodino Act, the receipt of any applicable European competition approvals, and the receipt of any other antitrust approvals, other than those for which the failure to obtain would not have a material adverse effect on MacDermid,

  •
  the representations and warranties of MacDermid and those of ParentCo and MergerCo being true and correct, subject in many cases to materiality or material adverse effect qualifications, and

  •
  MacDermid's and ParentCo's and MergerCo's performance, in all material respects, of their respective covenants and agreements in the merger agreement.

        At any time before the merger, to the extent legally allowed, our board of directors may waive compliance with any of the conditions contained in the merger agreement without the approval of its shareholders and ParentCo may waive compliance with any of the conditions contained in the merger agreement. As of the date of this proxy statement, neither MacDermid nor ParentCo expects that any condition will be waived.

Regulatory Approvals That Must be Obtained (Page      )

        The merger is subject to review under the Hart-Scott-Rodino Act. The parties filed their respective notification and report forms with the Federal Trade Commission, which we refer to in this proxy statement as the FTC, and the Antitrust Division of the U.S. Department of Justice, which we refer to in this proxy statement as the Antitrust Division, under the Hart-Scott-Rodino Act on December 22, 2006, and the FTC granted early termination of the waiting period under the Hart-Scott-Rodino Act effective January 9, 2007.

        The parties also derive revenues in a number of other jurisdictions where merger control filings or approvals may be required or advisable in connection with the completion of the merger. We are currently in the process of reviewing where merger control filings or approvals may be required or desirable, and we will make filings in such jurisdictions. See "Special Factors—Regulatory Approvals."

Termination of the Merger Agreement (Page      )

        Either MacDermid or ParentCo may terminate the merger agreement at any time prior to the effective time of the merger, whether prior to or after our shareholders approve the merger agreement:

  •
  if the merger has not been completed by May 31, 2007, so long as the party seeking to terminate has not breached its obligations under the merger agreement in any manner that has proximately caused the failure to consummate the merger on or before such date (except that MacDermid may not terminate for this reason during the 20 business day "marketing period" described in "The Merger Agreement—Financing Commitments; Company Cooperation; Marketing Period"),

  •
  if any law or final non-appealable order restrains, enjoins or prohibits the completion of the merger, so long as the party seeking to terminate has used reasonable best efforts to have the injunction or restraint lifted, or

  •
  if the merger agreement has been submitted to our shareholders for approval and the required vote has not been obtained.

        MacDermid may also terminate the merger agreement if:

  •
  ParentCo has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of the related closing condition and cannot be cured by May 31, 2007, so long as we are not in material breach of our representations, warranties, covenants or other agreements in the merger agreement and have given ParentCo 30 days' written notice, or

  •
  prior to the receipt of the shareholder vote, our board of directors (or the special committee) has received a superior proposal and enters into a definitive agreement implementing the superior proposal, provided we have complied with our obligations under the merger agreement described under "The Merger Agreement—No Solicitation of Transactions" "The Merger Agreement—Termination," and "The Merger Agreement—Fee and Expenses."

        ParentCo may also terminate the merger agreement if:

  •
  we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of the related closing condition and cannot be cured by May 31, 2007, so long as ParentCo is not in material breach of its representations, warranties, covenants or other agreements in the merger agreement and has given us 30 days' written notice,

  •
  our board of directors or the special committee withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to ParentCo or MergerCo, its recommendation of the merger agreement, fails to recommend to our shareholders that they approve the merger agreement or approves or recommends, or publicly proposes to approve or recommend, any alternative proposal, or

  •
  we notify ParentCo that a majority of the disinterested directors of our board of directors or the special committee has determined that the failure to withdraw or modify its recommendation in favor of the merger would be inconsistent with its exercise of its fiduciary duty.

        Additionally, MacDermid and ParentCo may terminate the merger agreement by mutual written consent at any time prior to the effective time of the merger, whether prior to or after our shareholders approve the merger agreement.

Expenses and Termination Fee (Page      )

        If the merger agreement is terminated under certain specified circumstances:

  •
  we would be obligated to pay a termination fee of $33 million to ParentCo,

  •
  we would be obligated to pay the actual and reasonably documented out-of-pocket fees and expenses of ParentCo and MergerCo, up to $5 million, which would be credited against the $33 million termination fee if it became payable, or

  •
  ParentCo and MergerCo would be obligated to pay a termination fee of $33 million to us. Court Square Capital Partners II, L.P. and Weston Presidio V, L.P. have severally agreed to guarantee the obligation of ParentCo and MergerCo to pay this termination fee, subject in each case to a specified cap, as described in "Special Factors—Source and Amount of Funds; Financing for the Merger." The aggregate amount of the caps is equal to $33 million.

Financing (Page      )

        The merger agreement does not contain any condition relating to the receipt of financing by ParentCo and MergerCo. MacDermid and the Investor Group estimate that the total amount of funds necessary to consummate the merger and related transactions, and to pay related fees and expenses, will be approximately $1.5 billion. The amount is expected to be provided through a combination of:

  •
  up to $560 million under senior secured credit facilities,

  •
  up to $250 million under senior notes,

  •
  up to $215 million under senior subordinated notes,

  •
  an equity investment of $366 million from the Investor Group, including a rollover equity commitment from Mr. Leever of approximately $20 million, and

  •
  cash held by MacDermid in the amount of $125 million.

No Solicitations of Transactions (Page      )

        The merger agreement restricts our ability to, among other things, solicit or engage in discussions or negotiations with a third party regarding specified transactions involving us or our subsidiaries and our board of directors' ability to change or withdraw its recommendation of the merger agreement. Notwithstanding these restrictions, under circumstances specified in the merger agreement, we may respond to certain unsolicited competing proposals or terminate the merger agreement and enter into an agreement with respect to a superior competing proposal, each under the specific circumstances set forth in the merger agreement. Our board of directors or the special committee may also withdraw its recommendation of the merger agreement if it concludes that doing otherwise would be inconsistent with the board of directors' or the special committee's exercise of its fiduciary duties. See "The Merger Agreement—No Solicitation of Transactions."

Rights of Appraisal (Page      and Annex C)

        Connecticut law provides you with appraisal rights in the merger. This means that, if you fully comply with the procedures for perfecting appraisal rights provided for under Connecticut law, you are entitled to have the fair value of your shares determined by the Connecticut Superior Court and to receive payment based on that valuation in lieu of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement. To exercise your appraisal rights, you must deliver a written demand for appraisal to MacDermid before the vote on the merger agreement at the special meeting and you must not vote in favor of the approval of the merger agreement. Your failure to follow exactly the procedures specified under Connecticut law will result in the loss of your appraisal rights. A copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act is attached to this proxy statement as Annex C.

Material United States Federal Income Tax Consequences (Page      )

        The merger will generally be a taxable transaction to you. For U.S. federal income tax purposes, you will generally recognize gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in the shares you surrender. You should consult your own tax advisor for a full understanding of how the merger will affect you.

Accounting Treatment of the Merger (Page      )

        The merger will be accounted for under the purchase method of accounting, under which the assets and liabilities of the corporation not surviving a merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder of MacDermid. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Where and when is the special meeting?
A:	The special meeting will take place at 245 Freight Street, Waterbury, CT 06702-0671, on , at [•] a.m. Eastern Time.
Q:	What matters will be voted on at the special meeting?
A:	You will be asked to consider and vote on the following proposals:
• to approve the merger agreement,

• to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement, and
• to act upon other business that may properly come before the special meeting or any adjournment thereof.
Q:	How does MacDermid's board of directors recommend that I vote?
A:
Our board of directors (with Daniel H. Leever and Joseph M. Silvestri abstaining), acting upon the unanimous recommendation of the special committee, recommends that our shareholders vote "FOR" the approval of the merger agreement and "FOR" the adjournment proposal. You should read "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of the MacDermid Board of Directors; Fairness of the Merger" for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement.
Q:	Who is entitled to vote at the special meeting?
A:
The record date for the special meeting is , 2007. Only holders of MacDermid common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.
Q:	What constitutes a quorum for the special meeting?
A:	The presence of holders of a majority of the shares entitled to vote outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the special meeting.
Q:	What vote of our shareholders is required to approve the merger agreement? How do our directors and executive officers intend to vote?
A:
For us to complete the merger, shareholders holding at least a majority of the number of votes entitled to be cast at the close of business on the record date must vote "FOR" the approval of the merger agreement. Accordingly, the failure to vote or an abstention will have the same effect on this vote as a vote against approval of the merger agreement.
Each of our directors and current executive officers has advised us that he or she currently plans to vote all of his or her shares in favor of the approval of the merger agreement.

Q:	What vote of our shareholders is required to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies?
A:
The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of shareholders holding at least a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.
Q:	What do I need to do now?
A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and to consider how the merger affects you. If you are a shareholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy by telephone or via the internet, or by mail, by completing, signing, dating and mailing each proxy card or voting instruction card and returning it in the envelope provided.
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of common stock for the merger consideration. If your shares of common stock are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send your certificates in now.
Q:	If my shares are held in "street name" by my broker, bank or other nominee will my broker, bank or other nominee vote my shares for me?
A:
No. Your broker, bank or nominee will only vote if you provide instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee, to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the merger.
Q:	How do I vote my MacDermid 401(k) shares?
A:
If you participate in the Company's 401(k) Plan, which we refer to as the 401(k) Plan, you may give voting instructions to [•], as trustee of the 401(k) Plan, by completing and returning the 401(k) Plan proxy card accompanying this proxy statement. Your instructions will tell the trustee how to vote the number of shares of our common stock reflecting your proportionate interest in the Company's 401(k) Plan and any such instruction will be kept confidential. The trustee will vote your shares in accordance with your duly executed 401(k) Plan proxy card received by [•], 2007.

You may also revoke previously given voting instructions by [•], 2007, by filing with the trustee of the 401(k) Plan either a written notice of revocation or a properly completed and signed 401(k) Plan proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

Q:	Can I change my vote?
A:
Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you are a registered shareholder, you may revoke your proxy by notifying MacDermid's Corporate Secretary in writing at John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person (you must both attend and vote in person; simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares of common stock in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.
Q:	What does it mean if I get more than one proxy card or voting instruction card?
A:
If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.
Q:	Where can I find more information about MacDermid?
A:	You can find more information about MacDermid from various sources described under "Where You Can Find More Information."
Q:	Who can help answer my other questions?
A:
If you have more questions about the merger, please contact our proxy solicitation agent, D. F. King & Co., Inc., toll-free at (800) [ ]. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS

Background of the Merger

        MacDermid regularly reviews and considers strategic developments and alternatives. To this end, the board of directors of MacDermid from time to time meets, together with management, to discuss management presentations concerning strategic matters. In the past these discussions have included management presentations concerning possible transactions, investments and other business initiatives intended to create or enhance shareholder value.

        In 2005 and 2006, as part of its regular strategic reviews, the MacDermid board of directors discussed with management a variety of possible strategic alternatives, including possible acquisitions or strategic business combinations and possible recapitalization strategies. The MacDermid board of directors determined on the basis of these reviews that management should explore potential strategic acquisition opportunities. During 2005, MacDermid commenced preliminary discussions regarding a possible strategic business combination with another company in the specialty chemicals industry ("Company A"). These discussions with Company A remained preliminary and were terminated in late March 2006 without leading to any formal agreement.

        Following termination of these conversations, MacDermid's board of directors continued over the next several months to discuss and consider various other potential strategic alternatives, including several possible business initiatives, asset or line-of-business acquisitions and various potential strategies involving possible changes to MacDermid's capital structure to enhance shareholder returns.

        At an August 31, 2006 meeting of the MacDermid board of directors, Mr. Leever proposed that he, together with Court Square Capital Partners II, L.P. (a firm of which Joseph M. Silvestri, a member of the MacDermid board of directors, is a managing partner), acquire 100% of the common stock of MacDermid for cash consideration of $32.50 per share. After discussing this proposal, the board of directors (with Messrs. Leever and Silvestri abstaining) resolved to give authority to the directors who were disinterested with respect to the proposal to engage counsel to advise them with respect to the proposal, and following the engagement of counsel to form a special committee of independent directors for the purpose of considering the proposal as well as other potentially relevant strategic options.

        On September 5, 2006, the independent directors of MacDermid contacted Wachtell, Lipton, Rosen & Katz and had preliminary discussions about the situation. The independent directors also interviewed several other law firms to potentially act as counsel to the special committee expected to be formed. Following these discussions it was the sense of the independent directors that Wachtell, Lipton, Rosen & Katz would be selected from among the firms interviewed to advise the special committee.

        Also on September 5, 2006, the independent directors met in executive session and formally resolved to form a special committee of directors consisting of Robert Ecklin, Donald Ogilvie, James Smith and T. Quinn Spitzer, Jr., and elected Mr. Spitzer to serve as Chairman of the special committee. The purpose of the special committee as determined by the board of directors was, consistent with applicable law, to investigate, negotiate, consider or otherwise deal with any proposal to purchase the capital stock or the assets of MacDermid, including but not limited to the Investor Group's proposal. The board of directors further resolved that the special committee would have, to the fullest extent permitted by law, the full authority of the board of directors with respect to any proposed transaction, and the special committee was authorized to retain and compensate attorneys, investment bankers and other counselors as it saw fit.

        That same day, the special committee directed the issuance of a press release by MacDermid publicly announcing the receipt of the Investor Group's proposal, the price per share reflected in the proposal and the creation of the special committee. Also on the same date, Mr. Leever filed with the

Securities and Exchange Commission an amendment to his Schedule 13D disclosing the Investor Group's proposal.

        Over the following two weeks, with the assistance of its counsel, the special committee met and interviewed several investment banking firms in order to select an independent financial advisor to the special committee. The special committee engaged Merrill Lynch to act in this capacity on September 18, 2006. On the same date, the special committee directed the issuance of a press release by MacDermid that announced, among other things, the engagement of Merrill Lynch, and that the special committee was expected to review and consider the Investor Group proposal as well as other strategic options.

        Following their engagement and in the subsequent weeks, the special committee's advisors conducted due diligence reviews of MacDermid. In addition, throughout the month of September, the Chairman of the special committee and other members of the special committee had regular conference calls with Wachtell, Lipton, Rosen & Katz and Merrill Lynch, and members of the special committee on numerous occasions consulted informally among themselves and with their financial and legal advisors, regarding the process underway for determining what other potential strategic options might be available to MacDermid. During this time, under the oversight of the special committee, Court Square Capital Partners II, L.P., pursuant to a confidentiality agreement, undertook a due diligence review of MacDermid.

        On September 28, 2006, Merrill Lynch received a letter from Company A in which Company A, in light of the public disclosure of the proposal by Mr. Leever and Court Square Capital Partners II, L.P., expressed an interest in acquiring 100% of MacDermid, although it did not propose the other specific terms of such a transaction.

        The special committee met on October 5, 2006, together with its advisors from Merrill Lynch and Wachtell, Lipton, Rosen & Katz to discuss financial analyses prepared by Merrill Lynch, potential strategic options and process and timing considerations and otherwise structuring an orderly process. Among the potential strategic options discussed at the meeting were remaining an independent company and not undertaking any extraordinary transaction, pursuing a significant acquisition, exploring a transaction such as a leveraged recapitalization to provide shareholder liquidity and enhance shareholder returns and pursuing a sale to or merger with potential strategic acquirors or financial acquirors (including the Investor Group). Following extensive discussions the special committee determined to commence a process by which selected third parties would be contacted by Merrill Lynch for purposes of gauging each such party's interest in an acquisition of 100% of MacDermid, and authorized Merrill Lynch to commence making these contacts to a list of 14 potential third-party acquirors, which included Company A. The special committee, in authorizing this list of contacts, considered that both the Investor Group's proposal and the special committee's process, including Merrill Lynch's role as financial advisor to the special committee, had been publicly disclosed by press release and thus was likely to be well-known to any other potentially interested parties.

        Following the October 5 meeting, the special committee contacted the Investor Group to notify it that its initial proposal was not viewed by the special committee as offering a price upon which the special committee was willing to proceed.

        During the course of Merrill Lynch's contacts with potential third-party acquirors, Company A reiterated its preliminary interest in acquiring 100% of MacDermid. On the basis of such interest, Company A, following the execution of a confidentiality agreement in late October 2006, commenced due diligence with respect to MacDermid.

        Throughout the month of October and early November 2006, members of the special committee and its financial and legal advisors had regular conference calls and discussions to review the process of contacting potential acquirors of MacDermid. In late October, 2006 the special committee held a telephonic meeting to review materials prepared by Merrill Lynch, which summarized the process to date and contacts with third parties. During this time Company A conducted, pursuant to a confidentiality agreement, a due diligence investigation of MacDermid, which included access to written materials, management presentations and discussions with MacDermid employees and with advisors to the special committee.

        The special committee met again in mid-November, 2006, together with its financial and legal advisors, to review materials prepared by Merrill Lynch that summarized contacts with potential third-party acquirors of MacDermid and included financial analyses concerning a potential leveraged recapitalization of the company, and to discuss the process conducted by the special committee and its advisors to date and the process going forward. Among the matters discussed at the meeting was that in the weeks since the Investor Group's proposal was publicly disclosed, and following outreach by Merrill Lynch to potential third-party acquirors, the parties indicating interest in acquiring 100% of MacDermid were limited to the Investor Group and Company A. Following the meeting, the special committee authorized Merrill Lynch to send to each of Investor Group and Company A a bidding procedures letter. The letter formally invited each of these parties to submit a bid for the acquisition of 100% of MacDermid by November 28, 2006, and set forth specific requirements for a bid that would be acceptable to the special committee. Each of the Investor Group and Company A was also sent a draft merger agreement for a potential transaction and asked to provide any comments on the draft agreement so that it would be in a form that the bidder would be prepared to execute.

        On November 28, 2006, the special committee received communications from each of the Investor Group and Company A. The Investor Group's proposal offered a revised price of $33.00 per share for 100% of MacDermid and otherwise was similar to its initial offer. The Investor Group's proposal also included a revised version of the draft merger agreement that the Investor Group indicated it was willing to enter into as drafted, and a commitment letter with respect to its debt financing requirements for the proposal. The letter received from Company A indicated that Company A was not interested in purchasing 100% of MacDermid as it did not wish to own MacDermid's Printing Solutions business, and further indicated a nominal price per share of $37.50 but that this price would be subject to adjustment and that the actual final value to be received by shareholders of MacDermid would depend on MacDermid separately reaching agreement with an unidentified third party to buy the Printing Solutions business and on the price such third party would agree to pay. Company A indicated that it had in mind a potential strategic third party buyer for the Printing Solutions business, that the third party would require its own separate diligence process, and requested that MacDermid permit it to advise the third party of the potential transaction and have the third party commence diligence (although Company A also invited the special committee's thoughts on who would be a potential acquiror of the Printing Solutions business).

        On December 1, 2006, the special committee met, together with its financial and legal advisors, to discuss the letters received from the Investor Group and Company A and other potential strategic options including a potential leveraged recapitalization, as well as materials prepared by Merrill Lynch relating to each of these matters. Following extensive discussions regarding these matters, and consistent with the advice of its advisors, the special committee determined to communicate to Company A that its letter did not constitute a proposal which the committee could consider or act upon in its current form, as, among other things, the proposal excluded a significant portion of MacDermid's business and was contingent upon MacDermid separately entering into a transaction with a third party, and again invited Company A to submit an offer for the purchase of 100% of MacDermid. In addition, the special committee determined that it would be willing to facilitate access to due diligence materials to a third party partner to Company A to the extent this would aid Company A in formulating a firm offer for the purchase by Company A of 100% of MacDermid; and that Company A would be afforded additional time to modify its proposal in accordance with the special committee's instructions while the special committee continued to consider its potential strategic options. Immediately following the meeting, on December 1, 2006, the special committee sent a letter to Company A communicating these matters as well as the special committee's plans to meet again to consider MacDermid's strategic options. Wachtell, Lipton, Rosen & Katz subsequently sent to counsel to Company A a confidentiality acknowledgement letter intended to permit access to due diligence materials to a third party interested in the Printing Solutions business. The special committee did not receive a response to this communication.

        Also at the December 1 meeting, the special committee further determined, following extensive discussions and consistent with the advice of its advisors, that it would, if contacted by the Investor Group, communicate the special committee's view to the Investor Group that its proposed price was insufficient. The special committee was subsequently contacted by the Investor Group, and during these and subsequent conversations communicated to the Investor Group that $33.00 per share represented an insufficient price.

        On December 8, 2006, the special committee received another letter from Company A. The amended letter indicated that Company A's interest in MacDermid, while at the same nominal amount per share, remained contingent upon initiating a process to commence negotiations with a third party for the separate purchase of the Printing Solutions business, and now identified a private equity firm as a potential buyer of the Printing Solutions business. The letter also indicated that any proposal would remain contingent on due diligence by the private equity firm as well as negotiating the terms of its purchase of the Printing Solutions business, arranging equity and debt financing for such purchase, and due diligence by the financing sources for the private equity firm. The December 8 letter also continued to omit any revised draft merger agreement and a debt financing commitment letter, in each case as specified in the Merrill Lynch bid procedures letter.

        During the first week of December and continuing into the weekend, representatives of the special committee had several conversations with representatives of the Investor Group concerning its proposal. The parties discussed, among other things, that the special committee was not prepared to recommend proceeding with a transaction at $33.00 per share and that the Investor Group would need to significantly increase its offer price in order for the special committee to consider pursuing the Investor Group proposal.

        On December 11, 2006, the special committee received a proposal from the Investor Group offering cash consideration of $35.00 per share of MacDermid common stock. The letter indicated that the offer would expire on December 15 if not accepted prior to that time and requested that MacDermid enter into a one-week exclusivity arrangement as a condition to accepting the offer.

        The special committee met on December 12, 2006, to discuss the most recent communications from the Investor Group and Company A, as well as to discuss further analysis of a leveraged recapitalization, and to review materials and preliminary financial analyses concerning these matters prepared by Merrill Lynch. Merrill Lynch reviewed financial aspects of the Investor Group's revised proposal of $35.00 per share. The special committee discussed the fact that Company A's letter cited several substantial contingencies to its proposal, and the special committee's and its advisors' view that its indication of interest remained preliminary and uncertain over the course of the process and that the latest communication from Company A had not allayed these concerns. The special committee discussed the likelihood and the likely timeframe of ultimately receiving a definitive proposal from Company A that constituted an offer capable of being accepted by the special committee, the impact of a continued protracted process and related uncertainty and distraction on MacDermid and its operations and the risk to other potential options if it was unable to reach a definitive agreement with Company A and any relevant third parties in a reasonable amount of time. The special committee also discussed with counsel the terms of the merger agreement proposed by the Investor Group, including the "deal protection" terms, and the legal requirement that the proposed transaction be approved by MacDermid's shareholders. The special committee also extensively discussed the potential of a leveraged recapitalization and received additional information and financial analyses from Merrill Lynch regarding this alternative. Following extensive discussions on these matters, the special committee determined, in light of the Investor Group's revised proposal, to proceed toward finalizing discussions regarding a potential transaction with the Investor Group, but that it would decline to enter into an exclusivity arrangement prior to a definitive agreement being executed.

        The special committee authorized Wachtell, Lipton, Rosen & Katz to negotiate definitive agreements in respect of the Investor Group's proposal with counsel for the Investor Group. On December 12, 2006, Wachtell, Lipton, Rosen & Katz sent counsel to the Investor Group a revised draft of a definitive agreement and between December 12, 2006 and December 14, 2006, the parties negotiated the terms of the definitive documentation.

        On December 15, 2006, the special committee met to discuss the proposed transaction with the Investor Group. Representatives of Wachtell, Lipton, Rosen & Katz discussed with the special committee members the legal standards applicable to its decisions and actions with respect to its evaluation of the Investor Group's proposal and other potential strategic options and reviewed the terms of the merger agreement and related transaction documents. Following discussions among, and questions by, members of the special committee, Merrill Lynch then reviewed with the special committee its financial analysis of the consideration offered by the Investor Group, as more fully described under "Special Factors—Opinion of Financial Advisor," and rendered an oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the holders of MacDermid common stock other than ParentCo and its affiliates, including the Investor Group. Following these discussions and further review and discussions among the special committee members, the special committee unanimously resolved to adopt a report to the board of directors recommending that the board of directors approve and adopt the merger agreement, and that the board of directors submit the merger agreement to the MacDermid shareholders for their approval.

        The MacDermid board of directors met immediately following the conclusion of the special committee meeting. Following the presentation of the special committee's findings and recommendation, and after discussion among the members of the board of directors and questions to the special committee's financial and legal advisors, the board of directors (with Messrs. Leever and Silvestri abstaining) unanimously approved and adopted the merger agreement, determined that the transactions contemplated thereby are fair to and in the best interests of MacDermid and its unaffiliated shareholders, as well as its other constituencies, and unanimously resolved to recommend that the MacDermid shareholders approve the merger agreement.

Reasons for the Merger; Recommendation of the Special Committee and of the MacDermid Board of Directors; Fairness of the Merger

  The Special Committee

        The special committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the merger proposal, including the terms and conditions of the merger agreement, with ParentCo and MergerCo. The special committee unanimously resolved (i) to recommend to the board of directors that the board of directors approve and adopt the merger agreement and (ii) to recommend to the board of directors that the merger agreement be submitted to the shareholders of MacDermid for approval.

        In the course of reaching its determination, the special committee considered a number of factors, including the following:

  •
  the special committee's understanding of MacDermid and its business, financial performance, operations, management strength and future prospects, and the special committee's understanding of business challenges which would be faced by MacDermid going forward,

  •
  the special committee's understanding of management's views and forecasts regarding the future financial performance of MacDermid, and the historical financial performance of MacDermid relative to forecasts,

  •
  the special committee's understanding of current trends in MacDermid's industries,

  •
  the market performance of MacDermid common stock,

  •
  financial analyses and information provided by the special committee's financial advisor, Merrill Lynch, and the results of its due diligence investigations, including discussions with management of MacDermid regarding its financial performance and outlook,

  •
  the opinion of Merrill Lynch that the consideration to be paid in the merger is fair, from a financial point of view, to the holders of MacDermid common stock, other than ParentCo and its affiliates, including the Investor Group,

  •
  the proposed financial and other terms of the merger and the merger agreement, and the terms and conditions of the merger agreement, including deal protection provisions that would permit the special committee to continue to exercise its fiduciary duties, including by responding to unsolicited acquisition proposals in certain circumstances prior to MacDermid shareholders' approving the merger agreement, and permitting termination of the agreement by MacDermid, in certain circumstances prior to MacDermid shareholders' approving the merger agreement, in connection with the receipt of a superior proposal and upon the payment of a $33 million termination fee,

  •
  the fact that the consideration to be paid to MacDermid shareholders is all cash, that the contingencies involved in the merger appeared acceptably limited and the expectation that the parties will be able to consummate the merger without undue delay,

  •
  the potential timing and completion risk of other possible strategic options, including possible risks associated with obtaining financing and the possibility of antitrust or regulatory issues or delays with potential strategic business combination alternatives,

  •
  the special committee's view that, considering all of the relevant factors (including stated value, likelihood of consummation and risks to achieving shareholder value) and in the exercise of its judgment, the merger was determined to be superior to the other alternatives considered,

  •
  the fact that judgments regarding future stock value in any potential leveraged recapitalization transaction depended on many assumptions, including as to future market and industry conditions, many of which would be beyond the control of MacDermid, and that any potential leveraged recapitalization transaction would involve risks associated with significant increases in MacDermid's indebtedness,

  •
  the auction process conducted by the special committee with the assistance of its financial advisers, the number of parties expressing interest and the unresolved contingencies associated with Company A's proposals,

  •
  the fact that the shareholders of MacDermid (other than shareholders in the Investor Group) after the merger was completed would no longer be equity holders in the company and therefore would no longer participate financially in the potential risks or potential benefits associated with MacDermid common stock and MacDermid's continued ability to execute its business plans,

  •
  the fact that the merger could not be completed until after approval by the shareholders of MacDermid, and the special committee's understanding that participating members of management did not control sufficient votes to dictate the outcome of that shareholder vote,

  •
  the special committee's consideration of the potential impact of the merger on MacDermid's employees, customers, creditors and suppliers, as well as community and societal considerations and the degree to which synergies could be expected to be a factor in the various alternatives under consideration,

  •
  the special committee's understanding of the likelihood that the Investor Group could successfully obtain the equity and debt financing required to fully fund the payment of the merger consideration,

  •
  the fact that MacDermid's remedy for breach of the merger agreement by ParentCo or MergerCo, or their failure to complete the merger, is limited to $33 million in the aggregate, and

  •
  the fact that receipt of the merger consideration will be taxable to United States shareholders of MacDermid for United States federal income tax purposes.

        The special committee also considered the following factors relating to the procedural safeguards that the special committee believes were and are present to ensure the fairness of the merger and to permit the special committee to represent MacDermid's unaffiliated shareholders, which the special committee believes support its decision and provide assurance as to the procedural fairness of the merger to MacDermid's shareholders:

  •
  that the special committee consists solely of directors who are not officers, employees or controlling shareholders of any of the entities included in the Investor Group or MacDermid, are not otherwise affiliated with the Investor Group and are all independent of MacDermid management,

  •
  that the members of the special committee will be adequately compensated for their services and that their compensation is not contingent on approving or consummating the merger agreement or any other particular potential strategic option,

  •
  that the special committee received the advice of financial advisors and legal counsel who represented that they are, and whom the special committee determined to be, independent of the Investor Group and MacDermid management in exercising their judgment and providing professional advice in connection with the special committee's activities,

  •
  that the special committee considered a number of possible strategic options over the course of three and a half months, and had, together with its financial advisor, access as needed to MacDermid's management,

  •
  that the special committee and its independent advisors negotiated on an arm's-length basis with the Investor Group and its representatives,

  •
  the authority given to the special committee under the resolutions establishing the committee, including the authority to determine whether or not to proceed with the Investor Group's proposal or any other possible strategic option, and that the members of the special committee were aware that they were under no obligation to recommend, and could reject, any transaction, and

  •
  that under Connecticut law the shareholders of MacDermid will have the right to demand appraisal of their shares.

        The special committee expressly adopted the analysis and the opinion of Merrill Lynch, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement. In the course of reaching its decision to recommend to the MacDermid board of directors that it approve the merger agreement, the special committee did not consider the liquidation value of MacDermid's assets because it considers MacDermid to be a viable going concern business. Further, the special committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of MacDermid as a going concern but rather is indicative of historical costs. In addition, MacDermid's net book value per share as of September 30, 2006 was substantially less than the $35.00 per share cash merger consideration. The foregoing discussion summarizes the material factors considered by the special committee in its consideration of the merger. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

  The Board of Directors

        Messrs. Leever and Silvestri, as members of the Investor Group, were excluded from the consideration of and action upon the merger proposal. The remaining members of the board of directors were the same individuals who comprised the special committee. As a result, the board of directors, acting upon the unanimous recommendation of the special committee and considering the factors described above, (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MacDermid and its unaffiliated shareholders; (ii) approved the merger agreement and the transactions contemplated thereby, including the merger; and (iii) recommended the approval by our shareholders of the merger agreement. The action of the board of directors was unanimous but for the abstention of directors Leever and Silvestri.

        The foregoing discussion addresses the material information and factors considered by the board of directors in its consideration of the merger. In view of the number and variety of factors, the amount of information considered and the complexity of these matters, the board of directors did not find it practicable to, and did not attempt to, rank, quantify, make specific assessments of or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the board of directors may have given different weights to different factors. The board of directors considered the factors described above as a whole, and overall considered them to be favorable to, and to support, its determination that the merger was fair to and in the best interests of MacDermid and its unaffiliated shareholders.

        Our board of directors unanimously recommends that you vote "FOR" approval of the merger agreement.

Opinion of Financial Advisor

        The special committee retained Merrill Lynch to act as its financial advisor in connection with its analysis and consideration of the various strategic options available to MacDermid, including the merger. At the meeting of the special committee on December 15, 2006 to evaluate the terms of the merger on the terms set forth in the merger agreement, Merrill Lynch rendered its oral opinion, which opinion was later confirmed by delivery of a written opinion as of the same date, that as of that date, and subject to and based on the various assumptions made, procedures followed, matters considered and qualifications and limitations of the review set forth therein, the merger consideration of $35.00 in cash per share of MacDermid common stock was fair from a financial point of view to holders of MacDermid common stock other than ParentCo and its affiliates, including the Investor Group.

        The full text of the written opinion of Merrill Lynch, dated December 15, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Merrill Lynch, is attached as Annex B to this proxy statement. You should read the written opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of the written opinion.

        The Merrill Lynch opinion is for the use and benefit of the special committee and addresses only the fairness, as of the date of the opinion, from a financial point of view, of the merger consideration to the holders of shares of MacDermid common stock other than ParentCo and its affiliates, including the Investor Group.

        The opinion of Merrill Lynch does not address any other aspect of the merger, including the merits of the underlying decision by MacDermid to engage in the merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on the proposed merger or any matter related thereto. In addition, MacDermid did not ask Merrill Lynch to address, and the opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of MacDermid, other than the unaffiliated holders of MacDermid common stock.

        In arriving at its opinion, Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to MacDermid that Merrill Lynch considered relevant,

  •
  reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of MacDermid furnished to Merrill Lynch by MacDermid,

  •
  conducted discussions with members of senior management and representatives of MacDermid concerning the matters described in the preceding two bullet points,

  •
  reviewed the market prices and valuation multiples for MacDermid common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant,

  •
  reviewed the results of operations of MacDermid and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant,

  •
  compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant,

  •
  participated in certain discussions and negotiations among representatives of MacDermid and the Investor Group and their financial and legal advisors,

  •
  reviewed a draft of the merger agreement, dated December 14, 2006, and

  •
  reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

        In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information and did not undertake an independent evaluation or appraisal of any of the assets or liabilities of MacDermid. Merrill Lynch was not furnished with any such evaluation or appraisal, nor did Merrill Lynch evaluate the solvency or fair value of MacDermid under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of MacDermid. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by MacDermid, which forecasts are referred to as the management case, Merrill Lynch assumed that this information was reasonably prepared and reflected the best currently available estimates and judgment of MacDermid's management as to MacDermid's expected future financial performance. In addition, Merrill Lynch developed a sensitivity case forecast, referred to as the sensitivity case, with input from, and based on discussions with, the special committee. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft it reviewed.

        Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to it as of, the date of the opinion.

        Financial Analyses.    At the December 15, 2006 meeting of the special committee, and in connection with preparing its opinion for the special committee, Merrill Lynch made a presentation of certain financial analyses of the proposed merger.

        The following is a summary of the material analyses contained in the presentation that was delivered to the special committee. Some of the summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses performed by Merrill Lynch, the table must be read together with the accompanying text of each summary. The table alone does not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

        The fact that any specific analysis has been referred to in the summary below and in this proxy statement is not meant to indicate that such analysis was given more weight by Merrill Lynch than any other analysis in reaching its conclusion. Merrill Lynch arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes the totality of the factors considered and performed by Merrill Lynch in connection with its opinion operated collectively to support its determinations as to the fairness of the merger consideration from a financial point of view to the holders of shares of MacDermid common stock other than ParentCo and its affiliates, including the Investor Group. Merrill Lynch did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

        In arriving at its opinion, Merrill Lynch made its determination as to the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to MacDermid's shareholders (other than ParentCo and its affiliates, including the Investor Group) on the basis of the multiple, financial and comparative analyses described below. The following summary is not a complete description of all of the analyses performed and factors considered by Merrill Lynch in connection with its opinion, but rather is a summary of the material financial analyses performed and factors considered by Merrill Lynch. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis.

        With respect to the analysis of publicly traded companies and the analysis of transactions summarized below, such analyses reflect selected companies and transactions, and not necessarily all companies or transactions, that may be considered relevant in evaluating MacDermid or the merger. In addition, no company or transaction used as a comparison is either identical or directly comparable to MacDermid or the merger.

        The estimates of future performance of MacDermid in or underlying Merrill Lynch's analyses (those provided by MacDermid's management and those reflected in the sensitivity case) are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond MacDermid's control. Estimates of the financial value of companies do not purport to be appraisals or reflect the prices at which such companies actually may be sold.

        Merrill Lynch developed the sensitivity case with input from, and based on discussions with, the special committee, taking into account, among other things, MacDermid's historical financial performance and its prospective opportunities and challenges, as well as the projected growth rates and respective performances of select public companies. The sensitivity case incorporates revised assumptions versus the management case for revenue growth rates and operating margins for MacDermid's business segments. Overall, the sensitivity case resulted in a five year (2006 estimated to 2011 projected) compounded annual earnings per share growth rate of 12.6% for MacDermid, as compared to a five year compounded annual earnings per share growth rate of 18.4% in the management case. Select public companies considered by Merrill Lynch had an average projected long term earnings per share growth rate of 10.4% (the average estimate of Wall Street equity research analysts for the following respective companies as published by First Call as of December 14, 2006), and only one out of the nine select public companies considered by Merrill Lynch had a projected long term earnings per share growth rate in excess of 12.0%.

Company	Projected Long Term EPS Growth Rate
Albemarle	16.2%
Ferro	12.0%
EFI	10.9%
Rohm & Haas	10.8%
Lubrizol	9.8%
Chemtura	9.0%
HB Fuller	9.0%
Rockwood	8.5%
Cytec	7.0%

        The merger consideration to be paid per share of MacDermid common stock was determined through negotiation between the special committee on behalf of MacDermid and the Investor Group and the decision to enter into the merger was solely that of the Investor Group and MacDermid. The opinion and financial analyses of Merrill Lynch were one of a number of factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee of MacDermid with respect to the merger.

        A copy of Merrill Lynch's written presentation to the special committee of the MacDermid board of directors has been attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the merger. The written presentation will also be available for any interested MacDermid shareholder (or any representative of the shareholder who has been so designated in writing) to inspect and copy at our principal executive offices during regular business hours. Alternatively, you may inspect and copy the presentation at the office of, or obtain it by mail from, the SEC. See "Where You Can Find More Information."

        Summary of Imputed Share Values.    Merrill Lynch assessed the fairness of the per share merger consideration to the holders of shares of MacDermid common stock other than ParentCo and its affiliates, including the Investor Group by assessing the value of MacDermid using several methodologies, including an analysis of historical stock prices, a comparable companies analysis using valuation multiples from selected publicly traded companies, a discounted cash flow analysis, an analysis of the present value of a potential leveraged recapitalization, a leveraged buyout analysis and a comparable acquisitions analysis, each of which is described in more detail in the summaries set forth below. Each of these methodologies was used to generate imputed valuation ranges that were then compared to the per share merger consideration.

        The following table shows the ranges of imputed valuation per share of MacDermid common stock derived under each of these methodologies and whether the valuation range is based on the management case or the sensitivity case where applicable. The table should be read together with the more detailed summary of each of these valuation analyses as set forth below. The values in the analyses summarized below, other than the stock prices in the Historical Stock Price Analysis, have been rounded to the nearest $0.25.

	Imputed Valuation Per Share of Common Stock
	Management Case		Sensitivity Case
Valuation Methodology
	Minimum	Maximum	Minimum	Maximum
Historical Stock Price Analysis	$25.70	$34.90	$25.70	$34.90
Comparable Public Companies Analysis	$34.00	$39.00	$32.00	$36.50
Discounted Cash Flow Analysis	$36.00	$41.50	$29.25	$34.00
Leveraged Recapitalization Analysis at EBITDA multiple of 7.5x	$27.00	$36.50	$27.00	$31.25
Leveraged Recapitalization Analysis at EBITDA multiple of 8.6x	$32.00	$40.50	$32.00	$35.50
Leveraged Buyout Analysis	$33.25	$37.75	$29.75	$32.75
Comparable Acquisitions Analysis	$30.50	$39.25	$30.50	$39.25

        Historical Stock Price Analysis.    Merrill Lynch reviewed the closing high and closing low stock prices of MacDermid on the New York Stock Exchange for the 52 weeks ended September 1, 2006 (the last trading day prior to the public announcement of the Investor Group's proposal to acquire MacDermid), which were $34.90 and $25.70, respectively.

        Comparable Public Companies Analysis.    Merrill Lynch reviewed certain financial information of publicly traded companies that it deemed comparable to MacDermid. The comparable public companies were:

  •
  Rohm & Haas,

  •
  Albemarle,

  •
  Lubrizol,

  •
  Cytec Industries,

  •
  Chemtura,

  •
  Rockwood,

  •
  HB Fuller,

  •
  Electronics for Imaging,

  •
  Rogers,

  •
  Ferro,

  •
  Arch Chemicals,

  •
  Cabot Microelectronics, and

  •
  Schawk.

        No company used in the comparable public companies analysis possessed characteristics identical to those of MacDermid. Accordingly, an analysis of the results of the comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies, as well as other factors that could affect the public trading value of the selected companies and MacDermid. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data. Merrill Lynch based its analysis in part on projections and estimates provided by the management case as well as the projections and estimates reflected in the sensitivity case. Merrill Lynch performed this analysis to understand the range of estimated price to earnings, or P/E, ratio of these comparable public companies based upon market prices.

        Based in part on the multiples described above, Merrill Lynch derived indications of the aggregate value of MacDermid by applying multiples ranging from 14.0x to 16.0x to MacDermid's estimated 2007 earnings per share of $2.43 and $2.28 based on the management case and the sensitivity case, respectively. Merrill Lynch utilized these selected multiples after considering the current market conditions and the size and diversification of operations of the comparable public companies, among other things. The resulting indicated ranges of value were $34.00 to $39.00 in the management case and $32.00 to $36.50 in the sensitivity case, as compared in each case to the merger consideration of $35.00 per share.

        Discounted Cash Flow Analysis.    Merrill Lynch performed a discounted cash flow analysis of MacDermid as a stand-alone entity. Merrill Lynch calculated the discounted cash flow values for MacDermid as the sum of the present values of:

  •
  the estimated future unlevered free cash flows that MacDermid would generate for the fiscal year ending 2007 through the fiscal year ending 2011, and

  •
  the terminal value of MacDermid at the end of that period.

        The estimated future free cash flows were based on the management case as well as the estimates reflected in the sensitivity case for the years 2007 through 2011. The terminal value multiples for MacDermid were calculated based on projected 2011 EBITDA and a range of multiples from 7.0x to 8.0x, which equated to an implied perpetuity growth rate in 2011 of approximately 3.5% at the midpoint of this range. Merrill Lynch used discount rates ranging from 10.5% to 11.5% for MacDermid based on Merrill Lynch's judgment of the estimated weighted average cost of capital of MacDermid.

        Based on this analysis, Merrill Lynch derived ranges of implied values per share of MacDermid common stock of $36.00 to $41.50 in the management case and $29.25 to $34.00 in the sensitivity case, as compared in each case to the merger consideration of $35.00 per share.

        While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates, terminal multiples and discount rates. The valuation derived from the discounted cash flow analysis is not necessarily indicative of MacDermid's present or future value or results.

        Leveraged Recapitalization Analysis.    Merrill Lynch's leveraged recapitalization analysis of MacDermid was based on a hypothetical $575 million self-tender offer by MacDermid at a price of $37.00 per share of MacDermid common stock, or approximately 50% of MacDermid common stock outstanding following consummation of the tender offer. The analysis assumed an estimated pro forma total debt to 2006 EBITDA multiple of 5.75x.

        Merrill Lynch extrapolated the potential future share prices at the end of each year from 2006 to 2010 by applying the applicable EBITDA multiples considered as of the date of the opinion, and by applying an equity discount rate in the case of the 2007-2010 figures of 15.5% based on Merrill Lynch's judgment of the estimated cost of equity of the recapitalized MacDermid.

        These analyses resulted in ranges of theoretical blended present values per share of MacDermid common stock (a blended value of $37.00 in cash through the self-tender and the present value of the range of potential future stock prices noted above assuming pro rata shareholder participation in the self-tender) of $27.00 to $36.50 in the management case and $27.00 to $31.25 in the sensitivity case, in each case based on a current year enterprise value to unaffected EBITDA trading multiple of 7.5x as of September 1, 2006 (MacDermid's trading multiple on the last trading day prior to the announcement of the Investor Group's proposal to acquire MacDermid). Based on a current year enterprise value to EBITDA multiple of 8.6x (the unaffected EBITDA trading multiple adjusted for MacDermid's peers' average expansion of 14.1% from September 1, 2006 to December 14, 2006), these analyses resulted in a range of theoretical present values per share of MacDermid common stock of $32.00 to $40.50 in the management case and $32.00 to $35.50 in the sensitivity case. Merrill Lynch compared each of these ranges to the merger consideration of $35.00 per share.

        Leveraged Buyout Analysis.    Merrill Lynch performed a leveraged buyout analysis to ascertain the hypothetical price at which an acquisition of MacDermid would be attractive to a potential financial buyer. The analysis of the value of MacDermid in a leveraged buyout scenario was based upon the management case and the sensitivity case. Targeted five-year returns on equity of 20% to 30% and an exit multiple of 8.0x estimated 2011 EBITDA (the midpoint of a 7.0x - 9.0x EBITDA range), in each case, were assumed. Based on these assumptions, the resulting ranges of implied leveraged acquisition equity values were $33.25 to $37.75 per share in the management case and $29.75 to $32.75 in the sensitivity case, as compared in each case to the merger consideration of $35.00 per share.

        Comparable Transactions Analysis.    Using publicly available information, Merrill Lynch reviewed the multiples implied in certain change of control transactions involving companies participating in industries deemed to be comparable to MacDermid by Merrill Lynch. The review focused on selected consummated and proposed transactions between March 1998 and the date of the opinion. The proposed transactions not completed to date may not ultimately be consummated. Below is a list of the transactions:

Date	Target Name	Acquiror Name
Acquisitions of Specialty Chemicals Companies by Financial Sponsors
September 2006	GE Advance Materials	Apollo
October 2005	Perstorp AB	PAI Partners
February 2005	British Vista	Texas Pacific Group
July 2004	AZ Electronic Materials (Clariant)	Carlyle
July 2004	Borden Chemical	Apollo
April 2004	Dynamit Nobel Select Businesses	Rockwood
February 2004	Polypore	Warburg Pincus
December 2003	Celanese	Blackstone Group
November 2003	Resolution Performance Products	Apollo
November 2003	Krayton Polymers	Texas Pacific Group
September 2003	Nalco	Blackstone/Apollo/GS Capital
October 2002	Sigma-Kalon	Bain
September 2001	Cognis (Henkel)	Schroder Ventures/GS Capital
November 2000	BF Goodrich Performance Materials	AEA
September 2000	Laporte Selected Businesses	KKR
Acquisitions of Specialty Chemicals Companies by a Broader Group of Buyers
June 2006	Uniqema	Croda
May 2006	Engelhard	BASF
March 2006	Degussa Construction Chemicals	BASF
March 2005	Great Lakes	Crompton

October 2004	UCB Surface Specialties	Cytec
April 2004	Dynamit Nobel Select Businesses	Rockwood
April 2004	Noveon	Lubrizol
December 2003	Celanese	Blackstone Group
June 1999	Witco	Crompton & Knowles
February 1999	Morton	Rohm & Haas
April 1998	Courtaulds	Akzo Nobel
March 1998	Degussa	Hüls
Acquisitions of Electronics Chemicals Companies
October 2005	Arch Chemical Microelectronic Materials Business	Fuji Photo Film Co.
January 2005	Merck KGaA Electronic Chemicals Unit	BASF
July 2004	AZ Electronic Materials (Clariant)	Carlyle
June 2003	Ashland Electronics	Air Products
July 2002	ChemFirst	DuPont
October 2000	Applied Science & Techn.	MKS Instruments
June 2000	Dexter Electronics	Loctite (Henkel)
December 1999	Enthone-OMI	Cookson
September 1999	Align-Rite	Photronics
August 1999	Johnson Matthey Electronics	Allied Signal
July 1999	Isola Laminate Systems	Rütgers
December 1998	LeaRonal	Rohm & Haas
Acquisitions of Printing Companies
November 2005	Southern Graphic Systems	CVC
October 2005	Micro Inks	Huber Group
September 2005	Imagistics	Océ
April 2005	VUTEk	Electronics for Imaging
January 2005	Creo Inc.	Eastman Kodak
December 2004	Seven Worldwide	Schawk Inc.
March 2004	Phoenix	Continental
September 2001	PrimeSource Corporation	Fuji Photo Film
February 1999	Polyfibron Technologies	MacDermid

        Merrill Lynch performed this analysis to understand the range of multiples of EBITDA paid or proposed to be paid in these comparable transactions and estimate the comparable value of MacDermid. No company or transaction used as a comparison is either identical or directly comparable to MacDermid or the merger, except that MacDermid was also a party to the acquisition of Polyfibron Technologies by MacDermid. Accordingly, an analysis of the resulting multiples of the selected transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and the selected transactions and other factors that may have affected the selected transactions and/or affect the merger.

        The analysis showed that the mean multiple of transaction value (using equity value plus expected debt less cash at closing to measure transaction value) to EBITDA for the twelve months prior to the announcement of the transaction for the comparable transactions involving specialty chemicals companies by financial sponsors was 7.4x. The mean multiple of equity value to EBITDA for the twelve months prior to the announcement of the transaction for the comparable transactions involving specialty chemicals companies by a broader group of buyers was 9.3x. The mean multiple of equity value to EBITDA for the twelve months prior to the announcement of the transaction for the comparable transactions involving electronics chemicals companies was 10.0x. The mean multiple of equity value to EBITDA for the twelve months prior to the announcement of the transaction for the comparable transactions involving printing companies was 8.3x. Based in part on the foregoing multiples and qualitative judgments concerning differences between the characteristics of these transactions and the merger, Merrill Lynch derived indicative aggregate values of MacDermid by applying multiples ranging from 8.0x to 10.0x to MacDermid's 2006 estimated EBITDA. The resulting range of per share values based on the analysis of comparable transactions was $30.50 to $39.25 per share, as compared to the merger consideration of $35.00 per share.

        Miscellaneous.    Merrill Lynch is acting as financial advisor to the special committee in connection with the merger. Under the terms of its engagement, MacDermid has agreed to pay Merrill Lynch a customary fee for its financial advisory services, a significant portion of which is contingent upon completion of the merger. MacDermid has also agreed to reimburse Merrill Lynch for expenses reasonably incurred in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Merrill Lynch and certain related persons for various liabilities related to or arising out of its engagement, including liabilities arising under the federal securities laws. Merrill Lynch has, in the past, provided financial advisory and financing services to affiliates of the Investor Group or their predecessors, and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade securities of MacDermid for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        The special committee selected Merrill Lynch as its financial advisor in connection with the merger because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in similar transactions. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic alliances, competitive bids and private placements.

ParentCo and the Sponsors' Purpose and Reasons for the Merger

        The purpose of the merger for ParentCo and the Sponsors is to allow the Investor Group to own MacDermid and to bear the rewards and risks of such ownership after MacDermid common stock ceases to be publicly traded. The transaction has been structured by ParentCo and the Sponsors as a cash merger in order to provide MacDermid's current shareholders (other than the management participants with respect to their rollover shares) with cash for their shares of MacDermid common stock and to provide a prompt and orderly transfer of ownership of MacDermid in a single step, without the necessity of financing separate purchases of MacDermid common stock in a tender offer or implementing a second-step merger to acquire any shares of common stock not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.

Mr. Leever's Purpose and Reasons for the Merger

        Mr. Leever believes that, as a public company, the price of MacDermid common stock has not adequately reflected the value of MacDermid or its performance, reflecting an undue emphasis on short-term, quarter-to-quarter results. Accordingly, the primary purpose of the merger for Mr. Leever is to afford MacDermid greater operating flexibility, allowing management to concentrate on long-term growth. Moreover, Mr. Leever believes that taking MacDermid private will better enable MacDermid to incentivize a large group of management employees going forward, by allowing them to benefit from any long-term growth of MacDermid, which he expects will help motivate these employees and cause MacDermid to continue to prosper following the closing of the transactions. The merger also will enable MacDermid's shareholders, including Mr. Leever (with respect to a portion of his holdings), to realize immediately the value of their investments in MacDermid through their receipt of the per share merger consideration of $35.00 in cash. In addition, the merger will allow Mr. Leever, through his commitment to make a significant ongoing equity investment in the surviving corporation, and those members of MacDermid's management who invest in ParentCo or MergerCo, to benefit from any future long-term growth of MacDermid after its stock ceases to be publicly traded.

The Position of ParentCo, MergerCo and the Sponsors as to the Fairness of the Merger

        ParentCo and the Sponsors' views as to fairness of the proposed merger should not be construed as a recommendation to any shareholder as to how that shareholder should vote on the proposal to approve the merger agreement.

        ParentCo and the Sponsors attempted to negotiate the terms of a transaction that would be most favorable to themselves, and not to shareholders of MacDermid and, accordingly, did not negotiate the merger agreement with the goal of obtaining terms that were fair to such shareholders. Neither ParentCo nor the Sponsors participated in the deliberations of the special committee or the board of directors, regarding, or received advice from MacDermid's or the special committee's legal or financial advisors as to, the substantive and procedural fairness of the proposed merger. Neither ParentCo nor the Sponsors undertook any independent evaluation of the fairness of the proposed merger, nor did they engage a financial advisor for such purposes. ParentCo and the Sponsors believe, however, that the proposed merger is substantively and procedurally fair to unaffiliated shareholders of MacDermid based upon the same factors considered by Mr. Leever with respect to the fairness of the proposed merger to such shareholders. See "Special Factors—Position of Mr. Leever Regarding Fairness of the Merger." ParentCo and the Sponsors agree with the determinations and conclusions of Mr. Leever based on the reasonableness of these determinations and conclusions, which they adopt.

        The foregoing discussion of the information and factors considered and given weight by ParentCo and the Sponsors in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by ParentCo and the Sponsors. Neither ParentCo nor the Sponsors found it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the proposed merger. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.

The Position of Mr. Leever as to the Fairness of the Merger

        Because of Mr. Leever's participation in the transactions, Mr. Leever did not vote or otherwise participate in the deliberations of the special committee or the board of directors when the special committee voted to recommend, or the board of directors voted to approve, the merger agreement and, therefore, his views as to the fairness of the merger should not be construed as a recommendation to any shareholder as to how that shareholder should vote on the proposal to adopt the merger agreement. As disclosed under "—Interests of Certain Persons in the Merger," Mr. Leever has interests in the merger different from, and in addition to, those of the other shareholders of MacDermid.

        The unaffiliated shareholders of MacDermid were represented by the special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of the special committee's independent financial and legal advisors. Accordingly, Mr. Leever did not undertake a formal evaluation of the merger or engage a financial advisor for that purpose. Mr. Leever believes that the merger agreement and the merger are substantively and procedurally fair to the unaffiliated shareholders based upon his knowledge of MacDermid, as well as the factors considered by, and the findings of, the special committee and the board of directors with respect to the fairness of the merger to such unaffiliated shareholders. In particular, Mr. Leever noted that the Investor Group's per share merger consideration of $35.00 represented a premium of approximately 21% to the closing market price of MacDermid common stock on September 1, 2006, the last trading day before the public announcement of the Investor Group's initial proposal and a premium of 28% over the 30-day trading average on September 1, 2006. In addition, Mr. Leever considered the fact that the special committee received an opinion from Merrill Lynch to the effect that, as of December 15, 2006, and based upon and subject to the various considerations and assumptions described in the opinion, the $35.00 price per share to be received by the unaffiliated shareholders was fair, from a financial point of view, to such shareholders (see "Special Factors—Reasons for the Merger, Recommendation of the

Special Committee and of the MacDermid Board of Directors; Fairness of the Merger" and "Special Factors—Opinion of Financial Advisor"). Mr. Leever also agrees with the determinations and conclusions of the special committee and the board of directors based on the reasonableness of those determinations and conclusions, which he adopts (see "Special Factors—Reasons for the Merger, Recommendation of the Special Committee and of the MacDermid Board of Directors; Fairness of the Merger").

        While Mr. Leever is a director of MacDermid, because of his differing interests in the merger, he did not serve on the special committee, nor did he participate in the negotiation of the merger agreement, the special committee's evaluation of the merger agreement and the merger or the board of directors' evaluation or approval of the merger agreement and the merger. For these reasons, Mr. Leever does not believe that his interests in the merger influenced the decision of the special committee or the board of directors with respect to the merger agreement or the merger.

        The foregoing discussion of the information and factors considered and given weight by Mr. Leever in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by Mr. Leever. Mr. Leever did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching his position as to the fairness of the merger agreement and the merger. Mr. Leever believes that these factors provide a reasonable basis for his belief that the merger is fair to the unaffiliated shareholders.

Certain Effects of the Merger

        If the merger agreement is adopted by MacDermid's shareholders and certain other conditions to the closing of the merger are either satisfied or waived, MergerCo will be merged with and into MacDermid, with MacDermid being the surviving corporation.

        Upon the consummation of the merger, each share of MacDermid common stock issued and outstanding immediately prior to the effective time of the merger (other than the rollover shares, shares held in the treasury of MacDermid, owned by MergerCo or ParentCo or any directly or indirectly owned subsidiary of the foregoing immediately prior to the effective time of the merger or held by shareholders who are entitled to and who properly exercise appraisal rights under Connecticut Law) will be converted into the right to receive $35.00 in cash, without interest and less any applicable withholding taxes. Upon the consummation of the merger, all outstanding options to acquire MacDermid common stock will become fully vested and immediately exercisable and all such options not exercised prior to the merger will be cancelled and converted into a right to receive a cash payment equal to the number of shares of MacDermid common stock underlying the options multiplied by the amount (if any) by which $35.00 exceeds the option exercise price, without interest and less applicable withholding taxes (see "The Merger Agreement—Treatment of Stock Options and Restricted Stock").

        Following the merger, the entire equity in the surviving corporation will ultimately be owned by the Investor Group and any additional investors the Investor Group permits to invest in the transaction. If the merger is completed, the Investor Group and any additional investors that the Investor Group permits to invest in the transaction will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting MacDermid following the merger. Similarly, the Investor Group and any investors that the Investor Group permits to invest in the transactions will also bear the risks of ongoing operations, including the risks of any decrease in our value after the merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under "—Sources and Amounts of Funds; Financing for the Merger."

        If the merger is completed, MacDermid's unaffiliated shareholders will have no interest in MacDermid's net book value or net earnings. The table below sets forth the direct and indirect interests in MacDermid's net book value and net earnings of Mr. Leever and funds managed by the Investor Group prior to and immediately after the merger, based upon the net book value of MacDermid at September 30, 2006 and the net income of MacDermid for the nine months ended September 30, 2006. Following the merger, the entire interest in MacDermid's net book value and net income that is not ultimately held by Mr. Leever or the other management participants will be held directly or indirectly by the Sponsors and any additional investors that the Sponsors permit to invest in the transactions.

	Ownership Prior to the Merger(1)				Ownership After the Merger(2)
	Net Book Value		Earnings		Net Book Value		Earnings
	$ in thousands	%	$ in thousands	%	$ in thousands	%	$ in thousands	%(3)
Daniel Leever(4)	$11,506	2.89%	$1,211	2.89%	$21,779	5.47%	$2,292	5.47%
Private equity funds managed by CSC(4)	N/A	N/A	N/A	N/A	$321,982	80.87%	$33,888	80.87%
Private equity funds managed by Weston Presidio(4)	N/A	N/A	N/A	N/A	$54,387	13.66%	$5,724	13.66%

(1)
Based upon beneficial ownership as of December 19, 2006, including (a) 8,285 shares held in Trust for Mr. Leever's son, (b) 135,668 shares held by Trust/Foundation for which Mr. Leever is Trustee and (c) 152,972 shares held under an ERISA Plan, and excluding (x) 5,463 shares held by Mr. Leever's wife as to which Mr. Leever disclaims beneficial ownership and (y) any options (whether or not exercisable), and MacDermid's net book value at September 30, 2006 and net income for the nine months ended September 30, 2006.

(2)
Based upon the agreed upon equity investments (including Mr. Leever's contribution of proceeds received in connection with the merger with respect to his disposition of restricted stock and options) and MacDermid's net book value at September 30, 2006, and net income for the nine months ended September 30, 2006, and without giving effect to any additional indebtedness to be incurred in connection with the merger.

(3)
Calculation of percentages does not give effect to any investment by certain other members of MacDermid's senior management in the transactions. See "Special Factors—Interests of Certain Persons in the Merger."

(4)
Based upon current equity commitments and subject to reduction to the extent that other members of MacDermid's management invest in transactions. See "Special Factors—Source and Amount of Funds; Financing for the Merger."

        In connection with the merger, certain of MacDermid's management will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of MacDermid's shareholders generally, as described in more detail under "—Interests of Certain Persons in the Merger." The incremental benefits are expected to include the right of certain executive officers and other management participants to make an equity investment in ParentCo and to participate in an option plan of the surviving corporation, in each case on terms that have not yet been finalized. A detriment to such members of management is that their new shares would not be listed on a securities exchange and such shares will be highly illiquid without an active public trading market for such securities. The shares would also be subject to a shareholders agreement restricting the ability of such holders to sell their shares. Additional incremental benefits to certain of MacDermid's management include, among others, continuing as executive officers of the surviving corporation and the anticipated execution of employment and related agreements with the surviving corporation or its affiliates. Furthermore, it is contemplated that Mr. Leever will continue as the Chief Executive Officer of the surviving corporation or its ultimate ParentCo entity.

        Additional incremental benefits to Mr. Leever include receiving tax-free treatment (other than with respect to any cash received by Mr. Leever in the merger) with respect to the contribution of shares of MacDermid common stock in the transactions pursuant to the rollover commitment letter discussed under "Special Factors—Interests of Certain Persons in the Merger."

        MacDermid common stock is currently registered under the Exchange Act and is quoted on the New York Stock Exchange under the symbol "MRD." As a result of the merger, MacDermid will be a privately held corporation and there will be no public market for its common stock. After the merger, MacDermid common stock will cease to be quoted on the NYSE and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of MacDermid common stock under the Exchange Act will be terminated.

        The certificate of incorporation of MacDermid will be amended as of the effective time of the merger to be the certificate of incorporation of MergerCo. In addition, the bylaws of MergerCo, as in effect immediately prior to the effective date of the merger, will be the bylaws of the surviving corporation after the effective time of the merger (other than provisions relating to indemnification and advancement of expenses, which will not be amended). A copy of the surviving corporation's certificate of incorporation and bylaws, as they will be in effect immediately following the merger, will be furnished to any MacDermid shareholder on request and without cost.

  Directors and Management of the Surviving Corporation

        At the effective time of the merger, the directors of MergerCo immediately prior to the effective time of the merger will be directors of the surviving corporation. It is further contemplated that the officers of MacDermid immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Plans for MacDermid After the Merger

        It is expected that, upon consummation of the merger, the operations of MacDermid will be conducted substantially as they currently are being conducted except that MacDermid common stock will cease to be publicly traded. Following the consummation of the merger, the registration of MacDermid common stock and reporting obligations under the Exchange Act with respect to MacDermid common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, MacDermid common stock will no longer be listed on any exchange or quotation system, including the NYSE, and price quotations will no longer be available. MacDermid will not be subject to the obligations and constraints, and the related direct and indirect costs associated with having publicly traded equity securities.

        The Investor Group has advised MacDermid that it does not have any current plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving MacDermid's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. We expect that following the merger, MacDermid's management and the Investor Group will continuously evaluate and review MacDermid's business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of MacDermid, and may undertake any of the foregoing actions if they are deemed desirable at any time following the closing of the merger. The Investor Group expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

        If the merger agreement is not adopted by MacDermid's shareholders or if the merger is not completed for any other reason, the shareholders will not receive any payment for their shares in connection with the merger. Instead, MacDermid will remain an independent public company and MacDermid common stock will continue to be listed and traded on the New York Stock Exchange. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that MacDermid's shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the specialty chemical manufacturing industry on which MacDermid's business largely depends, and general industry, economic, regulatory and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of MacDermid common stock. From time to time, MacDermid's board of directors will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of MacDermid and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholders' value. If the merger agreement is not adopted by MacDermid's shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to MacDermid will be offered, or that the business, prospects or results of operations of MacDermid will not be adversely impacted.

        In addition, in the limited circumstances described below under "Fees and Expenses," MacDermid will be required to pay at the direction of ParentCo a termination fee of $33 million, or in certain circumstances, to reimburse MergerCo's out-of-pocket expenses of up to $5 million.

Interests of Certain Persons in the Merger

        In considering the recommendations of the special committee and the board of directors with respect to the merger, you should be aware that some of MacDermid's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The special committee and the board of directors were aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

  Interests of Mr. Silvestri

        Mr. Silvestri, one of our directors and a managing partner of a member of the Investor Group, Court Square Capital Partners II, L.P., owns 155,176 shares of MacDermid common stock and options to purchase 60,563 shares of MacDermid common stock. It is expected that Mr. Silvestri will be provided an opportunity to invest in ParentCo by contributing to ParentCo shares of MacDermid common stock in exchange for equity securities of ParentCo in connection with the consummation of the merger. However, no decision has been made regarding the amount of Mr. Silvestri's investment, if any.

  Interests of Mr. Leever and Senior Management

        Mr. Leever entered into a letter agreement with ParentCo pursuant to which he agreed to contribute 457,553 shares of MacDermid common stock to ParentCo in exchange for equity securities of ParentCo. The shares contributed by Mr. Leever will be valued at $35.00 per share for purposes of this contribution. In addition, pursuant to the letter agreement, Mr. Leever agreed to contribute $3,985,645 of his proceeds in connection with the merger with respect to the disposition of restricted stock and options in exchange for equity securities of ParentCo.

        Prior to the completion of the merger, other current members of MacDermid's senior management, consisting of the executive officers of MacDermid other than Mr. Leever, are expected to be provided an opportunity to invest in ParentCo by contributing to ParentCo shares of MacDermid common stock in exchange for equity securities of ParentCo or otherwise purchasing equity securities of ParentCo in connection with the consummation of the merger. As of the date of this proxy statement, no decision has been made regarding which additional members of senior management, if any, will become management participants and the amount of their respective investments, if any. It is currently expected that the management participants will fund their investment in ParentCo by either rolling over their shares of MacDermid common stock in exchange for equity of ParentCo or by using the proceeds received in the merger for their outstanding stock options and restricted stock to purchase equity of ParentCo. If the management participants elect to rollover their shares of MacDermid common stock, they will not receive the merger consideration of $35.00 for such rollover securities.

        Immediately following the consummation of the merger, it is currently expected that Mr. Leever will own approximately 5% of the outstanding voting securities of ParentCo. The equity investment by the management participants, excluding Mr. Leever, in ParentCo is currently expected to represent, in the aggregate, less than 1% of the outstanding voting securities of ParentCo as of the closing of the merger.

        Upon completion of the merger, ParentCo is also expected to adopt a management equity incentive plan pursuant to which members of MacDermid's current and future management will be allowed to invest in ParentCo equity securities. It is contemplated that these investments will be allowed on a discretionary basis in the ordinary course of business.

  Governance of MergerCo and ParentCo Prior to the Merger

        Pending consummation of the merger, the Investor Group has agreed to consult with each other in advance of taking action which could reasonably be expected to result in a change to the terms of the merger agreement. Agreement of the Investor Group is required to amend the merger agreement, to waive or deem to be satisfied any condition to the closing of the merger, or to make any determinations with respect to debt financing.

        In connection with the merger, ParentCo has the right to seek to enforce any investor's equity commitment. In addition, Court Square Capital Partners II, L.P. has the right to seek to enforce Mr. Leever's equity commitment on behalf of ParentCo. None of MergerCo, ParentCo, or any investor may enforce any investor's equity commitment except as described in the preceding sentence.

  Security Holders' Agreement and Post-Closing Governance

        It is anticipated that upon consummation of the Merger, each member of the Investor Group and any other management participant will enter into a security holders' agreement and other documentation relating to the management of ParentCo and MacDermid after the merger. The security holders' agreement is expected to include terms relating to the governance and future liquidity of equity holdings in ParentCo.

  Compensation Arrangements with Mr. Leever and Senior Management

        As of the date of this proxy statement, no member of our management, including Mr. Leever, has entered into any agreement, arrangement or understanding with ParentCo, MergerCo, Court Square Capital Partners II, L.P., Weston Presidio V, L.P. or their affiliates regarding employment with the surviving corporation, and no member of our management, other than Mr. Leever, has entered into any agreement, arrangement or understanding with ParentCo, MergerCo, Court Square Capital Partners II, L.P., Weston Presidio V, L.P. or their affiliates regarding the right to purchase or participate in the equity of, the surviving corporation. Although we believe certain members of our management team may enter into new arrangements with the surviving corporation, Court Square Capital Partners II, L.P., Weston Presidio V, L.P. or their affiliates regarding the right to purchase or participate in the equity of the surviving corporation, such matters would be subject to negotiations and discussion. Any such new arrangements would be expected to be entered into prior to the completion of the merger.

  Treatment of Stock Options and Restricted Stock

        If the merger is completed, unless otherwise agreed between a holder and ParentCo, all outstanding options to purchase shares of MacDermid common stock not exercised prior to the merger will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of MacDermid common stock underlying the options multiplied by the amount (if any) by which $35.00 exceeds the option exercise price, without interest and less any applicable withholding taxes. Any unvested stock options that are subject to a performance multiplier will be deemed to have achieved the performance multiplier at the maximum level.

        If the merger is completed, unless otherwise agreed between a holder and ParentCo, all shares of restricted stock will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of restricted stock, in each case multiplied by $35.00, without interest and less any applicable withholding taxes.

        We estimate the amounts that will be payable to each MacDermid named executive officer in settlement of stock options and restricted stock as follows: Mr. Leever, $15,009,260, Mr. Bolingbroke, $127,364, Mr. Cordani, $127,364 and Mr. Monteiro, $33,925. We estimate the aggregate amount that will be payable to all directors and executive officers in settlement of stock options and restricted stock to be $17,119,269. As described above under "—Interests of Mr. Leever and Senior Management," Mr. Leever has agreed to contribute $3,985,645 of his proceeds in settlement of stock options and restricted stock (as well as contribute 457,553 shares of MacDermid common stock) for equity securities of ParentCo.

  Severance Agreements/Change of Control

        Each of Messrs. Bolingbroke, Cordani and Monteiro is party to a severance agreement with MacDermid that would provide benefits to the executive in the event the executive's employment is involuntarily terminated within two years of a change of control of MacDermid, such as the proposed merger.

        Pursuant to the agreements, in the event of an involuntary termination of employment within two years of a change of control, the executive will receive severance equal to two years' base salary and cash bonus, based upon the then most recent two-year period.

        Assuming that the current severance agreements remain in effect, that the merger is completed during 2007 and that thereafter each executive officer's employment is involuntarily terminated on that date, the estimated cost of the cash severance benefits described above would be as follows: Mr. Bolingbroke, $602,500, Mr. Cordani, $594,766, and Mr. Monteiro, $303,000.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) who receive cash in the merger in exchange for shares of MacDermid common stock. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. The discussion is based on the Internal Revenue Code of 1986, as amended, applicable current and proposed U.S. Treasury regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. The discussion applies only to shareholders who hold shares of MacDermid common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to our shareholders in light of their particular circumstances, or that may apply to holders that are subject to special treatment under U.S. federal income tax laws (including, for example, non-U.S. holders (as defined below), insurance companies, tax-exempt organizations, financial institutions, broker-dealers, traders in securities who elect to mark their securities to market, mutual funds, real estate investment trusts, S corporations, shareholders subject to the alternative minimum tax, persons who validly exercise appraisal rights, partnerships or other pass-through entities and persons holding shares of MacDermid common stock through a partnership or other pass-through entity, persons who acquired shares of MacDermid common stock in connection with the exercise of employee stock options or otherwise as compensation, United States expatriates and shareholders who hold shares of MacDermid common stock as part of a hedge, straddle, constructive sale or conversion transaction). The discussion does not address any aspect of state, local or foreign tax laws.

        For purposes of this summary, a "U.S. holder" is a holder of shares of MacDermid common stock, who or that is, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States,

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  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

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  an estate the income of which is subject to U.S. federal income tax regardless of its source, or

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  a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes.

        A "non-U.S. holder" is a person (other than a partnership) that is not a U.S. Holder.

        If shares of MacDermid common stock are held by a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of MacDermid common stock and partners in such partnerships are urged to consult their own tax advisors regarding the tax consequences to them of the merger.

        The receipt of cash for shares of MacDermid common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a U.S. holder who surrenders shares of MacDermid common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in exchange for such shares and the U.S. holder's adjusted tax basis in such shares. Gain or loss will be determined separately with respect to each block of MacDermid common stock (i.e., shares acquired at the same cost in a single transaction) exchanged in the merger. Such gain or loss will be long-term capital gain or loss provided that a U.S. shareholder's holding period for such shares is more than one year at the time of completion of the merger. Long-term capital gains recognized by U.S. holders that are individuals will generally be subject to a tax at preferential rates. There are limitations on the deductibility of capital losses.

        Under the Internal Revenue Code, a U.S. holder of MacDermid common stock (other than a corporation or other exempt recipient) may be subject, under certain circumstances, to information reporting on the cash received in the merger. Backup withholding at a rate of 28% also may apply with respect to the amount of cash received in the merger, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number (or properly certifies that the U.S. holder is awaiting a taxpayer identification number) and otherwise complies with applicable requirements of the backup withholding rules. Each of our U.S. holders and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Any amounts withheld from a U.S. holder's proceeds under the backup withholding rules will generally be allowed as a refund or a credit against such U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        The United States federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult its own tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger, including the application of state, local and foreign tax laws.

Source and Amount of Funds; Financing for the Merger

        MacDermid and the Investor Group estimate that the total amount of funds necessary to complete the merger and the related transactions will be approximately $1.5 billion, which includes the cash to be paid to MacDermid's shareholders and holders of other equity-based interests as well as related fees and expenses in connection with the merger, the financing arrangements and the related transactions. These payments are expected to be funded by a combination of equity contributions by the investors in ParentCo (or their affiliates) and debt financing, as well as available cash of MacDermid. ParentCo and MergerCo have obtained equity and debt financing commitments for the transactions contemplated by the merger agreement.

  Equity Financing

        The Sponsors have committed to contribute an aggregate of $346 million in cash directly or indirectly to ParentCo. Mr. Leever has agreed to contribute up to approximately 302,553 shares of common stock held directly by Mr. Leever and 155,000 shares of common stock held in MacDermid's 401(k) plan (having an aggregate value of approximately $16.01 million) directly or indirectly to ParentCo. Mr. Leever has also agreed to contribute proceeds received in connection with the disposition of restricted stock and options in the merger with an aggregate value of $3,985,645 directly or indirectly to ParentCo. In addition, certain other members of MacDermid's management may be offered the opportunity to invest in MergerCo or ParentCo.

        Each of the equity commitment letters provides that the equity funds will be contributed at the closing of the merger to fund a portion of the total merger consideration, pursuant to and in accordance with the merger agreement and, subject to the termination right in such letters described below, to satisfy any liabilities or obligations of ParentCo arising out of or in connection with any breach by ParentCo or MergerCo of their obligations under the merger agreement. Each of the equity commitments is generally subject to the satisfaction of the conditions to ParentCo's obligations to effect the closing under the merger agreement. Each of the equity commitment letters will terminate upon the consummation of the merger or upon the termination of the merger agreement. MacDermid is not a party to, or a beneficiary of, the equity commitment letters.

  Limited Guarantees

        The Sponsors have collectively agreed to guarantee specified payment obligations of ParentCo and MergerCo under the merger agreement up to a maximum of $33,000,000 in the aggregate ($28,050,000 by Court Square Capital Partners II, L.P. and $4,950,000 by Weston Presidio V, L.P.). The Sponsors have also guaranteed the reimbursement of certain expenses incurred by MacDermid in connection with the debt financing, and the reimbursement of certain payments of interest on termination fees payable to MacDermid. Each of the Sponsors' limited guarantees will terminate upon the deposit of the merger consideration with the exchange agent in connection with the consummation of the merger or upon the first anniversary of any termination of the merger agreement.

  Debt Financing

        MergerCo has received a debt commitment letter, dated as of December 15, 2006, from Credit Suisse ("CS"), Credit Suisse Securities (USA) LLC ("CS Securities" and, together with CS and their respective affiliates, "Credit Suisse"), Goldman Sachs Credit Partners L.P. (together with its affiliates, "GSCP"), Bear, Stearns & Co. Inc. ("Bear, Stearns & Co."), Bear Stearns Corporate Lending Inc. ("BSCL" and, together with Bear, Stearns & Co., "Bear Stearns"), CIBC Inc., CIBC World Markets

Corp. ("CIBC WM" and, together with CIBC Inc. and their respective affiliates, "CIBC"), RBS Securities Corporation ("RBSS"), The Royal Bank of Scotland plc ("RBS plc" and, together with RBSS, "RBS" and, together with Credit Suisse, GSCP, Bear Stearns and CIBC, the "Debt Financing Sources") to provide the following, subject to the conditions set forth therein:

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  to MergerCo, and after closing of the merger, MacDermid, up to $560 million of senior secured credit facilities, for the purpose, in the case of the term facility, of financing the merger, repaying or refinancing certain existing indebtedness of MacDermid and its subsidiaries, paying fees and expenses incurred in connection with the merger and, in the case of the revolving facility, for other general corporate purposes of MacDermid; and

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  to MergerCo and after the closing of the merger, MacDermid, up to $250 million under a senior bridge facility and up to $215 million under a senior subordinated bridge facility, in each case, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of MacDermid and its subsidiaries and paying fees and expenses incurred in connection with the merger.

        The debt commitments of the Debt Financing Sources will be allocated among the Debt Financing Sources as follows: (a) CS 54%, (b) GSCP 22%, (c) BSCL 11%, (d) CIBC Inc. 11% and (e) RBS plc 2%, in each case, upon the terms and subject to the conditions set forth in the debt commitment letter. Notwithstanding the foregoing, prior to January 20, 2007, MergerCo may either (i) bring one or more additional financial institutions into the debt commitments that commit to provide an aggregate of up to 4% of the principal amount of each of the senior secured credit facilities, the senior bridge facility and the senior subordinated bridge facility, (ii) reallocate among CS, GSCP, BSCL, CIBC Inc. and/or RBS plc debt commitments in an aggregate amount not to exceed 4% of the principal amount of each of the senior secured credit facilities, the senior bridge facility and the senior subordinated bridge facility or (iii) implement a combination of the actions described in clauses (i) and (ii) of this sentence with respect to debt commitments in an aggregate amount not to exceed 4% of the principal amount of each of the senior secured credit facilities, the senior bridge facility and the senior subordinated bridge facility, in which event, with respect to clauses (i), (ii) and (iii) of this sentence, the respective Debt Financing Sources' debt commitments in respect of each of the senior secured credit facilities, the senior bridge facility and the senior subordinated bridge facility will be reduced by not more than 4% in the aggregate, in a manner reasonably determined by MergerCo).

        The debt commitments expire on May 31, 2007. The documentation governing the senior secured credit facilities, the senior bridge facility and the senior subordinated bridge facility has not been finalized and, accordingly, the actual terms of such facilities may differ from those described in this proxy statement.

  Conditions Precedent to the Debt Commitments

        The commitments to provide the bank financing are subject to a number of customary conditions for financings of these types, including the following:

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  the completion of the merger in accordance with the terms of the merger agreement and applicable law, and the absence of any amendment or modification to the merger agreement in any manner materially adverse to the lenders without the consent of the certain Debt Financing Sources,

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  execution and delivery of definitive documentation,

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  the absence of a material adverse effect (as "material adverse effect" is defined in the merger agreement) on MacDermid since December 31, 2005,

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  the payment and discharge in full of all of MacDermid's existing debt,

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  receipt by the Debt Financing Sources of certain financial statements of MacDermid, and the satisfaction by MacDermid of certain financial ratios,

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  receipt by the Debt Financing Sources of customary certificates, opinions and other closing documents, and the payment of fees and expenses of the Debt Financing Sources,

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  with respect to the senior secured credit facilities, MergerCo's prior receipt of (i) not less than $250,000,000 in gross cash proceeds from either (a) the issuance of senior notes in a private placement or (b) the borrowings under the senior bridge facility and (ii) not less than $215,000,000 in gross cash proceeds from either (a) the issuance of the senior subordinated notes in a private placement or (b) the borrowings under the senior subordinated bridge facility, and

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  with respect to the bridge facilities, the effectiveness of the senior secured credit facilities and MergerCo having borrowed on the closing date of the merger not more than $510,000,000 thereunder.

  Senior Secured Credit Facilities

        General.    The borrower under the senior secured credit facilities will be MergerCo, initially, and following completion of the merger will be MacDermid.

        The senior secured credit facilities will be comprised of a $510 million senior secured term loan facility with a term of seven years and a $50 million senior secured revolving credit facility with a term of six years. The term loan facility will permit MacDermid to borrow not more than $100 million in additional term loans. The revolving facility will permit the issuance of letters of credit and swingline loans. No alternative financing arrangements or alternative financing plans have been made in the event that the senior secured credit facilities are not available as anticipated.

        CS Securities, GSCP, CIBC WM and Bear, Stearns & Co. have been appointed as joint bookrunners for the senior secured credit facilities. CS Securities and GSCP have been appointed as joint lead arrangers for the senior secured credit facilities. GSCP has been appointed as syndication agent for the senior secured credit facilities. CIBC WM and Bear Stearns & Co. have been appointed as co-documentation agents for the senior secured credit facilities. RBSS has been appointed as senior co-managing agent for the senior secured credit facilities.

        Interest Rate and Fees.    Loans under the senior secured credit facilities are expected to bear interest, at the borrower's option, at (1) if the corporate ratings of the borrower is at least B1 by Moody's and B+ by S&P, in each case with no negative outlook, a rate equal to (a) the London interbank offered rate ("LIBOR") plus 2.75% or (b) the alternative base rate (equal to the higher of the federal funds effective rate plus 0.50% and Credit Suisse's prime rate) plus 1.75%, or (2) if the corporate ratings of the borrower is less than B1 by Moody's and B+ by S&P, a rate equal to (a) LIBOR plus 3.00% or (b) the alternative base rate (equal to the higher of the federal funds effective rate plus 0.50% and Credit Suisse's prime rate) plus 2.00%. After the closing date of the merger, the applicable margins will be subject to reduction only pursuant to a leverage-based pricing grid.

        Upon the initial funding of the senior secured credit facilities, ParentCo has also agreed to pay an underwriting and arrangement fee to the Debt Financing Sources. In addition, MacDermid will pay ongoing customary commitment fees (subject to changes based on leverage) and letter of credit fees under the revolving credit facilities.

        Prepayments and Amortization.    The borrower will be permitted to make voluntary prepayments in minimum principal amounts to be agreed upon of the term loans at any time, without premium or penalty. The borrower also will be required to make mandatory prepayments of term loans with (1) net cash proceeds of non-ordinary course asset sales (subject to reinvestment rights), (2) issuances of debt (other than permitted debt), (3) a percentage of the surviving corporation's excess cash flow (to be defined) and (4) a percentage of the net cash proceeds of the issuances of equity securities of ParentCo and its subsidiaries (subject to agreed upon exceptions). The loans under the term facility are expected to be repaid in quarterly installments in aggregate annual amounts (with the installments within each such year being equal in amount) for each year following the closing date of the merger equal to 1% of the original principal amount thereof, with the balance payable on the final maturity date of such term loans. The term loans may not be reborrowed.

        Guarantors.    All obligations under the senior secured credit facilities will be guaranteed by ParentCo and by each existing and future, domestic and, to the extent no adverse tax consequences to the borrower would result therefrom, foreign subsidiary of MacDermid.

        Security.    The obligations of the borrower and the guarantors under the senior secured credit facilities will be secured, subject to permitted liens and other agreed upon exceptions, by a first-priority lien on all the capital stock of MacDermid and the capital stock held by MacDermid and each guarantor of such facilities (limited, in the case of foreign subsidiaries, to 65% of the voting capital stock of such subsidiaries) and by substantially all present and future assets of MacDermid and each such guarantor, in each case to the extent otherwise permitted by applicable law or contract.

        Other Terms.    The senior secured credit facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and acquisitions, prepayments of subordinated indebtedness and certain other indebtedness, liens, transactions with affiliates, and dividends and other distributions. The senior secured credit facilities will also include customary events of default, including a change of control (to be defined).

  Senior and Subordinated Notes

        MergerCo is expected to issue in a private placement up to $250 million aggregate principal amount of senior notes and up to $215 million aggregate principal amount of senior subordinated notes. MergerCo is expected to offer the notes to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to other purchasers pursuant to other applicable exemptions under the Securities Act.

  Bridge Facilities

        If the offering of senior notes by MergerCo is not completed on or prior to the closing date of the merger, the Debt Financing Sources have committed to provide up to $250 million in loans under a senior bridge facility to MergerCo. Also, if the offering of the senior subordinated notes by MergerCo is not completed on or prior to the closing date of the merger, the Debt Financing Sources have committed to provide up to $215 million in loans under a senior subordinated bridge facility to MergerCo. After consummation of the merger, MacDermid will be the borrower under each of the bridge facilities. The obligations of the borrower and the guarantors under each of the bridge facilities will be guaranteed by ParentCo and each subsidiary of MacDermid which is a guarantor of the senior secured credit facilities provided that the obligations of the borrower and the guarantors under the senior subordinated bridge facility will be guaranteed on a senior subordinated basis.

        If the senior bridge loans are not paid in full on or before the first anniversary of the closing date of the merger, the senior bridge loans will be automatically converted into senior term loans due on the date that is seven years and six months from the closing date of the merger. At any time on or after the conversion of the senior bridge loans into senior term loans, the holders of the outstanding senior term loans may choose to exchange such senior term loans in whole or part for senior exchange notes having an equal principal amount.

        If the senior subordinated bridge loans are not paid in full on or before the first anniversary of the closing date of the merger, the senior subordinated bridge loans will be automatically converted into senior subordinated term loans due on the date that is eight years from the closing date of the merger. At any time on or after the conversion of the senior subordinated bridge loans into senior subordinated term loans, the holders of the outstanding senior subordinated term loans may choose to exchange such senior subordinated term loans in whole or part for senior subordinated exchange notes having an equal principal amount.

        The senior bridge loans are expected to bear interest initially at an annual rate equal to LIBOR plus 4.0%. However, if the senior bridge loans are not repaid in full within six months following the closing date of the merger, the applicable interest rate otherwise in effect will increase by 0.50% and shall thereafter increase by an additional 0.50% at the end of each subsequent three-month period for so long as the bridge loans are outstanding, up to a maximum interest rate of 10.125% per year. Interest is payable quarterly in arrears.

        The senior subordinated bridge loans are expected to bear interest initially at an annual rate equal to LIBOR plus 5.25%. However, if the senior subordinated bridge loans are not repaid in full within six months following the closing date of the merger, the applicable interest rate otherwise in effect will increase by 0.50% and shall thereafter increase by an additional 0.50% at the end of each subsequent three-month period for so long as the senior subordinated bridge loans are outstanding, up to a maximum interest rate of 12% per year. Additionally, if the senior subordinated bridge facility is not rated B- or better by S&P and B3 or better by Moody's, in each case with no negative outlook, then both the initial interest rate and the maximum interest rate shall be increased by 0.25%. Interest is payable quarterly in arrears.

        CS Securities, GSCP, CIBC WM and Bear, Stearns & Co. have been appointed as joint bookrunners for each of the bridge facilities. CS Securities and GSCP have been appointed as joint lead arrangers for each of the bridge facilities. GSCP has been appointed as syndication agent for each of the bridge facilities. CIBC WM and Bear Stearns & Co. have been appointed as co-documentation agents for each of the bridge facilities. RBSS has been appointed as senior co-managing agent for each of the bridge facilities.

Fees and Expenses

        MacDermid estimates that if the merger is completed, the fees and expenses incurred by MacDermid in connection with the merger will be approximately as follows:

Description	Amount
Financial advisory fee
Legal fees and expenses
Proxy solicitation fees		7,500.00
SEC filing fees		117,392.75
Printing and mailing costs
Miscellaneous

Total	$

        In addition, it is expected that ParentCo will incur approximately $50 million of financing costs, as well as legal and other advisory fees.

        In general, all expenses incurred by a party to the merger agreement will be paid by that party (except for certain expenses incurred by MacDermid in connection with the debt financing, as described above in "—Source and Amount of Funds; Financing for the Merger"). However, if the merger agreement is terminated in certain circumstances, we may be required to reimburse certain expenses of MergerCo and ParentCo up to $5 million or to pay a termination fee of $33 million (less any reimbursement of expenses previously paid). In addition, if the merger agreement is terminated in certain other circumstances, ParentCo may be required to pay us a termination fee of $33 million. If MacDermid or MergerCo fails to pay any termination fee when due, it will be obligated to pay interest on such fee as well as the costs and expenses (including legal fees) incurred in connection with any action to collect payment of the fee. See "The Merger Agreement—Fees and Expenses" for more information.

Regulatory Approvals

        Under the Hart-Scott-Rodino Act, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification and report forms with the FTC and the Antitrust Division by MacDermid and ParentCo, unless a request for additional information and documentary material is received from the FTC or the Antitrust Division or unless early termination of the waiting period is granted. The parties filed their respective notification and report forms with the FTC and the Antitrust Division under the Hart-Scott-Rodino Act on December 22, 2006, and the FTC granted early termination of the waiting period under the Hart-Scott-Rodino Act effective January 9, 2007.

        The parties also derive revenues in a number of other jurisdictions where merger control filings or approvals may be required or advisable in connection with the completion of the merger. We are currently in the process of reviewing where merger control filings or approvals may be required or desirable, and we will make filings in such jurisdictions.

        The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of MacDermid or MergerCo or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

        While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that the parties will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions to the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the termination date or at all. Under the merger agreement, MacDermid and ParentCo have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger.

Accounting Treatment

        The merger will be accounted for under the purchase method of accounting, under which the assets and liabilities of the corporation not surviving a merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation.

Litigation Related to the Merger

        On September 8, 2006, a putative class action complaint was filed in the Denver County District Court in Denver, Colorado against MacDermid and each of MacDermid's directors by Plymouth County Retirement System, purportedly on behalf of MacDermid's shareholders. The complaint alleges that MacDermid's directors breached their fiduciary duties to MacDermid in connection with the initial proposal from the Investor Group to acquire all of MacDermid's outstanding common stock. The complaint alleges, among other things, that the Investor Group's initial proposal was not the result of an auction process or active market check; that it was arrived at without a full and thorough investigation by the individual defendants of strategic alternatives; that it was unfair and inadequate from the standpoint of MacDermid shareholders; and that, among other alleged breaches of fiduciary duty, defendants Leever and Silvestri have placed their own interests above the interests of MacDermid shareholders in breach of their fiduciary duties. The complaint seeks to enjoin the defendants from proceeding with or completing the Investor Group's proposal, as well as attorneys' fees and expenses. MacDermid believes this lawsuit is without merit and intends to defend this lawsuit vigorously.

Appraisal Rights

        Under the laws of Connecticut, where MacDermid is incorporated, holders of record of shares of MacDermid common stock who follow the procedures specified in the Connecticut Business Corporation Act, which we refer to as the CBCA, will be entitled to appraisal rights to obtain payment for the fair value of their shares upon compliance with certain procedures prescribed by the CBCA. Holders of MacDermid common stock who want to invoke their appraisal rights should therefore follow the procedures described below.

        Under sections 33-855 through 33-872 of the CBCA, holders of MacDermid common stock have a right to dissent from the merger and choose to be paid the fair value of their MacDermid shares once the merger is completed, provided they follow the procedures outlined in the statute. The complete text of these sections is included in Annex C to this proxy statement and is incorporated by reference in this proxy statement.

        The appraisal rights described in this section are your exclusive remedy under Connecticut law. If you wish to exercise your appraisal rights to obtain payment of the fair value for your shares or to preserve the right to do so, you should carefully review Annex C and seek the advice of counsel. If you do not comply with the deadlines and procedures specified in the applicable sections of the CBCA, you may lose your appraisal rights to obtain payment of the fair value of your shares. If you have a beneficial interest in shares held of record by another person, such as a broker or nominee, you should have the record owner follow these procedures in a timely manner.

        Under the CBCA, "fair value" means the value of your shares immediately before the merger, using customary and current valuation techniques generally used in similar contexts, without discounting for lack of marketability or minority status. You should be aware that the fair value of your shares as determined under the applicable provisions of the CBCA could be greater than, the same as or less than the merger consideration.

        If you are a shareholder of record, you may assert appraisal rights to all, but not less than all, of the shares beneficially owned by another person without asserting appraisal rights as to all of your shares. Otherwise, you may not assert appraisal rights with respect to less than all of your shares. If your shares are held in the name of a bank, broker or other nominee, you may assert appraisal rights only if you submit to MacDermid the record shareholder's consent to the assertion of appraisal rights with your "payment demand," as described below, and you may not assert appraisal rights with respect to less than all of your shares.

        To exercise your appraisal rights, you must satisfy each of the following conditions:

  •
  you must deliver to MacDermid, before the vote on the merger at the special meeting is taken, a written notice of your intent to demand payment of the fair value of your shares, and

  •
  you must not vote, or cause or permit to be voted, any of your shares in favor of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        You must deliver the notice of intent even if you submit or cast a proxy and vote against the merger. Merely voting against, abstaining from voting or failing to vote in favor of the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, will not constitute a notice of your intent to exercise appraisal rights under the CBCA.

        If MacDermid shareholders approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting and you meet the requirements above, MacDermid will send you, no later than 10 days after the merger, a written "appraisal notice" concerning your demand of payment for your shares. The appraisal notice delivered by MacDermid must:

  •
  supply a form for you to make the "payment demand" that includes the date of the first announcement to the news media or to MacDermid shareholders of the terms of the merger agreement, referred to as the "date of the first announcement," and requires that you certify whether or not you acquired beneficial ownership of your shares of MacDermid common stock before the date of the first announcement and that you did not vote for the transaction,

  •
  state where you must send the payment demand, and when and where certificates for certificated shares must be deposited,

  •
  set a date by which MacDermid must receive your payment demand, which may not be fewer than 40 days nor more than 60 days after the appraisal notice is delivered by MacDermid,

  •
  state MacDermid's estimate of the fair value of the shares,

  •
  state that you may request, within 10 days after the due date of the payment demand, the number of shareholders making a payment demand and the number of shares owned by them,

  •
  set the date by which MacDermid must receive notice of your withdrawal from the appraisal process, should you choose to withdraw as described below, which must be within 20 days after the due date of the payment demand, and

  •
  be accompanied by a copy of sections 33-855 through 33-872 of the CBCA, which are the sections that discuss appraisal rights.

        Under section 33-863(a) of the CBCA, if you receive a appraisal notice and wish to exercise your appraisal rights, you must:

  •
  certify on the payment demand form whether you acquired beneficial ownership of your shares of MacDermid common stock before the date of the first announcement set forth in the appraisal notice,

  •
  execute and return the payment demand form, and

  •
  deposit the certificate or certificates, if any, representing your shares in accordance with the terms of the appraisal notice.

        You may decline to exercise appraisal rights and withdraw from the appraisal process by notifying MacDermid in writing of your withdrawal by the due date set forth in the appraisal notice.

        Within 30 days after the due date of the payment demand, MacDermid will pay to each dissenting MacDermid shareholder who made a proper payment demand in compliance with Section 33-863(a) of the CBCA, and who certified that he or she was the beneficial owner before the date of the first announcement, the amount it estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest. That payment will be accompanied by:

  •
  MacDermid's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any,

  •
  a statement of MacDermid's estimate of the fair value of the shares, which must equal or exceed the estimate stated in the appraisal notice, and

  •
  a statement of the dissenting shareholder's right to demand further payment under section 33-868 of the CBCA, described below.

        Under section 33-867 of the CBCA, within 30 days after the due date of the payment demand, MacDermid will deliver to each dissenting MacDermid shareholder who made a proper payment demand in compliance with Section 33-863(a) of the CBCA, but who did not certify that he or she was the beneficial owner before the date of the first announcement:

  •
  MacDermid's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any,

  •
  a statement of MacDermid's estimate of the fair value of the shares, which must equal or exceed the estimate stated in the appraisal notice,

  •
  a statement that such shareholders may accept MacDermid's estimate of fair value, or demand payment under section 33-868 of the CBCA, described below, by notice to MacDermid within 30 days of receiving the offer, and

  •
  a statement that shareholders who do not satisfy the requirements for demanding payment under section 33-868 of the CBCA, described below, will be deemed to have accepted the offer.

        MacDermid will pay in cash the amount offered within 10 days of receiving a shareholder's acceptance of the offer, or within 40 days of sending this notice to a shareholder who cannot demand payment under section 33-868 of the CBCA, as described below.

        Under section 33-868 of the CBCA, if you are dissatisfied with MacDermid's estimate of the fair value of your shares or reject MacDermid's offer under Section 33-867 of the CBCA, as described above, you may send to MacDermid your own estimate of the fair value of your shares and the amount of interest due, and make a demand for payment of the difference between your estimate and the amount paid.

        If you do not make a demand for payment of the difference between your estimate of the fair value of your shares, plus interest, and the amount paid by MacDermid within 30 days after MacDermid made payment or made an offer to you, you will lose your right to make demand for payment of any such difference.

        Under sections 33-871(a) and (b) of the CBCA, if your demand for payment of your estimate of the fair value and accrued interest remains unsettled, MacDermid will commence a proceeding within 60 days after receipt of your demand for payment and petition the Connecticut Superior Court for the judicial district where MacDermid's principal office in this state is located to determine the fair value of your shares and accrued interest. If MacDermid does not timely commence this proceeding, MacDermid must pay you the unsettled amount that you demanded.

        If this proceeding takes place, MacDermid will make all dissenting shareholders whose demands remain unsettled, even if they are not residents of Connecticut, parties to the proceeding, and all parties will be served with a copy of the petition. The court may appoint appraisers who will receive evidence and recommend a decision on the question of fair value. If the court finds that the amount MacDermid paid is less than the fair value of a dissenting shareholder's shares, plus accrued interest, the court will order MacDermid to pay the difference to the dissenting shareholders. There will be no right to a jury trial.

        The court will determine all costs of the proceeding, including the reasonable compensation and expenses of court-appointed appraisers. MacDermid generally will pay these costs, but the court may order all or some of the dissenting shareholders to pay the costs, in an amount the court finds equitable, if the court finds that the shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts of any party, in an amount the court finds equitable, against:

  •
  MacDermid and in favor of some or all of the dissenting shareholders, if the court finds that MacDermid did not substantially comply with the provisions of the CBCA, or

  •
  either MacDermid or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the CBCA.

        Also, if the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders, and that the fees should not be assessed against MacDermid, the court may award to such counsel reasonable fees to be paid out of the awards of the dissenting shareholders who were benefited.

        If you give notice of your intent to demand appraisal rights for your shares under the applicable provisions of the CBCA but fail to return the appraisal notice or withdraw or lose your right to make a demand for payment, your shares of MacDermid common stock will be converted into the right to receive the consideration in the merger.

        The foregoing discussion is only a summary of the applicable provisions of the CBCA and is qualified in its entirety by reference to the full text of the provisions, which is included in Annex C to this proxy statement and is incorporated by reference in this proxy statement.

FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents which we incorporate by reference in this proxy statement, contain "forward-looking statements." Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "objective," "goal" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the acquisition of us by ParentCo, identify forward-looking statements. Our forward-looking statements are based on management's current view about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

  •
  the outcome of any legal proceedings that have been or may be instituted against MacDermid and others following announcement of the proposal or the merger agreement,

  •
  the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Act and the receipt of other required regulatory approvals,

  •
  the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger,

  •
  risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger,

  •
  the ability to recognize the benefits of the merger,

  •
  the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger, and

  •
  the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the "Risk Factors," "Legal Proceedings" and "Management Discussion and Analysis of Results of Operations and Financial Condition" sections of and elsewhere in MacDermid's SEC filings, copies of which may be obtained by contacting MacDermid's investor relations department via its website www.macdermid.com. Many of the factors that will determine the outcome of the subject matter of this press release are beyond MacDermid's ability to control or predict.

        We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this proxy statement or the date of the documents incorporated by reference in this proxy statement. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

        For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and annual reports on Form 10-K that we have filed with the SEC and incorporated by reference herein. See "Where You Can Find More Information."

        All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE PARTIES TO THE TRANSACTION

MacDermid, Incorporated

        MacDermid, Incorporated researches, develops, acquires, manufactures, markets and services a broad line of specialty chemicals for the metal and plastic finishing, electronics, graphic arts and offshore oil industries. MacDermid's products, which are used worldwide, are supplied to the metal and plastic finishing markets for automotive and other industrial applications, markets within the electronics industry to create electrical patterns on circuit boards, the offshore oil and gas markets as lubricants and cleaning agents for oil drilling and exploration and also to the commercial printing, newspaper and packaging industries for image transfer using offset or flexographic printing applications, photopolymer plates and digital printers.

        MacDermid's principal executive offices are located at 1401 Blake Street, Denver, Colorado. The telephone number is (720) 479-3060.

        Shares of MacDermid common stock have traded on the New York Stock Exchange under the symbol "MRD" since 1998. Between 1966 and 1998, shares of MacDermid common stock were traded on the NASDAQ stock exchange.

ParentCo

        ParentCo is a Delaware limited liability company, formed on December 13, 2006 by a member of the Investor Group, Court Square Capital Partners II, L.P., solely for the purpose of acquiring MacDermid and consummating the transactions contemplated by the merger agreement, including the related financings. MergerCo is a wholly owned subsidiary of ParentCo. ParentCo has not engaged in any business except as contemplated by the merger agreement, including in connection with arranging the proposed financing for the proposed merger. The principal address of ParentCo is c/o Court Square Capital Partners, 399 Park Avenue, 14th Floor, New York, New York 10022 and its telephone number is (212) 559-1127.

MergerCo

        MergerCo is a Connecticut corporation and a wholly owned subsidiary of ParentCo. MergerCo has not engaged in any business except as contemplated by the merger agreement, including in connection with arranging the proposed financing for the proposed merger. The principal address of MergerCo is c/o Court Square Capital Partners, 399 Park Avenue, 14th Floor, New York, New York 10022 and its telephone number is (212) 559-1127.

THE SPECIAL MEETING

Date, Time and Place

        A special meeting of shareholders of MacDermid, Incorporated will be held at MacDermid's offices located at 245 Freight Street, Waterbury, CT 06702-0671 on                        ,                                     , 2007 at [    •    ] a.m. Eastern Time.

Matters to be Considered

        The purposes of the MacDermid special meeting are to consider and vote on:

  •
  a proposal to approve the merger agreement, dated as of December 15, 2006, among MacDermid, ParentCo and MergerCo,

  •
  a proposal to approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement, and

  •
  any other matters that may be properly submitted for a vote at the MacDermid special meeting.

        At this time, the MacDermid board of directors is unaware of any matters, other than the proposal to approve the merger agreement, that may be presented for action at the special meeting.

Record Date; Shares Outstanding and Entitled to Vote

        We have fixed the close of business on                                    , 2007 as the record date for the determination of holders of MacDermid common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were [    •    ] shares of MacDermid common stock outstanding and entitled to vote. Each share of MacDermid common stock entitles the holder to one vote at the special meeting on all matters properly presented at the special meeting.

Quorum; Votes Required

        A quorum, consisting of a majority of the outstanding shares of MacDermid common stock, must be present in person or by proxy before any action may be taken at the MacDermid special meeting. Abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

        The affirmative vote of at least a majority of the number of votes entitled to be cast by shareholders of MacDermid on the record date is necessary to approve the merger agreement. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

        Exclusive of shares which may be acquired upon the exercise of presently exercisable stock options, the directors and executive officers of MacDermid and their respective affiliates collectively owned approximately [    •    ] shares or [    •    ]% of the outstanding shares of MacDermid common stock as of the record date for the special meeting.

        Any "broker non-votes" submitted by brokers or nominees in connection with the special meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. "Broker non-votes" are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposal to approve the merger agreement is not an item on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting. Because the proposal to approve the merger agreement is required to be approved by the affirmative vote of at least a majority of the number of votes entitled to be cast by shareholders of MacDermid on the record date, abstentions and "broker non-votes" will have the same effect as a vote against the proposal to approve the merger agreement at the special meeting. And for the same reason, the failure of any MacDermid shareholder to vote by proxy or in person at the special meeting will have the effect of a vote against this proposal. The failure to vote by proxy or in person at the special meeting will not affect the outcome of the vote regarding the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies.

How to Vote Your Shares

        Shareholders of record may vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. You also may vote your shares by proxy using a toll-free telephone number or the internet (or by fax from outside the United States). We have provided instructions on the proxy card for using these convenient services.

        If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares and granting you a proxy to vote those shares.

        You will have the power to revoke your proxy at any time before it is exercised by:

  •
  submitting a new proxy via the Internet or by telephone,

  •
  delivering prior to the special meeting a written notice of revocation addressed to John L. Cordani, Vice President, Corporate Secretary and General Counsel, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671,

  •
  delivering to MacDermid prior to the special meeting a properly executed proxy with a later date, or

  •
  attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

        If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted "FOR" approval and approval of the merger agreement and the transactions contemplated thereby.

        At this time, the MacDermid board of directors is unaware of any matters, other than the merger proposal, the adjournment proposal, and the transactions contemplated thereby, that may be presented for action at the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Solicitation of Proxies

        We will pay for the costs of mailing this document to our shareholders, as well as all other costs incurred by us in connection with the solicitation of proxies from our shareholders on behalf of our board of directors. In addition to solicitation by mail, the directors, officers and employees of

MacDermid, members of the Investor Group and their respective subsidiaries may solicit proxies from shareholders of MacDermid in person or by telephone, telegram, facsimile or other electronic methods without any additional compensation other than reimbursement for their actual expenses.

        Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

        We have retained D. F. King & Co., Inc. to assist us in the solicitation of proxies, and have agreed to pay D. F. King & Co., Inc. a fee of $7500, plus reasonable expenses.

THE MERGER AGREEMENT

        The following is a summary of certain material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to MacDermid, ParentCo and MergerCo as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract among the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract.

Effective Time; Structure; Effects

        The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of Connecticut on the closing date of the merger (or such later time as ParentCo and MacDermid may agree and as provided in the certificate of merger). The closing date will occur not later than the second business day after satisfaction or waiver of all of the conditions to the merger set forth in the merger agreement (or such other date as MacDermid and ParentCo may agree), as described below in "Conditions to the Merger." However, if the twenty business day marketing period described below in "Financing Commitments; Company Cooperation; Marketing Period" has not ended by the date on which those conditions have been satisfied, the closing will not occur until a date during the marketing period specified by ParentCo on at least three business days' notice to MacDermid or the end of the marketing period, whichever is earliest.

        At the effective time of the merger, MergerCo will merge with and into us. We will survive the merger (and we sometimes refer to ourselves as the surviving corporation). Following completion of the merger, MacDermid common stock will be delisted from the NYSE, deregistered under the Exchange Act, and no longer publicly traded. MacDermid will be a privately held corporation and MacDermid's current shareholders, other than the Investor Group and any employees of MacDermid who may be permitted to invest in the surviving corporation or a holding company or holding companies of the surviving corporation and who choose to so invest, will cease to have any ownership interest in MacDermid or rights as Company shareholders. Therefore, such current shareholders of MacDermid will not participate in any future earnings or growth of MacDermid and will not benefit from any appreciation in value of MacDermid.

Treatment of Stock and Options

  Company Common Stock

        At the effective time of the merger, each share of MacDermid common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and will cease to exist and will be converted into the right to receive $35.00 in cash, without interest and less any required withholding taxes, other than shares of MacDermid common stock held immediately prior to the effective time by any direct or indirect wholly owned subsidiary of MacDermid (which will remain outstanding), MacDermid, ParentCo or MergerCo or any of their respective wholly owned subsidiaries (which will be cancelled without any consideration), and shares of MacDermid common stock held by shareholders who have properly demanded and perfected their appraisal rights in accordance with Connecticut law (which shares shall be entitled to appraisal rights as described above in "Special Factors—Rights of Appraisal").

  Company Stock Options

        At the effective time of the merger, each outstanding option, whether or not vested or exercisable, to acquire our common stock will be cancelled, and the holder of each stock option will be entitled to receive from the surviving corporation, as soon as reasonably practicable after the effective time of the merger but in any event within three business days following the closing date, an amount in cash, less any required withholding taxes, equal to the product of:

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  the excess, if any, of $35.00 over the exercise price per share of common stock subject to such option, multiplied by

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  the number of shares of MacDermid common stock subject to such option.

        Any unvested stock options that are subject to a performance multiplier will be deemed to have achieved the performance multiplier at the maximum level.

  Restricted Stock

        At the effective time of the merger, each outstanding share of restricted stock granted under our equity incentive plans will vest in full and be converted into the right to receive $35.00 in cash, less any required withholding taxes.

Exchange and Payment Procedures

        At or prior to the effective time of the merger, ParentCo will deposit, or will cause to be deposited, with a U.S. bank or trust company chosen by ParentCo and approved by us (our approval not to be unreasonably withheld), cash in amounts and at the times necessary to pay the merger consideration to each holder of shares of MacDermid common stock. As soon as reasonably practicable after the effective time of the merger and in any event not later than two days following the effective time, this bank or trust company, which we refer to as the paying agent, will mail a letter of transmittal and instructions to you and the other shareholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates or shares you may hold represented by book entry in exchange for the merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (or book-entry shares) to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares). The paying agent will be entitled to deduct, withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum that is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

        At the effective time of the merger, there will be no transfers on our stock transfer books of shares of MacDermid common stock that were outstanding immediately prior to the effective time of the merger other than to settle transfers of such shares that occurred before the effective time of the merger. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be cancelled and exchanged for the merger consideration.

        Any portion of the merger consideration deposited with the paying agent that remains undistributed to former holders of our common stock for six months after the effective time will be delivered, upon demand, to the surviving corporation. Former holders of our common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the merger consideration. None of MacDermid, ParentCo, MergerCo, the surviving corporation, the paying agent or any other person will be liable to any former holders of MacDermid common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by ParentCo or the paying agent post an indemnity agreement or, at the election of ParentCo or the paying agent, a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties

        The merger agreement contains representations and warranties made by MacDermid to ParentCo and MergerCo, and representations and warranties made by ParentCo and MergerCo to MacDermid, and may be subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, the representations that we made are qualified by a confidential disclosure letter that we delivered to ParentCo and MergerCo concurrently with the signing of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to shareholders, or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. Our representations and warranties relate to, among other things:

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  our and our subsidiaries' proper organization, good standing and qualification to do business,

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  our capitalization, including in particular the number of shares of our common stock, stock options and other equity-based interests,

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  our subsidiaries and our equity interests in them,

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  our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement,

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement,

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  the absence of violations of or conflicts with our and our subsidiaries' governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger,

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  the timeliness and compliance with requirements of our SEC filings since January 1, 2004, including the accuracy and compliance with requirements of the financial statements contained therein,

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  the adequacy of our disclosure controls and procedures,

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  the absence of undisclosed liabilities,

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  permits and compliance with applicable legal requirements,

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  environmental matters,

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  matters relating to our and our subsidiaries' employee benefit plans,

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  absence of related-party transactions,

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  the absence of certain changes since December 31, 2005,

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  investigations, legal proceedings and governmental orders,

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  accuracy and compliance with applicable securities law of the information supplied by MacDermid for inclusion in this proxy statement and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement,

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  tax matters,

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  employment and labor matters affecting us or our subsidiaries,

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  intellectual property,

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  real property,

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  the receipt by the board of directors and the special committee of a fairness opinion from Merrill Lynch,

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  the required vote of our shareholders in connection with the approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement,

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  material contracts and performance of obligations thereunder,

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  the absence of undisclosed brokers' fees, and

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  the inapplicability of anti-takeover statutes to the merger.

        Many of our representations and warranties are qualified by a "Company Material Adverse Effect" standard. For the purposes of the merger agreement, "Company Material Adverse Effect" means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, (1) subject to the excepted events below, has, or would be reasonably likely to have, a material adverse effect on the assets, business, results of operation or financial condition of ourselves and our subsidiaries taken as a whole, or (2) would be reasonably likely to prevent or materially delay or materially impair our ability to consummate the merger or the other transactions contemplated by the merger agreement.

        As noted above, a "Company Material Adverse Effect" for purposes of clause (1) above will not have occurred, however, as a result of any fact, circumstance, event, change, effect or occurrence:

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  generally affecting the industries in which we conduct our business, or the economy or the financial or securities markets, in the United States or elsewhere in the world (except to the extent these changes or developments have a disproportionate impact on us),

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  resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or weather or climatic conditions, except to the extent these changes or developments have a disproportionate impact on ourselves and our subsidiaries taken as a whole relative to other participants in the industries in which we conduct our businesses or directly affect our properties,

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  reflecting or resulting from changes in law or U.S. generally accepted accounting principles, referred to as GAAP, or

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  resulting from actions or omissions by us that ParentCo has requested, to which ParentCo has expressly consented or that are required by the merger agreement, or arising after the date of the merger agreement and directly resulting from the announcement of the merger (including the departure of employees or adverse developments in relationships with customers, suppliers, distributors or other business partners).

        The merger agreement also contains various representations and warranties made by ParentCo and MergerCo that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

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  their organization, valid existence and good standing,

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  their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement,

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  the enforceability of the merger agreement as against ParentCo and MergerCo,

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement,

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  the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger,

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  accuracy and compliance with applicable securities law of the information supplied by ParentCo or MergerCo for inclusion in this proxy statement and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement,

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  validity of debt and equity financing commitments,

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  the ownership and lack of prior operations of MergerCo,

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  the absence of undisclosed brokers' fees,

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  their ownership of shares of our common stock,

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  the absence of contracts between ParentCo, MergerCo and the Guarantors on the one hand and our officers and directors on the other hand relating to the transactions contemplated by the merger agreement,

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  investigations, legal proceedings and governmental orders,

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  the Guarantors' delivery of limited guarantees,

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  the solvency of the surviving corporation, and

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  their access to information about us.

        Some of ParentCo's and MergerCo's representations and warranties are qualified by a "Parent Material Adverse Effect" standard. For the purposes of the merger agreement, "Parent Material Adverse Effect" means an event that would, individually or in the aggregate, prevent or materially delay or materially impair the ability of ParentCo or MergerCo to consummate the merger and the other transactions contemplated by the merger agreement.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

        Under the merger agreement, we have agreed that, subject to certain exceptions, between December 15, 2006 and the effective time of the merger, we and our subsidiaries will:

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  conduct business in all materials respects in the ordinary course consistent with past practice,

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  use all reasonable efforts to maintain and preserve intact our business organization and advantageous business relationships and to retain the services of our key officers and key employees, and

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  take no action which is intended to or which would reasonably be expected to materially adversely affect or materially delay the ability of any party to the merger agreement to (a) obtain any governmental or regulatory approvals required for the transactions contemplated by the merger agreement, (b) perform its covenants and agreements under the merger agreement or (c) consummate the transactions contemplated by the merger agreement, or which would otherwise materially delay or prohibit consummation of the merger and the other transactions contemplated by the merger agreement.

        We have also agreed that, between December 15, 2006 and the effective time of the merger, subject to certain exceptions or unless ParentCo gives its prior written consent, MacDermid will not, and will cause each of its subsidiaries not to:

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  adjust, split, combine, reclassify or otherwise amend the terms of its capital stock,

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  make, declare, set aside or pay any dividend or distribution on any shares of capital stock (other than dividends by our subsidiaries to us or one of our direct or indirect wholly owned subsidiaries consistent with past practice, and regular quarterly dividends not exceeding $0.06 per share, consistent with past practice as to timing), or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options or other awards issued and outstanding as of December 15, 2006 under MacDermid Stock Plans or permitted by the merger agreement to be granted after that date),

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  grant any person any right to acquire any shares of its capital stock,

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  issue any additional shares of capital stock or any other voting securities or any securities convertible into rights, warrants or options to acquire any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units except pursuant to the exercise of stock options or other awards issued under MacDermid stock plans issued and outstanding as of December 15, 2006,

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  purchase, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $10 million in the aggregate (other than sales of inventory, or commodity, purchase, sale or hedging agreements, in each case in the ordinary course of business),

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  authorize or make any capital expenditures (A) not contemplated by the capital expenditure budget previously made available to ParentCo and (B) otherwise in an aggregate amount for all such capital expenditures not to exceed $2 million,

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  incur, assume, guarantee, or become obligated with respect to:

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  any debt, excluding intercompany debt, other than pursuant to MacDermid's revolving credit facility or under short-term debt or overdraft facilities, in each case as in effect as of December 15, 2006, or

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  any debt which contains covenants that restrict the merger or that are inconsistent with the financing commitments in effect as of December 15, 2006 as previously disclosed to MacDermid,

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  make any loans, advances or capital contributions to or investments in any other entity in excess of $3 million in the aggregate, other than loans, advances or capital contributions to or among wholly owned subsidiaries of MacDermid or as required by customer contracts entered in the ordinary course of business consistent with past practice,

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  make any investment in excess of $3 million in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition,

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  except in the ordinary course of business consistent with past practice, enter into, renew, extend, materially amend or terminate any material contract other than permitted loan agreements,

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  except to the extent required by law or by contracts in existence as of December 15, 2006 or by Company benefit plans:

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  increase in any manner the compensation or benefits of any of its employees, directors, consultants, independent contractors or service providers except in the ordinary course of business consistent with past practice (the ordinary course including the employee salary, bonus and equity compensation review process and related adjustments substantially as conducted each year),

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  pay any pension, severance or retirement benefits not required by any existing plan or agreement to any employees, directors, consultants, independent contractors or service providers,

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  enter into, amend, alter, adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any pension, retirement, profit-sharing, bonus, collective bargaining or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment or consulting agreement with or for the benefit of any employee, director, consultant, independent contractor or service provider (other than amendments that do not materially increase the cost to MacDermid or any of its subsidiaries of maintaining the applicable compensation or benefit program, policy, arrangement or agreement), or

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  accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation or otherwise accelerate any rights or benefits, or make any determinations that would result in a material increase in liabilities under any Company benefit plan,

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  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $5 million with respect to any individual case or series of related cases or $5 million in the aggregate or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of $5 million,

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  amend or waive or propose to amend or waive any provision of its organizational documents or, in the case of MacDermid, enter into any agreement with any of its shareholders in their capacity as such,

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  take any action that is intended or would reasonably be expected to, individually or in the aggregate with other such actions, result in any of the closing conditions to the merger not being satisfied,

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  enter into any "non-compete" or similar agreement that would materially restrict the businesses of the surviving corporation or its subsidiaries or that MacDermid has reason to believe would materially restrict the businesses of ParentCo or its affiliates,

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  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization,

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  implement or adopt any change in its tax or financial accounting principles, practices or methods, other than as required by GAAP, applicable law or regulatory guidelines,

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  other than in the ordinary course consistent with past practice:

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  enter into any closing agreement with respect to material taxes,

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  settle or compromise any material liability for taxes,

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  make, revoke or change any material tax election,

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  agree to any adjustment of any material tax attribute,

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  file or surrender any claim for a material refund of taxes,

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  execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material taxes, or

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  file any material amended tax return or obtain any material tax ruling, or

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  agree or commit to do any of the foregoing.

        ParentCo and MergerCo have agreed not to take any action between December 15, 2006 and the effective time of the merger that is intended to or that would reasonably be expected to materially adversely affect or materially delay the ability of any party to the merger agreement to (a) obtain any governmental or regulatory approvals required for the transactions contemplated by the merger agreement, (b) perform its covenants and agreements under the merger agreement or (c) consummate the transactions contemplated by the merger agreement, or that would otherwise materially delay or prohibit consummation of the merger and the other transactions contemplated by the merger agreement.

Shareholders Meeting

        The merger agreement requires us, as promptly as reasonably practicable, to call and hold a meeting of our shareholders for the purpose of obtaining the vote of our shareholders necessary to satisfy the vote condition described below in "The Merger Agreement—Conditions to the Merger." Except in certain circumstances described below in "The Merger Agreement—No Solicitation of Transactions," we are required to use reasonable best efforts to solicit shareholder proxies in favor of the approval of the merger agreement. Unless the merger agreement has been terminated prior to the meeting of shareholders, we are required to submit the merger agreement to a vote of shareholders even if our board (whether or not acting through the special committee, if then in existence) has approved, endorsed or recommended another takeover proposal or withdraws, modifies or amends its recommendation, described below in "The Merger Agreement—No Solicitation of Transactions," that our shareholders vote in favor of approval of the merger agreement.

No Solicitation of Transactions

        We have agreed that between December 15, 2006 and the effective time of the merger, we and our subsidiaries (and our and our subsidiaries' officers, directors employees, agents and representatives) will not directly or indirectly:

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  initiate, solicit, knowingly encourage (including by providing information) or facilitate any Alternative Proposal (as defined below) (or any inquiries, proposals or offers with respect to the making or completion of an Alternative Proposal),

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  engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to us or any of our subsidiaries in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal,

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  approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal,

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  approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal,

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  amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement of MacDermid with respect to an Alternative Proposal (except that for purposes of this clause references in the definition of Alternative Proposal to "20%" shall be deemed to be references to "50%"), or

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  resolve to propose or agree to do any of the foregoing.

        In addition, we have agreed to cease any existing solicitations, discussions or negotiations existing on December 15, 2006 with any person who has made or indicated an intention to make an Alternative Proposal.

        An "Alternative Proposal" is defined in the merger agreement to mean any inquiry, proposal or offer for:

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  a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of MacDermid (or any subsidiaries of MacDermid whose business constitutes 20% or more of the net revenues, net income or assets of MacDermid and its subsidiaries, taken as a whole), or

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  the acquisition in any manner, directly or indirectly, of over 20% of the equity securities, net revenue, net income or consolidated assets of MacDermid and its subsidiaries.

        We have agreed that, if we receive:

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  an Alternative Proposal or indication or inquiry with respect to or that would be reasonably be expected to lead to any Alternative Proposal,

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  any request for non-public information (other than requests not reasonably expected to be related to an Alternative Proposal), or

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  any inquiry or request for discussions or negotiations regarding an Alternative Proposal,

we will notify ParentCo promptly (and in any event within 48 hours) of the identity of the person making the Alternative Proposal or indication or inquiry and the material terms of any such Alternative Proposal or indication or inquiry (including providing copies of any document or correspondence). We have also agreed to keep ParentCo reasonably informed on a current basis (and in any event within 48 hours) of any developments with respect to such a takeover proposal, including promptly notifying ParentCo (and in any event within 24 hours) if we determine to begin providing any information or engage in discussions or negotiations concerning an Alternative Proposal.

        We may, however, prior to obtaining the requisite vote of our shareholders at the special meeting:

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  engage in discussions or negotiations with, or furnish or disclose non-public information to, a person who has made a written Alternative Proposal not solicited by us in violation of our above-described obligations, so long as:

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  we enter into a confidentiality agreement with that person no less restrictive than the confidentiality agreement between us and Court Square Capital, Ltd.,

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  our board (acting through the special committee) has determined in good faith, after consultation with its outside counsel and financial advisors, that the Alternative Proposal may reasonably be expected to lead to a "Superior Proposal" (as defined below), and that failure to take such action could be inconsistent with our board's fiduciary obligations to our shareholders, and

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  if we are furnishing material non-public information to such a person, we simultaneously disclose that information to ParentCo (if we have not already done so), and

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  withdraw or modify our board recommendation in a manner adverse to ParentCo or MergerCo, if our board or the special committee determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to our shareholders.

        A "Superior Proposal" is defined as any written Alternative Proposal on terms that our board of directors (or the special committee) determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of our common stock than the merger (other than those holders who are party to a rollover commitment), taking into account all the terms and conditions of the Alternative Proposal and the merger agreement (including any proposal by ParentCo to amend the terms of the merger agreement) and that our board of directors (or the special committee) believes is reasonably capable of being completed, taking into account all financial, regulatory, legal, timing and other aspects of the proposal; provided that:

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  our board of directors (or the special committee) will not determine that any proposal is a Superior Proposal until five Business Days after MacDermid has notified ParentCo of the proposal, and

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  for purposes of the definition of "Superior Proposal," the references to "20%" in the definition of Alternative Proposal are deemed to be references to "50%."

        These provisions will not prevent our board of directors from making certain disclosures contemplated by the securities laws, except that in specified circumstances our board of directors will be deemed to have withdrawn its recommendation unless it expressly reaffirms its recommendation in favor of approval of the merger agreement or rejects any other takeover proposal.

Employee Benefits

        The parties have agreed that, for a period of two years after the completion of the merger, the surviving corporation will:

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  provide our current employees (other than those covered by collective bargaining agreements) who continue employment with the surviving company with compensation and benefits that are no less favorable in the aggregate than those that we provide (excluding equity-based programs) as of the effective time of the merger, although discretionary incentive programs will remain discretionary, and

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  provide terminated employees (other than those covered by an individual agreement providing severance benefits outside of our severance policies) with severance benefits at the level and pursuant to the terms we currently provide.

        For a period of two years following completion of the merger, the surviving corporation will also continue our retiree welfare programs, including medical prescription drugs and retiree life insurance program on terms and conditions as favorable as those in effect prior to the effective time of the merger for all of our employees who are receiving or would be eligible to receive benefits under MacDermid retiree welfare programs prior to the effective time.

Agreement to Take Further Action and to Use Reasonable Best Efforts

        Each of the parties to the merger agreement has agreed to use its reasonable best efforts to do anything necessary, proper or advisable to ensure that the conditions to the merger are satisfied and that the merger is consummated as promptly as practicable. In particular, the parties have agreed to use such efforts to make necessary filings and obtain necessary governmental consents and approvals, including those required under the Hart-Scott-Rodino Act and European and other applicable antitrust or related laws. To the extent necessary to obtain such antitrust approvals, the parties have agreed to sell, divest or dispose of any assets or businesses to the extent necessary avoid an injunction or other order that would prevent or materially delay the closing (except that we will only agree to dispose of any of our assets or our businesses if such disposition is conditional on the closing). We have also agreed to use our reasonable best efforts to obtain necessary consents or waivers from third parties (although no party is required to pay any consideration or incur any liability in connection with obtaining such consents or waivers), to defend any lawsuit challenging the merger or the merger agreement (subject to first having used reasonable best efforts to negotiate a reasonable resolution of any objections underlying the lawsuit), and to execute and deliver any additional documents necessary to complete the merger.

        The parties have agreed to keep each other apprised of the status of matters relating to the completion of the merger and the other transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received from any third party and/or governmental entity. The parties have also agreed to give each other a reasonable opportunity to review in advance, and will consider in good faith the views of the other party in connection with, any proposed written communication to a governmental entity. The parties will not to participate in any substantive meeting or discussion with a governmental entity in connection with the proposed transactions without consulting with the other party in advance and, to the extent permitted, giving the other party the opportunity to attend and participate. If any administrative or judicial proceeding is instituted (or threatened to be instituted) challenging the merger or any other transaction contemplated by the merger agreement, the parties will cooperate with each other and use their reasonable best efforts to contest and resist the proceeding and any order, whether temporary, preliminary or permanent, prohibiting the merger or any related transaction.

Financing Commitments; Company Cooperation; Marketing Period

        ParentCo has agreed to use its reasonable best efforts to arrange the financing in connection with the merger (subject to the marketing period described below) on terms described in the equity and debt financing commitment letters delivered in connection with the signing of the merger agreement, including using its reasonable best efforts to:

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  negotiate definitive documents on the terms contained in the financing commitment letters,

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  satisfy the conditions in the definitive financing documents and consummate the financing at or before closing,

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  comply with its obligations under the financing commitment letters, and

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  enforce its rights under the financing commitment letters.

        ParentCo has agreed to give us prompt notice upon learning of any material breach or any termination by any party of the financing commitment letters. ParentCo has also agreed to keep us informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the financing (including providing us with copies of documents related to the financing).

        ParentCo will be permitted, but not obligated, to replace the debt commitment letters delivered in connection with the signing of the merger agreement with new financing commitments, including through co-investment by or financing from one or more other additional parties, so long as the change to the new commitment:

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  does not reduce the aggregate amount of the financing below the amount required to consummate the merger and the related transactions,

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  does not adversely amend or expand the conditions to the drawdown of the financing in any respect that would make the conditions less likely to be satisfied or that would expand the possible circumstances under which the conditions would not be satisfied,

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  is not reasonably expected to delay the closing, or

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  is not adverse to our interests in any other material respect.

        In the event that ParentCo becomes aware of any event that makes procurement of any portion of the financing unlikely to occur as contemplated in the financing commitment letters, ParentCo has agreed to notify us and to use its reasonable best efforts to obtain, as promptly as practicable but in no event later than the last day of the marketing period, replacement financing from alternative sources on terms no less favorable to ParentCo or MergerCo and no more adverse to the ability of ParentCo to consummate the merger and related transactions.

        We have agreed to use reasonable best efforts to cooperate with ParentCo in obtaining financing, including:

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  providing information about us to the parties providing the financing, including financial statements and financial data for us and our subsidiaries,

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  participating in meetings, drafting sessions and due diligence sessions,

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  assisting in the preparation of materials required in connection with the financing,

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  cooperating with the marketing efforts for any of the debt financing, including helping to prepare for and participating in meetings, drafting sessions and due diligence sessions with prospective lenders, investors and rating agencies,

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  executing and delivering necessary pledge, security, or other legal documents, and

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  delivering timely notice to our noteholders of our intent to redeem certain outstanding notes in connection with the financing of the merger.

        If the merger agreement is terminated (unless the agreement is terminated (i) because the merger has not been completed by May 31, 2007 and we have breached our obligations under the merger agreement in a manner that has proximately caused the failure to consummate the merger on or before such date or (ii) we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by May 31, 2007), ParentCo will:

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  at our request, promptly reimburse us for all reasonable and documented out-of-pocket costs we incurred because of our cooperation in obtaining financing, and

  •
  indemnify us against losses we incur in connection with the arrangement of the financing and any information used in connection therewith (other than information provided in writing by us), except to the extent that such losses resulted from our willful misconduct.

        What we refer to as the "marketing period" is the first period of twenty consecutive business days during which (i) ParentCo has received certain required, current financial information from us, (ii) the bilateral closing conditions and the closing conditions relating to the truth and correctness or our representations and warranties and our compliance with covenants in the merger agreement have all been satisfied and (iii) the applicable auditors have not withdrawn their audit opinions for any of the required financial information.

Other Covenants and Agreements

        The merger agreement contains additional agreements among MacDermid, ParentCo and MergerCo relating to, among other things:

  •
  giving ParentCo and its advisors access to our officers, management, employees, offices, properties, books and records,

  •
  the filing of this proxy statement and the required Schedule 13E-3 with the SEC, and cooperation in preparing this proxy statement and the Schedule 13E-3 and in responding to any comments received from the SEC on those documents,

  •
  actions necessary to exempt the transactions contemplated by the merger agreement and related agreements from the effect of any takeover statutes,

  •
  coordination of press releases and other public statements about the merger and the merger agreement,

  •
  indemnification and insurance of directors and officers, including purchasing a fully pre-paid "tail" policy to MacDermid's directors' and officers' liability insurance with a claims period of six years following the effective time of the merger,

  •
  giving ParentCo an opportunity to participate in the defense or settlement of any shareholder litigation relating to the merger,

  •
  notices of certain events, and consultation to mitigate any adverse consequences of those events,

  •
  actions necessary to exempt dispositions of equity securities by our directors and officers pursuant to the merger under Rule 16b-3 under the Exchange Act,

  •
  the payment of real estate transfer taxes, and

  •
  actions by ParentCo to cause MergerCo to fulfill its obligations.

Conditions to the Merger

        The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

  •
  Shareholder Approval.  The merger agreement must be approved by the vote of holders of at least a majority of the votes entitled to be cast at the close of business on the record date.

  •
  No Law or Orders.  No order or injunction will have been issued by a court of competent jurisdiction nor will any other legal prohibition prohibiting completion of the merger or the other transactions contemplated by the merger agreement be in effect.

  •
  Regulatory Approvals.  The waiting period under the Hart-Scott-Rodino Act must have expired or been terminated, and any applicable European competition approvals must be obtained. In addition, certain other regulatory approvals must be obtained unless the failure to obtain those approvals would not reasonably be expected to have a Company Material Adverse Effect.

        Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  Representations and Warranties.  ParentCo's and MergerCo's representations and warranties must be true in all material respects (provided that any representation or warranty of ParentCo or MergerCo that is subject to a materiality, Material Adverse Effect or similar qualification is not so qualified for purposes of this condition) as of December 15, 2006 and as of the closing date of the merger (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except where the failure of any representations and warranties to be true and correct does not and would not have a Parent Material Adverse Effect.

  •
  Performance of Covenants.  ParentCo and MergerCo must have performed, in all material respects, their covenants and agreements in the merger agreement.

  •
  Officer's Certificate.  ParentCo must deliver to us at closing a certificate with respect to the satisfaction of the conditions relating to ParentCo's and MergerCo's representations, warranties, covenants and agreements.

        The obligations of ParentCo and MergerCo to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  Representations and Warranties.  Certain of our representations and warranties with respect to our corporate organization, capitalization, corporate authority, no brokers and the opinion of Merrill Lynch must be true and correct in all material respects as of December 15, 2006 and as of the closing date of the merger (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date). Our representation with respect to the absence of any Company Material Adverse Effect must be true and correct in all respects as of December 15, 2006 and as of the closing date of the merger. Our remaining representations and warranties must be true and correct except for failures to be true and correct (provided that any of our representations or warranties that is subject to a materiality, Material Adverse Effect or similar qualification is not so qualified for purposes of this condition) as of December 15, 2006 and as of the closing date of the merger (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except where the failure of any representations and warranties to be true and correct does not and would not have a Company Material Adverse Effect.

  •
  Performance of Covenants.  We must have performed, in all material respects, our covenants and agreements in the merger agreement.

  •
  Officer's Certificate.  We must deliver to ParentCo at closing an officer's certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

        Other than the conditions pertaining to MacDermid shareholder approval, the expiration or termination of the Hart-Scott-Rodino Act waiting period and the absence of governmental orders, either MacDermid, on the one hand, or ParentCo and MergerCo, on the other hand, may elect to waive conditions to their respective performance and complete the merger. We do not anticipate re-soliciting our shareholders for approval of any such waiver unless we propose to waive a condition and such waiver would be material to our shareholders, in which case we would re-solicit the vote of our shareholders. None of MacDermid, ParentCo or MergerCo, however, has any intention to waive any condition as of the date of this proxy statement.

Termination

        We and ParentCo may terminate the merger agreement by mutual written consent at any time before the completion of the merger (including after our shareholders have approved the merger agreement). In addition, either ParentCo or MacDermid may terminate the merger agreement at any time before the completion of the merger:

  •
  if the merger has not been completed by May 31, 2007, so long as the party seeking to terminate has not breached its obligations under the merger agreement in any manner that has proximately caused the failure to consummate the merger on or before such date (except that MacDermid may not terminate for this reason during the marketing period),

  •
  if any law or final non-appealable order restrains, enjoins or prohibits the completion of the merger, so long as the party seeking to terminate has used reasonable best efforts to have the injunction or restraint lifted, or

  •
  if the merger agreement has been submitted to our shareholders for approval and the required vote has not been obtained, or we may terminate the merger agreement at any time before the completion of the merger if:

  •
  ParentCo has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by May 31, 2007, so long as we are not in material breach of our representations, warranties, covenants or other agreements in the merger agreement and have given ParentCo 30 days' written notice, or

  •
  prior to the receipt of our shareholder approval:

  •
  our board of directors (or the special committee) has received a Superior Proposal,

  •
  in light of the Superior Proposal a majority of the disinterested directors of our board of directors (or the special committee) have determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify their recommendation to shareholders in favor of the merger would be inconsistent with the board's (or the special committee's) exercise of its fiduciary duty under applicable law,

  •
  we have notified ParentCo in writing of the above determinations regarding fiduciary duty,

  •
  at least 5 business days following ParentCo's receipt of the notice, and taking into account any revised proposal made by ParentCo since receipt of the notice (provided that we have negotiated in good faith with ParentCo with respect to any such revised proposal), the Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of the board of directors (or the special committee) has again made the above determinations regarding fiduciary duty,

  •
  we are in compliance, in all material respects, with the covenants in the merger agreement regarding non-solicitation described above in "No Solicitation of Transactions,"

  •
  we have previously paid, or contemporaneously with such termination pay, the termination fee described below in "Fees and Expenses," and

  •
  our board of directors has approved, and we concurrently enter into, a definitive agreement providing for the implementation of the Superior Proposal.

        ParentCo may terminate the merger agreement at any time before the completion of the merger if:

  •
  we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by May 31, 2007, so long as ParentCo is not in material breach of its representations, warranties, covenants or other agreements in the merger agreement and has given us 30 days' written notice,

  •
  our board of directors or the special committee:

  •
  withdraws, modifies or qualifies in a manner adverse to ParentCo or MergerCo, or publicly proposes to withdraw, modify or qualify, in a manner adverse to ParentCo or MergerCo, its recommendation that our shareholders approve the merger agreement and the transactions contemplated by the merger agreement,

  •
  fails to recommend to our shareholders that they approve the merger agreement and the transactions contemplated by the merger agreement, or

  •
  approves, endorses or recommends, or publicly proposes to approve, endorse or recommend, any Alternative Proposal, or

  •
  we notify ParentCo that a majority of the disinterested directors of our board (or the special committee) have determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify its recommendation to shareholders in favor of the merger would be inconsistent with the board's (or the special committee's) exercise of its fiduciary duty under applicable law.

Fees and Expenses

        In general, all expenses incurred by a party to the merger agreement will be paid by that party (except for certain expenses incurred by MacDermid in connection with the debt financing, as described above in "Financing Commitments; Company Cooperation; Marketing Period"). However, if the merger agreement is terminated in certain circumstances described below, we may be required to pay ParentCo, or ParentCo may be required to pay to us, a termination fee of $33 million, or we may be required to reimburse certain expenses of ParentCo and MergerCo up to $5 million. In addition, if

MacDermid or ParentCo fails to pay any termination fee when due, it will be obligated to pay the costs and expenses (including legal fees) incurred in connection with any action to collect payment of the fee.

  Fees and Expenses Payable by MacDermid

        We will have to pay to ParentCo a termination fee of $33 million in cash (less any previously paid transaction expenses of ParentCo, MergerCo and their affiliates) if:

  •
  we terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal as described above in "Termination" (in which case we will pay ParentCo concurrently with the termination of the merger agreement), or

  •
  ParentCo terminates the merger agreement for one of the following reasons (in which case we will pay ParentCo promptly following the termination of the merger agreement and in any event not later than two business days after delivery to MacDermid of notice of demand for payment):

  •
  we have willfully breached or willfully failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and such willful breach or willful failure would result in the failure of a closing condition and cannot be cured by May 31, 2007,

  •
  we have failed to properly recommend that our shareholders approve the merger agreement and the transactions contemplated by the merger agreement or have endorsed an Alternative Proposal as described above in "Termination," or

  •
  we have notified ParentCo that a majority of the disinterested directors of our board of directors (or the special committee) has determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify its recommendation to shareholders in favor of the merger would be inconsistent with the board of directors' (or the special committee's) exercise of its fiduciary duty under applicable law.

        We will also have to pay to ParentCo a termination fee of $33 million in cash (less any previously paid transaction expenses of ParentCo, MergerCo and their affiliates) promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an alternative takeover proposal (and in any event not later than two business days after delivery to MacDermid of notice of demand for payment) if:

  •
  a takeover proposal for at least 50% of the equity securities, net revenue, net income or consolidated assets of MacDermid and its subsidiaries taken as a whole (or the intention of any person to make one) shall have been made known or publicly announced and, in the case of termination as a result of failure to obtain the requisite shareholder vote, not publicly withdrawn at the time of the shareholders' meeting, and:

  •
  one of the following occurs:

  •
  ParentCo terminates the merger agreement because the merger has not been completed by May 31, 2007,

  •
  ParentCo terminates the merger agreement because of the failure to obtain the requisite shareholder vote, or

  •
  ParentCo terminates the merger agreement because we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by May 31, 2007, and

  •
  we enter into a definitive agreement implementing any takeover proposal, or consummate any takeover proposal for at least 50% of the equity securities, net revenue, net income or consolidated assets of MacDermid and its subsidiaries taken as a whole (whether or not such proposal was the same proposal announced at the time of termination) within twelve months after the date of termination (in which case we must pay the termination fee before or at the time we enter into the definitive agreement or consummate the takeover proposal).

        If we terminate in connection with a takeover proposal for at least 50% of the equity securities, net revenue, net income or consolidated assets of MacDermid and its subsidiaries taken as a whole (or the intention of any person to make one), and we have not yet paid a termination fee because we have not yet entered into a definitive agreement implementing any takeover proposal, or consummated any takeover proposal, we will have to reimburse ParentCo's and MergerCo's actual and reasonably documented out-of-pocket fees and expenses relating to the merger incurred prior to the termination, up to a maximum of $5 million. If we pay ParentCo's and MergerCo's expenses pursuant to these provisions, we may still be liable for a termination fee if we later agree to or consummate a takeover proposal, but we will be able to reduce the amount of the termination fee by the amount of the expenses that we have already paid.

  Fees and Expenses Payable by ParentCo

        ParentCo has agreed to pay us a termination fee of $33 million within two business days following termination if the merger agreement is terminated:

  •
  by us because ParentCo or MergerCo has willfully breached or willfully failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and such willful breach or willful failure would result in the failure of a closing condition and cannot be cured by May 31, 2007, and

  •
  there is no state of facts or circumstances that would reasonably be expected to prevent the mutual closing conditions and the conditions to our obligations to complete the merger (other than the condition with respect to the delivery of officer's certificates) from being satisfied by May 31, 2007, or if the merger agreement is terminated:

  •
  by us or by ParentCo because the merger has not been completed by May 31, 2007, and

  •
  the mutual closing conditions and the conditions to our obligations to complete the merger (other than the condition with respect to the delivery of officer's certificates) have been satisfied either at termination, or on the last day of the marketing period (if the merger has not been consummated as of the end of the marketing period).

        The merger agreement provides that our right to receive payment of the $33 million termination fee in the circumstances described above, and the guarantee thereof pursuant to certain letter agreements executed by the Guarantors in favor of ourselves (see "Special Factors—Source and Amount of Funds; Financing for the Merger"), is the sole and exclusive remedy available to us, our affiliates and our subsidiaries against ParentCo, MergerCo, the Investor Group and any of their respective former, current or future general or limited partners, shareholders, managers, members, directors, officers, affiliates or agents with respect to the merger agreement and the transactions contemplated by the merger agreement, including for any loss suffered as a result of the failure of the merger to be completed, under any theory or for any reason (except for reimbursement of certain expenses incurred by us in connection with the debt financing, as described above in "The Merger Agreement—Financing Commitments; Company Cooperation; Marketing Period"). We have agreed that we will in no event seek to recover on money damages in excess of $33 million from any of the foregoing persons and that the maximum liability of each Guarantor will be limited to the express obligations of each Guarantor under its letter agreement.

Amendment and Waiver

        The merger agreement may be amended by a written agreement signed by us (with the approval of the special committee), ParentCo and MergerCo at any time prior to the completion of the merger, whether or not our shareholders have approved the merger agreement. However, no amendment that requires further approval of our shareholders will be made without obtaining that approval. At any time prior to the completion of the merger, we (with the approval of the special committee), ParentCo or MergerCo may waive the other party's compliance with certain provisions of the merger agreement.

THE VOTING AGREEMENT

        In connection with the transactions, Mr. Leever entered into a voting agreement with ParentCo, dated as of December 15, 2006, which we refer to as the voting agreement, pursuant to which Mr. Leever agreed, among other things and subject to certain conditions, to vote all of his beneficially owned common stock in favor of the adoption of the merger agreement, against any competing takeover proposal that may be submitted by MacDermid for a vote of its shareholders, against any proposal made in opposition to, or in competition or inconsistent with, the merger agreement and against any extraordinary dividend by MacDermid or change in the capital structure of MacDermid not contemplated by the merger agreement.

        As of            , 2007, the record date, Mr. Leever beneficially owned approximately [    •    ]% of the common stock outstanding and [    •    ]% of the voting power of the outstanding shares of common stock. The voting agreement will terminate upon the occurrence of certain events, including if the merger agreement is terminated.

        A copy of the voting agreement is attached to this proxy statement as Annex D and we incorporate it by reference into this proxy statement. The summary of the voting agreement in the preceding paragraph does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read the voting agreement carefully and in its entirety.

OTHER IMPORTANT INFORMATION REGARDING MACDERMID

Directors and Executive Officers

        The persons listed below are the directors and executive officers of MacDermid as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the board of directors or until the earlier of his or her resignation or removal. None of these persons nor MacDermid has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the directors and executive officers of MacDermid are citizens of the United States and can be reached c/o MacDermid, Incorporated, 1401 Blake Street, Denver, Colorado 80202.

  Directors

        Daniel H. Leever (Age 58): Mr. Leever joined MacDermid in 1982. In 1989, he was appointed Senior Vice President and Chief Operating Officer. The following year, he was appointed President and Chief Executive Officer. In 1998, Mr. Leever was appointed Chairman of the Board. Mr. Leever attended undergraduate school at Kansas State University and the graduate school at the University of New Haven School of Business. Mr. Leever is currently the Chief Executive Officer and Chairman of the Board of MacDermid, Incorporated.

        Robert L. Ecklin (Age 68): In 2005, Mr. Ecklin retired from the positions he held at Corning, Incorporated. Mr. Ecklin was previously Executive Vice President Environmental Technologies and Strategic Growth for Corning Incorporated. He had held this position since January 2001 and had been Executive Vice President for Corning since January, 1999. He joined Corning in 1961 in the Engineering Division and had held a number of manufacturing and operations positions at Corning. He was formerly plant manager of two Corning facilities and was named Vice President in 1982. In 1990, Mr. Ecklin was appointed Senior Vice President and General Manager, Industrial Products. Mr. Ecklin serves on several boards including Pittsburgh Corning, Inc., and Pittsburgh Corning Europe, Inc., as well as several service organizations, including the State University of New York, Research Board. Mr. Ecklin holds a bachelor's degree in architectural engineering and has completed the Executive Management Program at Dartmouth University. Mr. Ecklin is currently a Director of MacDermid, Incorporated, and a member of the Audit, Compensation and Corporate Governance Committees.

        Donald G. Ogilvie (Age 63): Mr. Ogilvie is currently an Executive in residence and a lecturer at Yale University. In 2005, Mr. Ogilvie retired from the positions he held at the American Bankers Association. Mr. Ogilvie had previously been President and Chief Executive Officer of the American Bankers Association since 2002, and prior to that he served as Executive Vice President since 1985. From 1980 to 1985 he was a Vice President of Celanese Corporation and from 1977 to 1980 Associate Dean of Yale University's School of Organization and Management. Earlier, he held posts in the U.S. Department of Defense and in the Executive Office of the President as Associate Director of National Security and International Affairs in the Office of Management and Budget. Mr. Ogilvie has a B.A. degree from Yale University and an M.B.A. from Stanford University's School of Business. Mr. Ogilvie is a director of TransUnion Corporation. Mr. Ogilvie is currently a Director of MacDermid, Incorporated and Chairman of the Audit Committee and a member of the Compensation and Corporate Governance Committees.

        James C. Smith (Age 58): Mr. Smith is Chairman of the Board (since 1995) and Chief Executive Officer (since 1987) of Webster Financial Corporation and its subsidiary, Webster Bank of Connecticut. From 1987 until April 2000, Mr. Smith also served as President of Webster Financial Corporation and Webster Bank. Mr. Smith is active in a number of organizations dedicated to enhancing the quality of life in the communities served by Webster. Mr. Smith has an AB degree from Dartmouth College.

Mr. Smith is currently a Director of MacDermid, Incorporated and a member of the Audit, Compensation and Corporate Governance Committees.

        Joseph M. Silvestri (Age 45): Mr. Silvestri is a managing partner of Court Square Capital Partners II, L.P. He has been employed by Court Square Capital Partners and its predecessor Citigroup Venture Capital, Ltd. since 1990. He is a member of the boards of directors and compensation committees of Southern Graphic Systems, a provider of graphic arts products and services, Worldspan, a global distribution system for the travel industry and Auto Europe Group, a provider of worldwide car rental and travel services. Mr. Silvestri has a BS degree from Pennsylvania State University and an MBA degree from Columbia Business School. Mr. Silvestri is currently a Director of MacDermid, Incorporated, and a member of the Compensation Committee.

        T. Quinn Spitzer, Jr. (Age 57): Mr. Spitzer is a partner in McHugh Consulting, a management consulting firm specializing in business strategy and complexity management. Mr. Spitzer has been an independent consultant since 1973. In 1978 he joined the consulting firm of Kepner-Tregoe, Inc. of Princeton, N.J. In 1990, he was appointed President and Chief Executive Officer of Kepner-Tregoe, and in 1996 he also became Chairman of the Board of Kepner-Tregoe. In 1999 he established McHugh Consulting. Mr. Spitzer received his undergraduate education from the University of Virginia and his graduate education from the University of Georgia. Mr. Spitzer is currently a Director of MacDermid, Incorporated, Chairman of the Compensation and Corporate Governance Committees, Lead Non-Management Director and a member of the Audit Committee.

  Executive Officers

        Daniel H. Leever: See Mr. Leever's biographical information under "—Directors" above.

        Gregory M. Bolingbroke (Age 57): Mr. Bolingbroke joined MacDermid in 1993 as a Cost Accountant in Waterbury, Connecticut, prior to which he practiced business as a Chartered Accountant in South Africa. He was promoted to Corporate Controller in 2000 and appointed Vice President and Treasurer in 2001. He currently serves as Senior Vice President of Finance and Treasurer, a position he was appointed to in 2002.

        John L. Cordani (Age 43): Mr. Cordani joined MacDermid in 1986 and was appointed Corporate Counsel in 1993. In 1994, he was appointed Corporate Secretary. He served as Corporate Counsel and Secretary until May 2000. In May of 2000, he became a partner in the law firm of Carmody and Torrance, LLP. In July 2001, he returned to MacDermid and was reinstated as Corporate Secretary and General Counsel and was given the title of Vice President; these are the offices he serves in currently. Mr. Cordani is also an adjunct professor of law at Quinnipiac University School of Law. Mr. Cordani serves on the Board of the United Way of Greater Waterbury.

        Frank J. Monteiro (Age 36): Mr. Monteiro joined MacDermid in 1998 as a General Accounting Manager for our Advanced Surface Finishing—Americas business unit. In 2000, he was promoted to Assistant Controller of Advanced Surface Finishing—Americas and in 2001 was promoted to Treasury Risk Manager for our corporate business. In 2002, Mr. Monteiro was appointed as Assistant Treasurer and thereby became an officer of the company. He currently serves as Assistant Treasurer and Risk Manager.

Selected Historical Consolidated Financial Information

        The following information at and for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 has been derived from MacDermid's historical audited consolidated financial statements for those years. The unaudited balance sheet data for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 have been restated to account correctly for the foreign currency translation related to MacDermid's foreign goodwill and intangible account balances and the other comprehensive income balance of shareholders' equity. The financial information at and for the nine months ended September 30, 2006 and 2005 has been derived from MacDermid's unaudited consolidated financial statements for these periods, which financial information includes, in the opinion of MacDermid's management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. The results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

        The information set forth below is only a summary and should be read in conjunction with MacDermid's consolidated financial statements and the related notes contained in MacDermid's periodic reports filed with the SEC, that have been incorporated by reference into this document. See "Where You Can Find More Information."

		December 31,
Balance Sheet Data:	September 30, 2006
		2005	2004	2003	2002	2001
(in thousands, except per share data)	(Unaudited)	(Unaudited) (Restated)	(Unaudited) (Restated)	(Unaudited) (Restated)	(Unaudited) (Restated)	(Unaudited) (Restated)
Current assets	$430,112	$360,360	$389,215	$305,316	$288,618	$314,230
Goodwill and identifiable intangible assets, net	293,060	283,851	242,430	236,819	227,005	254,494
Total assets	895,245	819,927	793,427	709,794	708,873	785,383
Current liabilities	147,589	141,839	129,112	125,623	147,362	173,960
Total debt (both current & long term)	301,304	301,773	301,829	302,701	321,590	412,364
Total liabilities	497,097	480,850	469,687	458,224	487,282	584,701
Shareholders' equity	398,148	339,077	323,740	251,570	221,591	200,682
	Nine Months Ended September 30,
			Year Ended December 31,
Operations Data:
	2006	2005	2005	2004	2003	2002	2001
(in thousands, except per share data)	(Unaudited)	(Unaudited)					(Unaudited)
Net Sales	$607,910	$541,788	$738,043	$660,785	$619,886	$611,490	$657,202
Cost of Sales	344,011	300,827	413,311	347,544	329,271	337,012	371,779

Gross Profit	263,899	240,961	324,732	313,241	290,615	274,478	285,423
Operating Expenses:
Selling, technical and administrative	160,259	147,581	200,536	185,915	171,510	170,161	179,978
Research and development	22,788	19,725	27,200	21,916	19,955	19,202	21,115
(Gain)/loss on asset sales and business dispositions	1,116	—	—	—	—	—	—
Impairment charges	—	—	—	—	—	982	52,876
Restructuring	2,108	1,462	3,263	—	—	—	9,666

	186,271	168,768	230,999	207,831	191,465	190,345	263,635

Operating profit	77,628	72,193	93,733	105,410	99,150	84,133	21,788
Other income (expense):
Interest income	2,399	1,834	2,315	1,399	873	575	1,086
Interest expense	(21,354)	(23,004)	(30,397)	(31,014)	(31,051)	(34,458)	(33,525)
Other, net	(148)	207	(40)	1,942	4,314	(2,651)	(1,878)

	(19,103)	(20,963)	(28,122)	(27,637)	(25,864)	(36,534)	(34,317)
Earnings (loss) before income tax expense	58,525	51,230	65,611	77,737	73,286	47,599	(12,529)
Income taxes	(16,621)	(14,600)	(18,568)	(24,513)	(23,466)	(16,122)	4,385

Earnings (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	41,904	36,630	47,043	53,224	49,820	31,477	(8,144)
Income (loss) from discontinued operations, net of tax	—	—	—	—	5,592	(22,128)	(16,156)

Net earnings (loss) before cumulative effect of change in accounting principle	41,904	36,630	47,043	53,224	55,412	9,349	(24,300)
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	1,014	—	—

Net earnings (loss)	$41,904	$36,630	$47,043	$53,224	$56,426	$9,349	$(24,300)

Net earnings (loss) per share continuing operations:
Basic	$1.36	$1.21	$1.55	$1.76	$1.60	$0.98	$(0.25)
Diluted	$1.34	$1.19	$1.52	$1.72	$1.59	$0.98	$(0.25)
Net earnings (loss) per share discontinued operations:
Basic	n/a	n/a	n/a	n/a	$0.18	$(0.69)	$(0.51)
Diluted	n/a	n/a	n/a	n/a	$0.18	$(0.69)	$(0.51)
Net earnings per share cumulative effect of accounting change:
Basic	n/a	n/a	n/a	n/a	$0.03	n/a	n/a
Diluted	n/a	n/a	n/a	n/a	$0.03	n/a	n/a
Net earnings (loss) per share:
Basic	$1.36	$1.21	$1.55	$1.76	$1.81	$0.29	$(0.76)

Diluted	$1.34	$1.19	$1.52	$1.72	$1.80	$0.29	$(0.76)

Dividends per share	$0.18	$0.18	$0.24	$0.16	$0.10	$0.08	$0.08

	At or For the Nine Months Ended September 30,
			At or For the Year Ended December 31,
Other Data:
	2006	2005	2005	2004	2003	2002	2001
Current ratio	2.9	2.7	2.5	3.0	2.4	2.0	1.8
Long-term debt to capital ratio	43.0%	47.4%	47.0%	48.2%	54.5%	58.3%	66.2%
Debt to equity ratio	75.7%	91.1%	89.0%	93.2%	120.3%	145.1%	205.1%

Consolidated Ratios of Earnings to Fixed Charges

        The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. For purposes of computing the ratios, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense.

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	3.04	2.76	2.71	3.33	3.19	2.28	0.66

Financial Forecasts of MacDermid

  Management Case

        MacDermid's senior management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, financial forecasts prepared by senior management were made available to the Investor Group as well as to the special committee and its financial advisors in connection with their respective considerations of the merger. We have included a subset of these projections to give our shareholders access to certain non-public information considered by the Investor Group, the special committee and board of directors for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that the Sponsors, Mr. Leever, the special committee or the board of directors, Merrill Lynch, or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

        MacDermid advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond MacDermid's control. The projections also reflect estimates and assumptions related to the business of MacDermid that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond MacDermid's control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections were prepared for internal use and to assist the Investor Group, Mr. Leever and the financial advisors to the special committee with their respective due diligence investigations of MacDermid and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. MacDermid's independent registered public accounting firm has not examined or compiled any of the financial projections, expressed any conclusion or provided any form of assurance with respect to the financial projections and, accordingly, assumes no responsibility for them. The financial projections do not take into account any circumstances or events occurring after the date they were prepared.

        Projections of this type are based on estimates and assumptions that are inherently subject to factors such as the factors described under "Forward-Looking Statements," which factors may cause the financial projections or the underlying assumptions to be inaccurate. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.

        Since the date of the projections, MacDermid has made publicly available its actual results of operations for the quarter and nine months ended September 30, 2006. You should review MacDermid's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 to obtain this information. Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial projections set forth below. No one has made or makes any representation to any shareholder regarding the information included in these projections. MacDermid does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

        For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, MacDermid does not intend to update or otherwise revise the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

        On September 22, 2006, MacDermid provided the Investor Group and Merrill Lynch with estimated operating results for the full fiscal year 2006, as presented below.

	2006 Estimates	Updated 2006 Estimates (11/20/06)
	(in millions)	(in millions)
Sales	$839.8	$839.8
Operating Profit	113.1	108.5
EBITDA(1)	145.9	141.5
Capital expenditures	10.0	10.0

(1)
Represents net income before depreciation and amortization, net interest and other financing costs and provision for income taxes, before restructuring, purchase accounting and special charges of $7.0 million, and $7.8 million updated on November 20, 2006.

        MacDermid management developed the fiscal year 2006 estimates based upon six month actual results and from information provided by each of MacDermid's individual businesses, which in each case reflected sales assumptions and estimates based on historical experience. The 2006 estimates also incorporate assumptions regarding expenses based on historical cost patterns and operating margins. Capital expenditure assumptions reflect historical experience and anticipated requirements. These assumptions represent all of the material assumptions and estimates made in connection with the preparation of the 2006 estimates.

        MacDermid also provided the Investor Group and Merrill Lynch with projections for fiscal years 2007 through 2011, as presented below:

	Projections
	2007	2008	2009	2010	2011
	(in millions)
Sales	$883.6	$935.7	$980.2	$1,027.9	$1,078.8
Operating profit	135.3	152.1	152.1	163.0	188.1
EBITDA(1)	161.0	177.8	177.8	188.8	213.9
Capital expenditures(2)	8.0	8.0	8.0	10.0	12.0

(1)
Represents net income before depreciation and amortization, net interest and other financing costs and provision for income taxes.

(2)
Capital expenditures represent maintenance capital only.

        In conjunction with preparing the projection information, MacDermid management used a sales growth rate assumption for MacDermid as a whole of between 4.8% and 5.9% per year. MacDermid management used gross profit percentage assumptions of between 44.9% and 45.7% and operating expenses growth assumptions of between 3.3% and 4.0% per year. These assumptions, without restructuring and special charges, resulted in operating profit percentages of between 15.3% and 17.4%. Capital expenditure assumptions reflect historical experience and anticipated requirements. These projections have not been updated or adjusted since originally calculated in the third quarter of 2006.

  Sensitivity Case

        In addition to the management case, as described under "Special Factors—Opinion of Financial Advisor," Merrill Lynch developed a sensitivity case with input from, and based on discussions with, the special committee, taking into account, among other things, MacDermid's historical financial performance and its prospective opportunities and challenges, as well as the projected growth rates and respective performances of select public companies. The sensitivity case incorporates revised assumptions versus the management case for revenue growth rates and operating margins for MacDermid's business segments. Overall, the sensitivity case resulted in a five year (2006 estimated to 2011 projected) compounded annual earnings per share growth rate of 12.6% for MacDermid, as compared to a five year compounded annual earnings per share growth rate of 18.4% in the management case. See "Special Factors—Opinion of Financial Advisor."

Market for Common Stock and Dividends

        Our common stock is traded on the New York Stock Exchange under the symbol "MRD." At the record date for the special meeting, there were [    •    ] shares of our common stock outstanding, which were held by approximately [    •    ] holders of record. Such number of shareholders does not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

        The following table sets forth during the periods indicated the high and low sales prices of our common stock and the dividends declared per share.

	Market Price
			Dividends Declared Per Share
	High	Low
2007
First Quarter (through January 11, 2007)	$34.31	$34.02	(1)
2006
First Quarter	$32.20	$27.02	$0.06
Second Quarter	$35.05	$27.23	$0.06
Third Quarter	$32.93	$25.50	$0.06
Fourth Quarter	$34.50	$32.30	$0.06
2005
First Quarter	$36.05	$30.92	$0.06
Second Quarter	$34.40	$28.12	$0.06
Third Quarter $	$33.72	$25.45	$0.06
Fourth Quarter	$29.50	$25.99	$0.06

(1)
Cash dividends have not been declared.

        On December 15, 2006, the last full trading day prior to the announcement of the merger agreement, the last reported sales price per share of the MacDermid common stock was $32.82. On [    •    ], 2007, the most recent practicable trading day prior to the date of this proxy statement, the last reported sales price per share was $[    •    ]. You should obtain current market price quotations for our common stock in connection with voting your shares.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2006 (except as noted below) by (i) any person known by us to be a beneficial owner of more than 5% of our common stock, (ii) our CEO and the five other most highly compensated executive officers, (iii) each director and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below has sole voting and disposition power with respect to such person's shares. The total shares of common stock beneficially owned by the officers includes the right to acquire ownership through exercisable stock options.

Name of Beneficial Owner, Officer or Director	Number of Shares		%(1)
GAMCO Investors, Inc.	2,605,750	(2)	8.4%
MacDermid Employees Profit Sharing, Pension and Stock Ownership Plans; MacDermid Equipment, Inc. 401(K) Plan	2,363,202	(3)	7.7%
Daniel H. Leever	2,241,701	(4)	7.3%
Royce & Associates, LLC	2,004,021	(5)	6.5%
Bank of America Corporation	1,871,451	(6)	6.1%
T. Rowe Price Associates, Inc.	1,840,282	(7)	6.0%
PRIMECAP Management Company	1,710,150	(8)	5.5%
Joseph M. Silvestri	215,739	(9)	*
Peter E. Kukanskis	191,799	(10)	*
Michael Siegmund	142,564	(11)	*
Gregory M. Bolingbroke	134,547	(12)	*
John L. Cordani	95,710	(13)	*
James C. Smith	71,170	(14)	*
Donald G. Ogilvie	62,446	(15)	*
T. Quinn Spitzer, Jr.	53,250	(16)	*
Robert L. Ecklin	52,154	(17)	*
Frank J. Monteiro	19,078	(18)	*
All current directors and executive officers as a group (11 persons)	3,280,158	(19)	10.6%

*
Less than 1% of shares outstanding

(1)
Percentage of total outstanding shares of MacDermid common stock as of November 3, 2006 (30,861,165 shares).

(2)
The information relating to GAMCO Investors, Inc. is taken from its Schedule 13D dated December 28, 2006. GAMCO Investors, Inc. indicates sole voting power with respect to 2,544,250 shares and sole dispositive power with respect to 2,605,750 shares.

(3)
The information relating to MacDermid Employees Profit Sharing, Pension and Stock Ownership Plans and MacDermid Equipment, Inc. 401(K) Plan sets forth information as of December 31, 2006. The ownership of 2,363,202 shares represents 1,968,448 shares in the MacDermid Employees Profit Sharing and Employee Stock Ownership Plans beneficially owned by the trustee of the plans (Charles Schwab Trust Company), and 394,754 shares in the MacDermid, Incorporated Employees Pension Plan beneficially owned by the trustee of the plan (Charles Schwab Trust Company). Under the terms of the Profit Sharing Plan and the ESOP, participants have the right to vote the shares credited to their accounts; however, the trustee may, in its discretion, vote any shares (including unallocated shares) not voted by the participants. The trustee of the Pension Plan may vote all the MacDermid shares beneficially owned thereunder.

(4)
The information relating to Daniel H. Leever is taken from his Form 5 dated December 31, 2006, and includes 594,626 shares held directly, 8,285 shares held indirectly in trust for Mr. Leever's son, 5,463 shares held by Mr. Leever's spouse, 135,668 shares held by a trust/foundation for which Mr. Leever is the trustee, 154,565 shares held by an ERISA plan and 1,343,094 shares beneficially owned by reason of Mr. Leever's stock option ownership.

(5)
The information relating to Royce & Associates, LLC is taken from its Form 13F dated November 2, 2006 for the quarter ended September 30, 2006. Royce & Associates, LLC indicates sole voting power and sole dispositive power with respect to 2,004,021 shares.

(6)
The information relating to Bank of America Corporation is taken from its Form 13F dated October 23, 2006 for the quarter ended September 30, 2006. Bank of America Corporation indicates sole voting power with respect to 933,037 shares and shared voting power with respect to 825 shares.

(7)
The information relating to T. Rowe Price Associates, Inc. is taken from its Form 13F dated November 14, 2006 for the quarter ended September 30, 2006. T. Rowe Price Associates, Inc. indicates sole voting power with respect to 383,100 shares and sole dispositive power with respect to 1,840,282 shares.

(8)
The information relating to PRIMECAP Management Company is taken from its Form 13F dated November 8, 2006 for the quarter ended September 30, 2006. PRIMECAP Management Company indicates no sole or shared voting power with respect to any shares and sole dispositive power with respect to 1,710,150 shares.

(9)
The information relating to Joseph M. Silvestri is taken from his Form 4 dated June 21, 2006, and includes 35,156 shares held directly, 20 shares held in trust for Mr. Silvestri's children, 120,000 shares held in trust and 60,563 shares beneficially owned by reason of Mr. Silvestri's stock option ownership

(10)
The information relating to Peter E. Kukanskis is taken from his Form 5 dated December 31, 2006 and includes 2,808 shares held directly, 19,086 shares held by Mr. Kukanskis's spouse, 23,712 shares held by an ERISA plan and 146,193 shares beneficially owned by reason of Mr. Kukanskis's stock option ownership.

(11)
The information relating to Michael Siegmund is taken from his Form 5 dated December 31, 2006 and includes 2,269 shares held directly, 600 shares held in trust for Mr. Siegmund's children, 12,464 shares held by an ERISA plan and 127,231 shares beneficially owned by reason of Mr. Siegmund's stock option ownership.

(12)
The information relating to Gregory M. Bolingbroke is taken from his Form 5 dated December 31, 2006, and includes 22,103 shares held directly, 18,051 shares held indirectly by an ERISA plan and 94,393 shares beneficially owned by reason of Mr. Bolingbroke's stock option ownership.

(13)
The information relating to John L. Cordani is taken from his Form 5 dated December 31, 2006, and includes 2,708 shares held directly, 3,609 shares held indirectly by an ERISA plan and 89,393 shares beneficially owned by reason of Mr. Cordani's stock option ownership.

(14)
The information relating to James C. Smith is taken from his Form 4 dated December 22, 2006 and includes 16,658 shares held directly, 6,300 shares held indirectly in an IRA Fund in name of Mr. Smith's mother (for which Mr. Smith is beneficiary and trust advisor) and 48,212 shares beneficially owned by reason of Mr. Smith's stock option ownership.

(15)
The information relating to Donald G. Ogilvie is taken from his Form 4 dated February 17, 2006, and includes 14,234 shares held directly and 48,212 shares beneficially owned by reason of Mr. Ogilvie's stock option ownership.

(16)
The information relating to T. Quinn Spitzer, Jr. is taken from his Form 4 dated February 17, 2006 and includes 8,709 shares held directly and 44,541 shares beneficially owned by reason of Mr. Spitzer's stock option ownership.

(17)
The information relating to Robert L. Ecklin is taken from his Form 4 dated February 17, 2006 and includes 6,237 shares held directly and 45,917 shares beneficially owned by reason of Mr. Ecklin's stock option ownership.

(18)
The information relating to Frank J. Monteiro is taken from his Form 5 dated December 31, 2006 and includes 828 shares held directly, 3,878 shares held indirectly by an ERISA plan and 14,372 shares beneficially owned by reason of Mr. Monteiro's stock option ownership.

(19)
Includes shares held by directors and officers listed in the above table.

Prior Purchases and Sales of MacDermid Common Stock

        Except for the transactions in the following table, there were no transactions with respect to MacDermid common stock during the past 60 days effected by any of MacDermid, any of its directors or executive officers, or the Investor Group or any of their affiliates. The following table lists all transactions in MacDermid common stock that were made by any of the above parties in the last 60 days.

Party	Acquisition/ Disposition	Quantity of Shares		Price	Trade Date
Gregory M. Bolingbroke	Disposition	71,853		$34.14	12/21/2006
Gregory M. Bolingbroke	Acquisition	10,000		$30.33	12/21/2006
Gregory M. Bolingbroke	Acquisition	62,000		$22.65	12/21/2006
Gregory M. Bolingbroke	Acquisition	15,000		$25.63	12/21/2006
John L. Cordani	Disposition	89,913		$34.20	12/22/2006
John L. Cordani	Acquisition	100,000		$22.65	12/22/2006
John L. Cordani	Acquisition	10,000		$30.33	12/22/2006
John L. Cordani	Disposition	20,087		$34.12	12/29/2006
Daniel H. Leever	Disposition	7,400		$0.00 (Gift)	12/13/2006
Daniel H. Leever	Acquisition	7,635	(1)	$0.00 (Gift)	12/15/2006
Daniel H. Leever	Disposition	900		$0.00 (Gift)	12/19/2006
Daniel H. Leever	Disposition	732		$34.16	1/10/2007
James C. Smith	Disposition	900		$34.20	12/22/2006

(1)
Represents a gift to a foundation for which Mr. Leever serves as trustee.

        The following table sets forth information regarding purchases of MacDermid common stock by MacDermid, Mr. Daniel Leever and Mr. Joseph Silvestri showing, for each fiscal quarter since September 30, 2004, the number of shares of MacDermid common stock purchased, the range of prices paid for those shares, and the average price paid per quarter for those shares. Purchases by Messrs. Leever and Silvestri were pursuant to option exercises or other purchases under MacDermid's equity or stock purchase plans, unless otherwise indicated. Neither ParentCo nor MergerCo purchased any shares of MacDermid common stock during this period.

	Quarter Ended
	12/31/04			3/31/05
	Range of Price	Average Price	Number of Shares	Range of Price	Average Price	Number of Shares
	($)	($)		($)	($)
MacDermid	N/A	N/A	0	N/A	N/A	0
Daniel Leever	36.10-36.10	36.10	1,231	N/A	N/A	0
Joseph Silvestri	N/A	N/A	0	N/A	N/A	0
	Quarter Ended
	6/30/05			9/30/05
	Range of Price	Average Price	Number of Shares	Range of Price	Average Price	Number of Shares
	($)	($)		($)	($)
MacDermid	N/A	N/A	0	N/A	N/A	0
Daniel Leever	1.7945-1.7945	1.79	135,000	N/A	N/A	0
Joseph Silvestri	N/A	N/A	0	N/A	N/A	0
	Quarter Ended
	12/31/05			3/31/06
	Range of Price	Average Price	Number of Shares	Range of Price	Average Price	Number of Shares
	($)	($)		($)	($)
MacDermid	N/A	N/A	0	N/A	N/A	0
Daniel Leever	27.90-27.90	27.90	1,697	N/A	N/A	0
Joseph Silvestri	N/A	N/A	0	N/A	N/A	0
	Quarter Ended
	6/30/06			9/30/06
	Range of Price	Average Price	Number of Shares	Range of Price	Average Price	Number of Shares
	($)	($)		($)	($)
MacDermid	N/A	N/A	0	N/A	N/A	0
Daniel Leever	N/A	N/A	0	N/A	N/A	0
Joseph Silvestri	N/A	N/A	0	N/A	N/A	0
	Quarter Ended
	12/31/06
	Range of Price	Average Price	Number of Shares
	($)	($)
MacDermid	N/A	N/A	0
Daniel Leever	34.10-34.10	34.10	1,593
Joseph Silvestri	N/A	N/A	0

IMPORTANT INFORMATION REGARDING PARENTCO, MERGERCO
AND THE SPONSORS

  ParentCo and MergerCo.

        ParentCo, a Delaware limited liability company, was formed on December 13, 2006 by a member of the Investor Group, Court Square Capital Partners II, L.P., solely for the purpose of acquiring MacDermid and consummating the transactions contemplated by the merger agreement, including the related financings. MergerCo, a Connecticut corporation, is a wholly owned subsidiary of ParentCo. Neither ParentCo nor MergerCo has engaged in any business except as contemplated by the merger agreement, including in connection with arranging the proposed financing for the proposed merger. The principal address of each of ParentCo and MergerCo is c/o Court Square Capital Partners, 399 Park Avenue, 14th Floor, New York, New York 10022 and its telephone number is (212) 559-1127.

        Set forth below for the sole director and executive officer of each of ParentCo and MergerCo is his principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of the sole director and executive officer. The sole director and executive officer is a United States citizen. During the last five years, none of ParentCo, MergerCo or the sole director and executive officer of MergerCo has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of the sole director and executive officer listed below is c/o Court Square Capital Partners, 399 Park Avenue, 14th Floor, New York, New York 10022 and the telephone number is (212) 559-1127.

  Joseph M. Silvestri—President, Secretary and Sole Director. Mr. Silvestri has been the president, secretary and sole director of each of MDI Holdings, LLC and Matrix Acquisition Corp. since their formation in December 2006. He is also a managing partner of Court Square Capital Partners II, L.P. He has been with Court Square Capital Partners II, L.P. and its predecessor Citigroup Venture Capital, Ltd. since 1990. He is a director and on the compensation committees of Southern Graphic Systems, Worldspan, L.P., Auto Europe Group and MacDermid, Incorporated.

  Court Square Capital Partners II, L.P.

        Court Square Capital Partners II, L.P. is a Delaware limited partnership formed for the purpose of engaging in the private equity and leveraged buyout business. Court Square Capital Partners II, L.P.'s principal address is 399 Park Avenue, 14th Floor, New York, NY 10022 and its telephone number is (212) 559-1127. Court Square Capital GP, LLC, a Delaware limited liability company, acts as the sole general partner of Court Square Capital Partners II, L.P. Court Square Capital GP, LLC is also engaged, directly or indirectly, in the private equity and leveraged buyout business, with its principal address located at 399 Park Avenue, 14th Floor, New York, NY 10022 and its telephone number is (212) 559-1127.

        Set forth below for each managing partner of Court Square Capital GP, LLC is his respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such managing partner. Each person identified below is a United States citizen. During the last five years, none of Court Square Capital GP, LLC or any of Court Square Capital GP, LLC's managing partners listed below has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each managing partner listed below is Court Square Capital Partners II, L.P., c/o Court Square Capital Partners, 399 Park Avenue, 14th Floor, New York, New York 10022.

  William Comfort—Managing Partner. Mr. Comfort is currently a managing partner of Court Square Capital Partners II, LP. He has been with Court Square Capital Partners II, LP and its predecessor Citigroup Venture Capital since 1979. He joined Citicorp in 1973 and has been Executive Director of Citicorp International Bank, Ltd. in London and Head of Corporate Finance. Mr. Comfort is on the board of Worldspan, L.P. and I-Flex Solutions.

  Thomas F. McWilliams—Managing Partner. Mr. McWilliams is currently a managing partner of Court Square Capital Partners II, L.P. He has been with Court Square Capital Partners II, L.P. and its predecessor Citigroup Venture Capital, Ltd. since 1983. Mr. McWilliams is a director of the following companies: Strategic Industries, LLC, Arizant Inc., IWCO Direct, WCI Communities, Inc. and Remy International, Inc.

  Michael A. Delaney—Managing Partner. Mr. Delaney is currently a managing partner of Court Square Capital Partners II, L.P. He has been with Court Square Capital Partners II, L.P. and its predecessor Citigroup Venture Capital, Ltd. and its affiliate Citigroup Venture Capital Equity Partners since 1989. Mr. Delaney is a director of Remy International, Inc., MSX International, Inc., Strategic Industries Inc., IWCO Direct and Western Dental.

  David F. Thomas—Managing Partner. Mr. Thomas is currently a managing partner of Court Square Capital Partners II, L.P. He has been with Court Square Capital Partners II, L.P. and its predecessor Citigroup Venture Capital, Ltd. since 1980. Previously, he held various positions with Citibank's Transportation Finance and Acquisition Finance Groups. Prior to joining Citibank, Mr. Thomas was a certified public accountant with Arthur Andersen & Co. Mr. Thomas is a director of MagnaChip Semiconductor LLC, Network Communications Inc. and Auto Europe Group.

  Joseph M. Silvestri—Managing Partner. Mr. Silvestri has been the president, secretary and sole director of each of MDI Holdings, LLC and Matrix Acquisition Corp. since their formation in December 2006. He is also a managing partner of Court Square Capital Partners II, L.P. He has been with Court Square Capital Partners II, L.P. and its predecessor Citigroup Venture Capital, Ltd. since 1990. Mr. Silvestri is a director and on the compensation committees of Southern Graphic Systems, Worldspan, L.P., Auto Europe Group and MacDermid, Incorporated.

  Weston Presidio V, L.P.

        Weston Presidio V, L.P. is a Delaware limited partnership formed for the purpose of engaging in the private equity business. Weston Presidio V, L.P.'s principal address is John Hancock Tower, 200 Clarendon Street, 50th Floor, Boston, MA 02116 and its telephone number is (617) 988-2500. Weston Presidio Management V, LLC, a Delaware limited liability company, acts as the sole general partner of Weston Presidio V, L.P. Weston Presidio Management V, LLC is also engaged, directly or indirectly, in the private equity business, with its principal address located at John Hancock Tower, 200 Clarendon Street, 50th Floor, Boston, MA 02116 and its telephone number is (617) 988-2500.

        Set forth below for each managing member of Weston Presidio Management V, LLC is his respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such managing member. Each person identified below is a United States citizen. During the last five years, none of Weston Presidio V, L.P., Weston Presidio Management V, LLC or any of Weston Presidio Management V, LLC's managing members listed below has been convicted in a criminal proceeding

(excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each managing member listed below is c/o Weston Presidio, John Hancock Tower, 200 Clarendon Street, 50th Floor, Boston, MA 02116.

  Michael F. Cronin—Managing Member. Mr. Cronin co-founded Weston Presidio in 1991. He is a managing member of the general partners of all of the Weston Presidio private equity funds, including Weston Presidio V, LP, which we refer to collectively as the Weston Presidio Funds. He is also a managing member of Weston Presidio Service Company LLC, a company that provides management services to the Weston Presidio Funds. Mr. Cronin is a director of Amscan Holdings Inc., Tekniplex, Inc. and several other privately held companies.

  Michael P. Lazarus—Managing Member. Mr. Lazarus co-founded Weston Presidio in 1991. He is a managing member of the general partners of all of the Weston Presidio Funds. He is also a managing member of Weston Presidio Service Company LLC, a company that provides management services to the Weston Presidio Funds. Mr. Lazarus is a director of several privately held companies.

OTHER MATTERS

Shareholder Proposals

        Due to the contemplated merger, we do not currently expect to hold a 2007 annual meeting of shareholders because, following completion of the merger, we will not be a publicly-held company. If the merger is not completed, pursuant to Rule 14a-8 under the Exchange Act, the deadline for the submission of proposals by shareholders for inclusion in our proxy statement and form of proxy to be used in connection with our annual meeting of shareholders in 2007 was November 30, 2006. If MacDermid does not have notice of a shareholder proposal to be presented at the 2007 annual meeting, if held, by January 26, 2007, then such proposal will be considered untimely and any proxies with respect to the 2007 annual meeting will confer discretionary authority to vote on such proposal. Shareholder proposals should be sent to MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671, Attention: John L. Cordani, Vice President, Corporate Secretary and General Counsel.

Experts

        Our consolidated financial statements as of December 31, 2005, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the Securities Exchange Act of 1934, as amended. We file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

        You may read and copy any reports, statements or other information filed by us at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You also can inspect reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE, Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov. You also may access the SEC filings and obtain other information about us through our website at http://www.macdermid.com. The information contained on our website is not incorporated by reference into or in any way part of this proxy statement.

        We and the Investor Group have filed a Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as part of it, is available for inspection or copying as set forth above.

        Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in later filed documents incorporated by reference in this document. We incorporate by reference the documents filed by us with the SEC listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to date of the special meeting.

MacDermid SEC Filings	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2005
Quarterly Reports on Form 10-Q	Three months ended March 31, 2006, June 30, 2006 and September 30, 2006
Current Reports on Form 8-K	Filed on February 14, 2006, March 22, 2006,
April 13, 2006, May 1, 2006, August 10, 2006,
September 7, 2006, September 19, 2006,
November 13, 2006, December 18, 2006,
December 19, 2006, and December 27, 2006 (in
each case other than those portions furnished
under Item 2.02 or Item 7.01 of Form 8-K)

        You may request a copy of documents incorporated by reference in this proxy statement but not otherwise accompanying this document, at no cost, by writing or telephoning us at the following address:

MacDermid, Incorporated
1401 Blake Street
Denver, Colorado 80202
Attn: Corporate Secretary
(720) 479-3062
or
D. F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Shareholders call toll free (800) [                ]
Bank and Brokers call collect (212) [                ]

        To obtain timely delivery, you should request desired information no later than five business days prior to the date of the special meeting, or by                              , 2007.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                              , 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create any implication to the contrary.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

MDI HOLDINGS, LLC,

MATRIX ACQUISITION CORP.

AND

MACDERMID, INCORPORATED

Dated as of December 15, 2006

A-i

A-ii

A-iii

        AGREEMENT AND PLAN OF MERGER, dated as of December 15, 2006 (this "AGREEMENT"), among MDI HOLDINGS, LLC, a Delaware limited liability company ("PARENT"), MATRIX ACQUISITION CORP., a Connecticut corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and MACDERMID, INCORPORATED, a Connecticut corporation (the "COMPANY").

W I T N E S S E T H:

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in this Agreement (the "MERGER");

        WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has unanimously (with two directors abstaining) (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

        WHEREAS, the Board of Directors of Merger Sub and the Members of Parent have each unanimously approved this Agreement and declared it advisable for Merger Sub and Parent, respectively, to enter into this Agreement;

        WHEREAS, certain existing stockholders of the Company desire to contribute Shares (as hereinafter defined) to Parent or one or more of its Subsidiaries immediately prior to the Effective Time in exchange for shares of Parent capital stock immediately prior to the merger;

        WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent and Merger Sub's willingness to enter into this Agreement, Parent, Merger Sub and a stockholder of the Company are entering into a voting agreement, of even date herewith (the "VOTING AGREEMENT") pursuant to which such stockholder has agreed, subject to the terms thereof, to vote its Shares (as defined below) in favor of adoption of this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, each of Court Square Capital Partners, L.P. and Weston Presidio V, L.P. (together, the "GUARANTORS") have provided a limited guarantee (together, the "LIMITED GUARANTEES") in favor of the Company, in the form set forth on Section 4.10 of the Parent Disclosure Letter, with respect to the performance by Parent and Merger Sub, respectively, of their obligations under this Agreement; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    THE MERGER.    At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Connecticut Business Corporation Act (the "CBCA"), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the

Company shall continue as the surviving company in the Merger (the "SURVIVING CORPORATION") and a wholly owned subsidiary of Parent.

        Section 1.2    CLOSING.    The closing of the Merger (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York at 10:00 a.m., local time, on a date to be specified by the parties (the "CLOSING DATE") which shall be no later than the later of (i) the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law (as hereinafter defined)) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (ii) the date of completion of the Marketing Period (or, if Parent so notifies the Company, a date during the Marketing Period not less than three Business Days following such notice to the Company), or at such other place, date and time as the Company and Parent may agree in writing. For purposes of this Agreement, "MARKETING PERIOD" shall mean the first period of 20 consecutive Business Days after the date hereof throughout which (A) Parent shall have the Required Financial Information (as defined in Section 5.10) that the Company is required to provide to Parent pursuant to Section 5.10, (B) the conditions set forth in Section 6.1 and Section 6.3 (other than 6.3(c)) shall be satisfied, and (C) the applicable auditors shall not have withdrawn their audit opinions for any applicable Required Financial Information; PROVIDED that such 20 Business Day period shall commence no earlier than three Business Days after the condition set forth in Section 6.1(a) has been satisfied.

        Section 1.3    EFFECTIVE TIME.    On the Closing Date, the Company shall cause the Merger to be consummated by executing, delivering and filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Connecticut in accordance with Sections 33-603 and 33-819(b) of the CBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Connecticut, or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger in accordance with the CBCA (such time as the Merger becomes effective is referred to herein as the "EFFECTIVE TIME").

        Section 1.4    EFFECTS OF THE MERGER.    The Merger shall have the effects set forth in this Agreement and the applicable provisions of the CBCA.

        Section 1.5    CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION.

          (a)   The certificate of incorporation of the Company (the "COMPANY CERTIFICATE") shall be amended in its entirety to be the same as set forth in Exhibit 1.5(a) and, as so amended, shall be the certificate of incorporation of the Surviving Corporation following the Merger until thereafter amended in accordance with its terms, in each case consistent with the obligations set forth in Section 5.9, and the CBCA.

          (b)   The by-laws of Merger Sub, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.

        Section 1.6 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 1.7 OFFICERS. The officers of the Company immediately prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 2.1    EFFECT ON CAPITAL STOCK.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a)   CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.1(b), 2.1(d) and 2.1(e), each issued and outstanding share of common stock, without par value, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, "COMPANY COMMON STOCK", and each, a "SHARE"), other than (i) any Shares held by any direct or indirect wholly owned subsidiary of the Company, which Shares shall remain outstanding except that the number of such Shares shall be appropriately adjusted in the Merger (the "REMAINING SHARES"), (ii) any Cancelled Shares (as defined, and to the extent provided in Section 2.1(b)) and (iii) any Dissenting Shares (as defined, and to the extent provided in Section 2.1(e)) shall thereupon be converted automatically into and shall thereafter represent the right to receive $35.00 in cash, without interest (the "MERGER CONSIDERATION"). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration.

          (b)   PARENT AND MERGER SUB-OWNED SHARES. Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time, if any, or held by the Company immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties) (the "CANCELLED SHARES") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

          (c)   CONVERSION OF MERGER SUB COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation and shall with the Remaining Shares constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (d)   ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change; PROVIDED that nothing in this Section 2.1(d) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

          (e)   APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the

  Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the applicable provisions of Section 33-861 of the CBCA (the "DISSENTING STOCKHOLDERS"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "DISSENTING SHARES," and together with the Cancelled Shares, the "EXCLUDED SHARES"), but instead such holder shall be entitled to payment of the appraised value of such shares in accordance with the applicable provisions of the CBCA (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the appraised value of such Dissenting Shares in accordance with the applicable provisions of the CBCA), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the CBCA. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1(a), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the CBCA and received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for appraisal under the CBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

          Section 2.2    EXCHANGE OF CERTIFICATES.

          (a)   PAYING AGENT. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent and approved by the Company in writing (such approval not to be unreasonably withheld) to act as a paying agent hereunder (the "PAYING AGENT"), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Remaining Shares) pursuant to the provisions of this Article II (such cash being hereinafter referred to as the "EXCHANGE FUND").

          (b)   PAYMENT PROCEDURES.

            (i)    As soon as reasonably practicable after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Paying Agent shall mail to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates that immediately prior to the Effective Time represented Shares ("CERTIFICATES") shall pass, only upon delivery of Certificates to the Paying Agent (and shall be in such form and have such other provisions as Parent and the Company may reasonably determine prior to the Effective Time) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry ("BOOK-ENTRY SHARES") in exchange for the Merger Consideration.

            (ii)   Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount (after giving effect to any required tax withholdings) equal to the product of (x) the number of Shares represented by such holder's properly surrendered Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Shares multiplied by (y) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of the Company, a check for any cash to be paid upon due surrender of the Certificate formerly representing such Shares may be paid to such a transferee if such Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other Taxes (as hereinafter defined) have been paid or are not applicable.

            (iii)  The Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of U.S. state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity (as hereinafter defined), such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding were made.

          (c)   CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to and subject to the requirements of this Article II.

          (d)   TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

          (e)   NO LIABILITY. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f)    INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; PROVIDED, HOWEVER, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation on the earlier of six months after the Effective Time or full payment of the Exchange Fund.

          (g)   LOST CERTIFICATES. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of an indemnity agreement or, at the election of Parent or the Paying Agent, a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

        Section 2.3    EFFECT OF THE MERGER ON COMPANY STOCK OPTIONS AND COMPANY RESTRICTED SHARES.

          (a)   Except as otherwise agreed in writing by Parent and the applicable holder thereof, each outstanding option to acquire shares of Company Common Stock (each, a "COMPANY STOCK OPTION"), whether or not then vested or exercisable, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time (i) become fully vested, (ii) unvested Company Stock Options as of immediately prior to the Effective Time that are subject to a performance multiplier shall be deemed to have achieved the performance multiplier at the maximum level and have the exercise price previously established in 2006 by the Company's Board of Directors (other than for unvested Company Stock Options granted in 2003, 2004 or 2005, which shall have an exercise price reflected on the list of Company Stock Options included in Section 3.2(b) of the Company Disclosure Letter, which exercise price is based on the specialty chemical index on October 30, 2006)) and (iii) be converted into the right to receive a payment in cash, payable in U.S. dollars and without interest, equal to the product of (x) the excess, if any, of (I) the Merger Consideration over (II) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (y) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised, whether or not then vested or exercisable. The Surviving Corporation shall pay the holders of Company Stock Options the cash payments described in this Section 2.3(a) on or as soon as reasonably practicable after the Closing Date, but in any event within three (3) Business Days following the Closing Date.

          (b)   Except as otherwise agreed in writing by Parent and the applicable holder thereof, immediately prior to the Effective Time, each award of restricted Company Common Stock (the "COMPANY RESTRICTED SHARES") shall vest in full and be converted into the right to receive the Merger Consideration as provided in Section 2.1(a).

          (c)   The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.3 to any holder of Company Stock Options or Company Restricted Shares such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of U.S. state, local or foreign tax Law, and the Surviving Corporation shall make any required filings with and payments to tax authorities relating to any such deduction or withholding. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options or Company Restricted Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

          (d)   The Compensation Committee of the Board of Directors of the Company shall make such adjustments and determinations with respect to Company Stock Options and Company Restricted Shares to implement the foregoing provisions of this Section 2.3.

        Section 2.4    TIMING OF EQUITY ROLLOVER.    For the avoidance of doubt, the parties acknowledge and agree that the contribution of Shares to Parent or one of its Subsidiaries pursuant to the Rollover Commitments (and any subsequent contribution of such Shares prior to the Effective Time by Parent to one or more of its Subsidiaries) shall be deemed to occur immediately prior to the Effective Time and prior to any other above-described event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the Company SEC Documents filed on or after December 31, 2005 and prior to the date of this Agreement or (ii) as disclosed in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement by reference to the appropriate Section of this Agreement (the "COMPANY DISCLOSURE LETTER", it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    QUALIFICATION, ORGANIZATION, SUBSIDIARIES, ETC.

          (a)   Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in all material respects.

          (b)   Each of the Company and its Subsidiaries is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The organizational or governing documents of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any Subsidiary is in violation of its organizational or governing documents.

          (c)   As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a "COMPANY MATERIAL ADVERSE EFFECT" means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, (1) has or would be reasonably likely to have a material adverse effect on the assets, business, results of operation or financial condition of the Company and its Subsidiaries taken as a whole, or (2) that would be reasonably likely to prevent or materially delay or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby, but, in the case of the foregoing clause (1), shall not include facts, circumstances, events, changes, effects or occurrences (i) generally affecting the industries in which the Company conducts its business, or the economy or the financial or securities markets, in the United States or elsewhere in the world, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments, or other force majeure events, except to the extent such changes or developments have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses; (ii) resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or weather or climatic conditions, except to the extent such changes or developments (A) have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses or (B) directly affect the physical properties of the Company and its Subsidiaries; (iii) reflecting or resulting from changes in Law or GAAP (or the interpretation thereof); or (v) resulting from actions or omissions of the Company or any of its Subsidiaries which Parent has requested, to which Parent has expressly consented or that are required by the terms of this Agreement, or arising after the date of this Agreement and directly resulting from the announcement of the Merger(including the loss or departure of employees or adverse developments in relationships with customers, suppliers, distributors or other business partners).

          Section 3.2    CAPITAL STOCK.

          (a)   The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, without par value ("COMPANY PREFERRED STOCK"). As of December 1, 2006, (i) 47,398,488 shares of Company Common Stock were issued and outstanding, including 16,595,732 shares of Company Common Stock held in treasury, (ii) 5,818,818 shares of Company Common Stock were reserved for issuance pursuant to the outstanding Company Stock Options, and (iii) no shares of Company Preferred Stock were issued or outstanding. No shares of Company Common Stock are held by any Subsidiary of the Company. All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (ii) of the foregoing sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and issued in compliance with all applicable securities Laws.

          (b)   Except as set forth in subsection (a) above, as of the date hereof, (i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after December 1, 2006 upon exercise of Company Stock Options outstanding as of such date and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary. Set forth in Section 3.2(b) of the Company Disclosure Letter is a true, correct and complete list of each of the Company Stock Plans and each Company Stock Option (such list to include the name of the Company Stock Plan under which such options were issued, the holders thereof, the number of shares subject thereto, the exercise prices thereof immediately prior to the date of this Agreement and without giving effect to the adjustments contemplated by Section 2.3(a) of this Agreement and the dates of any scheduled time-vesting thereof).

          (c)   Except for the awards to acquire shares of Company Common Stock under the Company Stock Plans, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

          (d)   There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

          (e)   No holder of securities in the Company or any of its Subsidiaries has any right to have such securities or the offering or sale thereof registered under or pursuant to any securities Laws by the Company or any of its Subsidiaries.

        Section 3.3    SUBSIDIARIES.    Section 3.3 of the Company Disclosure Letter sets forth a complete and correct list of each subsidiary of the Company (each, a "SUBSIDIARY"). Section 3.3 of the Company Disclosure Letter also sets forth the jurisdiction of organization of each Subsidiary. All equity interests (including partnership interests and limited liability company interests) of the Company's Subsidiaries held by the Company or by any other Subsidiary have been duly and validly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests owned by the Company or its Subsidiaries are free and clear of any Liens, other than restrictions imposed by applicable Law. Except for its interests in its Subsidiaries, the Company does not own directly or indirectly any capital stock or other equity interests in any corporation, partnership, joint venture, association or other entity.

        Section 3.4    CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION.

          (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, and, except for (i) the Company Stockholder Approval and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Connecticut, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. As of the date hereof, each of the Board of Directors of the Company (with 2 directors abstaining) and the Special Committee of the Board of Directors has unanimously resolved to recommend that the Company's stockholders approve this Agreement and the transactions contemplated hereby (including the Special Committee's recommendation, the "RECOMMENDATION"). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and any implied covenant of good faith and fair dealing.

          (b)   Other than in connection with or in compliance with (i) the CBCA, (ii) the Securities Exchange Act of 1934 (the "EXCHANGE Act"), (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (iv) Council Regulation (EC) 139/2004 of the European Community, as amended (the "ECMR") and any other antitrust, competition or similar laws of any foreign jurisdiction and (v) the approvals set forth on Section 3.4(b) of the Company Disclosure Letter (collectively, the "COMPANY APPROVALS"), no authorization, consent or approval of, or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a "GOVERNMENTAL ENTITY") is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The execution, delivery and performance by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, Company Permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "LIEN") upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate or articles of incorporation or by-laws or other equivalent organizational document of the Company or any of its Subsidiaries or (iii) assuming that the consents and approvals referred to in Section 3.4(b) are duly obtained, conflict with or violate any applicable Laws or orders applicable to the Company or any of its Subsidiaries, other than, in the case of clause (i), as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.5    REPORTS AND FINANCIAL STATEMENTS.

          (a)   The Company and its Subsidiaries have filed all forms, documents, statements and reports required to be filed prior to the date hereof by them with the Securities and Exchange Commission (the "SEC") since January 1, 2004 (the forms, documents, statements and reports filed with the SEC since January 1, 2004 and those filed with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the "COMPANY SEC DOCUMENTS"). As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Company SEC Documents complied, and each of the Company SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. None of the Company SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in the Company SEC Documents (i) fairly present in all material respects the financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements or foreign Subsidiaries, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (ii) have complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

        Section 3.6    INTERNAL CONTROLS AND PROCEDURES.    The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it or they file under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the "SARBANES-OXLEY ACT"). The management of the Company has completed its assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2005, and such assessment concluded that such controls were effective. The Company has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the board of directors of the Company, (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

        Section 3.7    NO UNDISCLOSED LIABILITIES.

        Except (i) as reflected or reserved against in the Company's consolidated balance sheets (or the notes thereto) included in the Company SEC Documents filed prior to the date hereof, (ii) for transactions contemplated by this Agreement or the financing of such transactions and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2005, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due, that would, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.8    COMPLIANCE WITH LAW; PERMITS.

          (a)   The Company and each of its Subsidiaries is, and since the later of December 31, 2004 and its respective date of formation or organization has been, in compliance with and is not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law, (collectively, "LAWS" and each, a "LAW"), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "COMPANY PERMITS"), except where the failure to have any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries are not, and since December 31, 2004 have not been, in violation or breach of, or default under, any Company Permit, except where such violation, breach or default would not, individually or in the aggregate, have a Company Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Company, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.9    ENVIRONMENTAL LAWS AND REGULATIONS.

          (a)   Except as disclosed in the Company SEC Documents filed prior to the date hereof and except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as hereinafter defined), (ii) there has been no Release of any Hazardous Substance by the Company or any of its Subsidiaries in any manner that could reasonably be expected to give rise to any remedial obligation or corrective action requirement under applicable Environmental Laws, (iii) neither the Company nor any of its Subsidiaries has received in writing any notices, demand letters or requests for information from any federal, state, local or foreign or provincial Governmental Entity or any other person asserting that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law except for any notices, demand letters or requests for information that have been resolved, (iv) no Hazardous Substance has been Released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties while owned or operated by the Company or any of its Subsidiaries or as a result of any operations or activities of the Company or any of its Subsidiaries and (v) neither the Company, its Subsidiaries, to the Company's Knowledge, its Company Joint Ventures nor any of their respective current or former properties are, or, to the Knowledge of the Company, threatened to become, subject to any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.

          (b)   As used herein, "ENVIRONMENTAL LAW" means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date hereof.

          (c)   As used herein, "HAZARDOUS SUBSTANCE" means any substance listed, defined, designated, classified or regulated as hazardous, toxic, radioactive or dangerous under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law as a toxic waste, pollutant, contaminant, hazardous substance or material, toxic substance, hazardous waste, special waste or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls. As used herein, "RELEASE" when used as a verb, means release, spill, leak, emit, deposit, discharge, leach, migrate or dispose of Hazardous Substances into the environment or in any building or structure, or any location that poses a threat thereof and, when used as a noun, has a corresponding meaning.

        Section 3.10    EMPLOYEE BENEFIT PLANS.

          (a)   Section 3.10(a)(i) of the Company Disclosure Letter lists all Company Benefit Plans with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material liabilities. "COMPANY BENEFIT PLANS" means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA), providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, directors or consultants employed or formerly employed by, or providing services to, the Company or its Subsidiaries in the United States and all employment agreements providing compensation, vacation, severance or other benefits to any employee or consultant employed or formerly employed by, or providing services to, the Company or its Subsidiaries in the United States. For purposes of this Agreement, the term "COMPANY FOREIGN PLAN" shall refer to each material plan, program or contract that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Company Benefit Plan had it been a United States plan, program or contract. Section 3.10(a)(ii) of the Company Disclosure Letter lists all Company Foreign Plans with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material liabilities. The Company shall use its reasonable best efforts to make available to Parent within thirty (30) days following the date of this Agreement copies of the Company Foreign Plans. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there does not now exist, and there are no existing circumstances that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries following the Closing. "CONTROLLED GROUP LIABILITY" means any and all liabilities (i) under Title IV of ERISA (as defined in Section 4.15(a)(ii)), (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of Section 601 ET SEQ. of ERISA and Section 4980B of the Code or the group health plan requirements of Sections 601 ET SEQ. of the Code and Section 601 ET SEQ. of ERISA and (v) under corresponding or similar provisions of foreign laws or regulations, other than liabilities that arise solely out of, or relate solely to, the Company Benefit Plans or the Company Foreign Plans.

          (b)   The Company has made available to Parent correct and complete copies of (i) all plan documents related to the Company Benefit Plans, (ii) all trust agreements or other funding media related to the Company Benefit Plans, (iii) the three most recent annual reports, including audited financial statements, for all Company Benefit Plans required to file such reports, (iv) to the extent applicable, the most recent actuarial valuation performed with respect to each Company Benefit Plan and (v) if any Company Benefit Plan is intended to be "qualified" under Section 401 of the Code, the most recent determination letter issued by the Internal Revenue Service with respect to that Plan.

          (c)   Except for such claims which would not have, individually or in the aggregate, a Company Material Adverse Effect, no action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan (other than a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN")) by any current or former employee, officer or director of the Company or any of its Subsidiaries.

          (d)   Each Company Benefit Plan (other than a Multiemployer Plan) has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not have, individually or in the aggregate, a Company Material Adverse Effect. Any Company Benefit Plan (other than a Multiemployer Plan) intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked and to the Knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service that would reasonably be expected to affect adversely the qualified status of any such Company Benefit Plan. Neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides medical benefits to any employee or former employee following his retirement, except as required by applicable Law or as provided in individual agreements upon a severance event.

          (e)   With respect to each Company Benefit Plan (other than a Multiemployer Plan) that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, (ii) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full, (iii) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan, (iv) there has been no "reportable event" as defined in Section 4043 of ERISA for which the 30-day notice requirement has not been waived, (v) except as disclosed in Section 3.10(e) of the Company Disclosure Letter the fair market value of the assets of each such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, are at least equal to the actuarial present value of all benefits accrued under such Company Benefit Plan, and (vi) other than the payment of premiums described above in this Section 3.10(e) no liability to the PBGC with respect to any such Company Benefit Plan has been incurred or is reasonably likely to be incurred by reason of the transactions contemplated by this Agreement.

          (f)    All contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements included in the Company SEC Documents.

          (g)   Neither the Company nor its Subsidiaries has, at any time for which any relevant statute of limitations remains open, contributed to or been required to contribute to any Multiemployer Plan other than as listed in Section 3.10(g) of the Company Disclosure Letter. Neither the Company nor any Subsidiary has incurred any material liability to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as those terms are defined in part I of Subtitle E of Title IV of ERISA) nor has the Company or any Subsidiary received any written notice that any such Multiemployer Plan is in reorganization, has been terminated, is insolvent or may reasonably be expected to be in reorganization, terminated or insolvent.

          (h)   The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay, retention bonuses, non-competition payments, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, except as expressly provided in this Agreement, (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer, (iv) result in any payment that would reasonably be expected to constitute an "excess parachute payment" as defined in Section 280G (b)(i) of the Code or (v) entitle any current or former officer or employee of the Company to any gross up payment with respect to any excise tax imposed under Section 4999 of the Code.

          (i)    All Company Foreign Plans (i) have been maintained in all material respects in accordance with all applicable requirements, (ii) if they are intended to qualify for special Tax treatment meet all material requirements for such treatment, and (iii) if they are required to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with applicable Law.

        Section 3.11    INTERESTED PARTY TRANSACTIONS.    Except for employment Contracts filed or incorporated by reference as an exhibit to a Company SEC Document filed prior to the date hereof, this Agreement and the Limited Guarantees, or Company Benefit Plans, Section 3.11 of the Company Disclosure Letter sets forth a correct and complete list of the contracts or arrangements that are in existence as of the date of this Agreement under which the Company has any existing or future liabilities that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present officer or director of either the Company or any of its Subsidiaries or any person that has served as such an officer or director within the past two years or any of such officer's or director's immediate family members, (B) record or beneficial owner of more than 5% of the Shares as of the date hereof, or (C) to the Knowledge of the Company, any Affiliate of any such officer, director or owner (other than the Company or any of its Subsidiaries) (each, an "AFFILIATE TRANSACTION"). The Company has provided to Parent correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) available as of the date hereof providing for each Affiliate Transaction.

        Section 3.12    ABSENCE OF CERTAIN CHANGES OR EVENTS.    Since December 31, 2005, except as otherwise required or contemplated by this Agreement, (a) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice, (b) prior to the date hereof, no event has occurred and no action has been taken that would be prohibited by the terms of Section 5.1(b) hereof if such section had been in effect as of and at all times since December 31, 2005 except for such events or actions that would not have, individually or in the aggregate, a Company Material Adverse Effect and (c) there have not been any facts, circumstances, events, changes, effects or occurrences that have had or would have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.13    INVESTIGATIONS; LITIGATION.    There are no (i) investigations or proceedings pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries or (ii) actions, suits or proceedings pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties, at Law or in equity before, and there are no orders, judgments or decrees of, any Governmental Entity against the Company or any of its Subsidiaries, in each case of clause (i) or (ii), which have had or would have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.14    PROXY STATEMENT; OTHER INFORMATION.    The information included or incorporated by reference to the Proxy Statement (as hereinafter defined) will not at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, and the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 (as hereinafter defined) to be filed with the SEC concurrently with the filing of the Proxy Statement, will not, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that no representation is made by the Company with respect to information supplied by Parent or any Affiliate of Parent. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by Parent or any Affiliate of Parent. The letter to stockholders, notice of meeting, proxy statement and forms of proxy to be distributed to stockholders in connection with the Merger to be filed with the SEC in connection with seeking the adoption and approval of this Agreement are collectively referred to herein as the "PROXY STATEMENT." The Rule 13E-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC in connection with seeking the adoption and approval of this Agreement is referred to herein as the "SCHEDULE 13E-3."

        Section 3.15    TAX MATTERS.

          (a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate, (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) the U.S. consolidated federal income Tax Returns of the Company through the Tax year ending 2002 have been examined or are currently being examined by the Internal Revenue Service (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (iv) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (v) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries, (vi) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable or Liens for Taxes that are being contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (vii) none of the Company or any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) (A) occurring during the two-year period ending on the date hereof, or (B) that otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Merger, (viii) the Company and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party and is in compliance with all applicable rules and regulations regarding the solicitation, collection and maintenance of any forms, certifications and other information required in connection therewith, (ix) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of any Tax or Tax asset (other than an agreement or arrangement solely among members of a group the common parent of which is the Company) or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of Law), by contract, agreement or otherwise, (x) no waivers or extensions of any statute of limitations have been granted or requested with respect to any Taxes of the Company or any of its Subsidiaries, and (xi) no Taxing authority with respect to which the Company and its Subsidiaries do not file Tax Returns has delivered written notice to the Company or any of its Subsidiaries that the they are or may be subject to Taxes by that Taxing authority.

          (b)   As used in this Agreement, (i) "TAX" or "TAXES" means (A) any and all federal, state, local or foreign or provincial taxes, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto, and (B) any liability in respect of any items described in clause (A) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision of Law) or otherwise, and (ii) "TAX RETURN" means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

        Section 3.16    LABOR MATTERS.    Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation Laws to conduct an investigation of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress. Except as set forth in Section 3.16 of the Company Disclosure Letter, none of the Company or any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no (and have not been during the two year period preceding the date hereof) strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, there is no (and has not been during the two year period preceding the date hereof) union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iii) there is no (and has not been during the two year period preceding the date hereof) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iv) there is no (and has not been during the two year period preceding the date hereof) slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to employees. Except for such non-compliance which would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health (including, without limitation, classifications of service providers as employees and/or independent contractors).

        Section 3.17    INTELLECTUAL PROPERTY.    Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses adequate rights to use, all trademarks, trade names, service marks, service names, logos, assumed names, copyrights (including copyrights in computer software), patents, inventions, trade secrets, proprietary processes, methodologies and know-how, and any registrations and applications for registration of any of the foregoing used in their respective businesses as currently conducted (collectively, the "INTELLECTUAL PROPERTY"). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging that the conduct of the business of the Company or any of its Subsidiaries infringes, misappropriates or dilutes the intellectual property rights of any third party, (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe any intellectual property rights of any person, (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property of the Company or any of its Subsidiaries and (iv) to the Knowledge of the Company, no person is infringing any Intellectual Property of the Company or any of its Subsidiaries. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all trademark registrations and applications for trademark registration, patents and patent applications, copyright registrations and applications for copyright registration held in the name of the Company or any of its Subsidiaries are subsisting and in good standing, and, to the Knowledge of the Company, with respect to issued patents, trademark and copyright registrations held in the name of the Company or any of its Subsidiaries, valid and enforceable.

        Section 3.18    PROPERTY.    Section 3.18 of the Company Disclosure Letter contains a complete and accurate listing of all material real property owned or leased by the Company and its Subsidiaries. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good and indefeasible title to all of its owned real property and good title to all its personal property and has valid leasehold interests in all of its leased properties, sufficient to conduct their respective businesses as currently conducted, free and clear of all Liens (except in all cases for Liens permissible under all applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used), assuming the timely discharge of all obligations owing under or related to the owned real property, the personal property and the leased property. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any real or personal property are valid and effective against the Company or any of its Subsidiaries and, to the Company's Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries or, to the Company's Knowledge, the counterparties thereto, or, to the Company's Knowledge, event which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries or, to the Company's Knowledge, the counterparties thereto.

        Section 3.19    OPINION OF FINANCIAL ADVISOR.    The Board of Directors of the Company and the Special Committee have received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of the Company Common Stock (other than those holders that are parties to a Rollover Commitment, Parent and Merger Sub) from a financial point of view. The Company has provided to Parent a correct and complete copy of such opinion or, if such opinion has not been delivered to the Special Committee or the Company in written form as of the execution of this Agreement, then the Special Committee or the Company shall make a correct and complete copy of any such opinion received by it available to Parent or any of its Affiliates promptly following its delivery to the Special Committee or the Company in written form.

        Section 3.20    REQUIRED VOTE OF THE COMPANY STOCKHOLDERS.    The only vote of holders of securities of the Company which is required to approve this Agreement, the Merger and the other transactions contemplated hereby (the "COMPANY STOCKHOLDER APPROVAL") is the affirmative vote of the holders of outstanding shares of Company Common Stock, voting together as a single class, representing at least a majority of all the votes then entitled to vote at a meeting of stockholders.

        Section 3.21    MATERIAL CONTRACTS.

          (a)   Except for this Agreement, the Company Benefit Plans or as filed with the SEC prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract (whether written or oral) (i) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to the Company; (ii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $5,000,000; (iii) which contains any provision that prior to or following the Effective Time would by its terms restrict or alter the conduct of business of, or purport to restrict or alter the conduct of business of, the Company, any of its Subsidiaries, Parent or, to the Company's Knowledge, any Affiliate of the Parent; and (iv) which by its terms calls for aggregate payments by the Company or any of its Subsidiaries of more than $5,000,000 over the remaining term of such Contract, except for any such Contract that may be canceled, without any material penalty or other liability to the Company or any of its Subsidiaries, upon notice of 90 days or less (all contracts of the type described in this Section 3.21(a), whether or not set forth in the Company Disclosure Letter or the Company SEC Documents, being referred to herein as "COMPANY MATERIAL CONTRACTS"). Neither the Company nor any of its Subsidiaries is a party to any Contract (other than any Contracts to which Parent or any Affiliate of Parent is a party) that purports to be binding on, or imputes any obligations on, Parent or, to the Company's Knowledge, any Affiliate of Parent other than (i) the Company or its Subsidiaries or (ii) any employee, officer or director of the Company or any of its Subsidiaries (in such capacity).

          (b)   (i) Each Company Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and in full force and effect, except where the failure to be valid, binding and in full force and effect, either individually or in the aggregate, would not have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Material Contract, except where such noncompliance, either individually or in the aggregate, would not have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries has received written notice of, or otherwise has Knowledge of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Material Contract, except where such default, either individually or in the aggregate, would not have a Company Material Adverse Effect.

        Section 3.22    FINDERS OR BROKERS.    Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby. The Company has provided to Parent a correct and complete copy of all agreements between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated under which Merrill Lynch, Pierce, Fenner & Smith Incorporated would be entitled to any payment relating to the transactions contemplated by this Agreement.

        Section 3.23    STATE TAKEOVER STATUTES; CHARTER PROVISIONS.    The Board of Directors of the Company has approved this Agreement, the Merger and the other transactions contemplated hereby as required to render inapplicable to such agreements and transactions Article Seventh of the Company's Restated Certificate of Incorporation and Sections 33-840 ET. SEQ. of the CBCA and, to the Knowledge of the Company, any similar anti-takeover statute, rule or regulation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the "PARENT DISCLOSURE LETTER"), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1    QUALIFICATION; ORGANIZATION.

          (a)   Each of Parent and Merger Sub is a corporation or limited liability company duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b)   Each of Parent and Merger Sub is qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby (a "PARENT MATERIAL ADVERSE EFFECT"). The organizational or governing documents of the Parent and Merger Sub, as previously provided to the Company, are in full force and effect. Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

        Section 4.2    CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION.

          (a)   Each of Parent and Merger Sub has all corporate or limited liability company requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Managers of Parent and the Board of Directors of Merger Sub and no other corporate or limited liability company proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and any implied covenant of good faith and fair dealing.

          (b)   Other than in connection with or in compliance with (i) the provisions of the CBCA, (ii) the Exchange Act, (iii) the HSR Act, (iv) the ECMR and any other antitrust, competition or similar laws of any foreign jurisdiction and (v) the approvals set forth on Section 4.2(b) of the Parent Disclosure Letter (collectively, the "PARENT APPROVALS"), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.3    PROXY STATEMENT; OTHER INFORMATION.    None of the information supplied or to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by Parent or Merger Sub and contained in the Schedule 13E-3 to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.4    FINANCING.    True, accurate and complete copies of the following documents have been delivered to the Company prior to the date hereof: (i) executed equity commitment letters to provide equity financing to Parent and/or Merger Sub, (ii) the Rollover Commitments, (iii) executed debt commitment letters and related term sheets (the "DEBT COMMITMENT LETTERS" and together with the equity commitment letters described in clause (i), the "FINANCING COMMITMENTS") pursuant to which, and subject to the terms and conditions thereof, certain lenders have committed to provide Parent or the Surviving Corporation with loans in the amounts described therein, the proceeds of which may be used to consummate the Merger and the other transactions contemplated hereby (the "DEBT FINANCING" and, together with the equity financing referred to in clause (i) and the Rollover Commitments, the "FINANCING"). As of the date hereof, each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent or Merger Sub and, to the Parent's Knowledge, of the other parties thereto. As of the date hereof, the Financing Commitments are in full force and effect and have not been withdrawn or terminated (and no party thereto has indicated an intent to so withdraw or terminate) or otherwise amended or modified in any respect and neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth therein and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a material breach or failure to satisfy a condition precedent set forth therein or a default thereunder. As of the date hereof, and assuming the satisfaction of the conditions set forth in Section 6.3(a) and (b), neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any term or condition contemplated to be satisfied by it contained in the Financing Commitments. Giving effect to the Rollover Commitments together with cash on hand at the Company, the proceeds from the Financing constitute all of the financing required for the consummation of the Merger and the other transactions contemplated hereby, and are sufficient for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement, including the payment of the Merger Consideration and the consideration in respect of the Company Stock Options and the Company Restricted Shares under Section 2.3. Parent or Merger Sub has fully paid any and all commitment fees or other fees on the dates and to the extent required by the Financing Commitments. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent on the terms therein. Notwithstanding anything in this Agreement to the contrary, the Debt Commitment Letters may be superseded at the option of Parent or Merger Sub after the date of this Agreement but prior to the Effective Time by the New Financing Commitments in accordance with Section 5.10. In such event, the term "Financing Commitment" as used herein shall be deemed to include the New Financing Commitments to the extent then in effect.

        Section 4.5    OWNERSHIP AND OPERATIONS OF MERGER SUB.    As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1000 shares of common stock, without par value, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

        Section 4.6    FINDERS OR BROKERS.    Except for Credit Suisse Securities (USA) LLC, neither Parent nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

        Section 4.7    OWNERSHIP OF SHARES.    Neither Parent nor Merger Sub owns any Shares, beneficially, of record or otherwise, as of the date hereof or at any time prior to the time that is immediately prior to the Effective Time; PROVIDED that immediately prior to the Effective Time, Parent or Merger Sub will only own those Shares subject to the Rollover Commitments as of the date hereof.

        Section 4.8    CERTAIN ARRANGEMENTS.    Other than the Voting Agreement and the Rollover Commitments entered into on the date of this Agreement, there are no Contracts between Parent, Merger Sub or the Guarantors, on the one hand, and any member of the Company's management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the transactions contemplated by this Agreement. Parent has provided the Special Committee with true, correct and complete copies of the Voting Agreement and the Rollover Commitments entered into on the date of this Agreement. Prior to the Board of Directors of the Company approving this Agreement, the Voting Agreement, the Rollover Commitments entered into on the date of this Agreement, the Merger and the other transactions contemplated thereby for purposes of Section 33-840 ET. SEQ. of the CBCA, neither Parent nor Merger Sub, alone or together with any other person, was at any time, or became, an "Interested shareholder" thereunder or has taken any action that would cause Section 33-840 ET SEQ. of the CBCA to be applicable to this Agreement, the Merger, or any transactions contemplated by this Agreement.

        Section 4.9    INVESTIGATIONS; LITIGATION.    There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, other than any such suit, claim, action, proceeding or investigation that would not have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.10    LIMITED GUARANTEES.    Concurrently with the execution of this Agreement, each of the Guarantors has delivered to the Company the Limited Guarantees, dated as of the date hereof, in favor of the Company, in the form set forth in Section 4.10 of the Parent Disclosure Letter, with respect to the performance by Parent and Merger Sub, respectively, of their obligations under this Agreement.

        Section 4.11    SOLVENCY.    As of the Effective Time, assuming satisfaction of the conditions to Parent's obligation to consummate the Merger as set forth herein, or the waiver of such conditions, and after giving effect to all of the transactions contemplated by this Agreement, including, without limitation, the Financing, any alternative financing and the payment of the aggregate Merger Consideration and the consideration in respect of the Company Stock Options and the Company Restricted Shares under Section 2.3 and any other repayment or refinancing of debt that may be contemplated in the Financing Commitments, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.11, the term "Solvent" with respect to any Person means that, as of any date of determination, (a) the amount of the "fair saleable value" of the assets of such Person exceeds, as of such date, (i) the value of all "liabilities of such Person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged following such date; and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        Section 4.12    NO OTHER INFORMATION.    Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article III. The representations and warranties set forth in Article III are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related thereto.

        Section 4.13    ACCESS TO INFORMATION; DISCLAIMER.    Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to the books and records of the Company and its Subsidiaries, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed.

ARTICLE V

COVENANTS AND AGREEMENTS

        Section 5.1    CONDUCT OF BUSINESS.

          (a)   From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "TERMINATION DATE"), and except (i) as may be otherwise required by applicable Law, (ii) with the prior written consent of Parent, (iii) as expressly contemplated or permitted by this Agreement or (iv) as disclosed in Section 5.1 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, (1) conduct its business in all material respects in the ordinary course consistent with past practices, (2) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and key employees and (3) take no action which is intended to or which would reasonably be expected to materially adversely affect or materially delay the ability of any of the parties hereto from obtaining any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby.

          (b)   Without limiting the generality of the provisions set forth in Section 5.1(a) above, the Company agrees with Parent that between the date hereof and the Effective Time, except as set forth in Section 5.1(b) of the Company Disclosure Letter or as otherwise expressly contemplated or expressly permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

            (i)    adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock;

            (ii)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options or other awards issued and outstanding as of the date hereof under the Company Stock Plans or permitted hereunder to be granted after the date hereof; PROVIDED that the Company may continue to pay its quarterly cash dividends in the ordinary course of its business consistent with past practices (but in no event in an amount in excess of $0.06 per quarter) and that this Section 5.1(b)(ii) shall not apply dividends or distributions paid in cash by Subsidiaries to the Company or to other Subsidiaries in the ordinary course of business consistent with past practice;

            (iii)  grant any person any right to acquire any shares of its capital stock;

            (iv)  issue any additional shares of capital stock or any other voting securities or any securities convertible into rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units except pursuant to the exercise of stock options or other awards issued under the Company Stock Plans issued and outstanding as of the date hereof and in accordance with the terms of such instruments;

            (v)   purchase, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $10 million in the aggregate (other than sales of inventory, or commodity, purchase, sale or hedging agreements, in each case in the ordinary course of business), except as disclosed in Section 5.1(b)(v) of the Company Disclosure Letter;

            (vi)  authorize or make any capital expenditures (A) not contemplated by the capital expenditure budget previously made available to Parent in writing and (B) otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (B) not to exceed $2 million;

            (vii) incur, assume, guarantee, or become obligated with respect to (x) any debt, excluding intercompany debt, other than pursuant to the Company's revolving credit facility or under short-term debt or overdraft facilities, in each case as in effect as of the date hereof, or (y) any debt which contains covenants that restrict the Merger or that are inconsistent with the Financing Commitments in effect as of the date hereof as previously disclosed to the Company;

            (viii)   make any loans, advances or capital contributions to or investments in, any other Person in excess of $3 million in the aggregate for all such loans, advances, contributions and investments, other than loans, advances or capital contributions to or among wholly owned

    Subsidiaries or as required by customer Contracts entered in the ordinary course of business consistent with past practice;

            (ix)  make any investment in excess of $3 million in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

            (x)   make any acquisition of another Person or business in excess of $3 million in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition; (xi) except in the ordinary course of business consistent with past practice, enter into, renew, extend, materially amend or terminate any Company Material Contract or Contract which if entered into prior to the date hereof would be a Company Material Contract, in each case, other than any Contract relating to indebtedness that would not be prohibited under clause (vii) of this Section 5.1(b);

            (xii) except to the extent required by Law (including Section 409A of the Code) or by Contracts in existence as of the date hereof or by Company Benefit Plans or by Foreign Plan or as disclosed in Section 5.1(b)(xi) of the Company Disclosure Letter, (A) increase in any manner the compensation or benefits of any of its employees, directors, consultants, independent contractors or service providers except in the ordinary course of business consistent with pastpractice (the ordinary course including, for this purpose, the employee salary, bonus and equity compensation review process and related adjustments substantially as conducted each year), (B) pay any pension, severance or retirement benefits not required by any existing plan or agreement to any such employees, directors, consultants, independent contractors or service providers, (C) enter into, amend, alter (other than amendments that do not materially increase the cost to the Company or any of its Subsidiaries of maintaining the applicable compensation or benefit program, policy, arrangement oragreement), adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any pension, retirement, profit-sharing, bonus, collective bargaining or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment or consulting agreement with or for the benefit of any employee, director, consultant, independent contractor or service provider, or (D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation or otherwise accelerate any rights or benefits, or make any determinations that would result in a material increase in liabilities under any Company Benefit Plan;

            (xiii)   waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases,assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $5 million with respect to any individual case or series of related cases or $5 million in the aggregate or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount, in any case without the imposition of any material restrictions on the business and operations of the Company or any of its Subsidiaries;

            (xiv)   amend or waive or propose to amend or waive any provision of its certificate of incorporation or its by-laws or other equivalent organizational documents or, in the case of the Company, enter into any agreement with any of its stockholders in their capacity as such;

            (xv) take any action that is intended or would reasonably be expected to, individually or in the aggregate with other such actions, result in any of the conditions to the Merger set forth in Article VI not being satisfied;

            (xvi)   enter into any "non-compete" or similar agreement that would by its terms materially restrict the businesses of the Surviving Corporation or its Subsidiaries following the Effective Time or that the Company has reason to believe would materially restrict the businesses of Parent or its Affiliates other than the Surviving Corporation and its Subsidiaries;

            (xvii)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

            (xviii)   implement or adopt any change in its Tax or financial accounting principles, practices or methods, other than as required by GAAP, applicable Law or regulatory guidelines;

            (xix)   enter into any closing agreement with respect to material Taxes, settle or compromise any material liability for Taxes, make, revoke or change any material Tax election, agree to any adjustment of any material Tax attribute, file or surrender any claim for a material refund of Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material Taxes, file any material amended Tax Return or obtain any material Tax ruling, in each case other than in the ordinary course consistent with past practice; or

            (xx) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.1(b).

          (c)   From and after the date hereof and prior to the Effective Time or the Termination Date, if any, and except (i) as may be otherwise required by applicable Law or (ii) as expressly contemplated or permitted by this Agreement, Parent and Merger Sub shall take no action which is intended to or which would reasonably be expected to materially adversely affect or materially delay the ability of any of the parties hereto from obtaining any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby.

        Section 5.2    INVESTIGATION.

          (a)   From the date hereof until the Effective Time and subject to the requirements and prohibitions of applicable Laws, the Company shall, or shall cause its Subsidiaries to, (i) provide to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the officers, management, employees, offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives (other than directors who are not employees) of the Company and its Subsidiaries to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries, except that nothing herein shall require the Company or any of its Subsidiaries to disclose any information that would reasonably be expected, after consultation with and upon the advice of counsel to cause a violation of any agreement to which the Company or any of its Subsidiaries is a party or would cause a risk of a loss of privilege to the Company or any of its Subsidiaries. Any investigation pursuant to this Section 5.2(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by Parent or Merger Sub in any investigation pursuant to this Section 5.2(a) shall affect or be deemed to modify any representation or warranty made by the Company in Article III.

          (b)   Parent hereby agrees that all information provided to it or its counsel, financial advisors, auditors and other authorized representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be "Evaluation Materials" as such term is used in and for all purposes of, and shall be treated in accordance with, the Confidentiality Agreement, dated as of August 24, 2006, between the Company and Court Square Capital Partners, L.P. (the "CONFIDENTIALITY AGREEMENT") as if it had been provided prior to the date of this Agreement.

        Section 5.3    NO SOLICITATION.

          (a)   Subject to Section 5.3(b)-(f), the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall direct its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries ("REPRESENTATIVES") not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement of the Company with respect to an Alternative Proposal (except that references in the definition thereof to "20%" shall be deemed to be references to "50%" for purposes of this clause (v)), or (vi) resolve to propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any action of any Subsidiary of the Company or Representative of the Company that would be a violation if taken by the Company shall be deemed to be a breach of this Section 5.3 by the Company.

          (b)   The Company shall, shall cause each of its Subsidiaries to, and shall direct each of its Representatives to, immediately cease any solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal, in each case that exist as of the date hereof. The Company shall promptly inform its Representatives of the Company's obligations under this Section 5.3.

          (c)   Notwithstanding anything to the contrary in Section 5.3(a) or (b), at any time prior to satisfying the condition set forth in Section 6.1(a), the Company may, in response to an unsolicited Alternative Proposal which did not result from or arise in connection with a breach of Section 5.3(a) and which the Board of Directors of the Company (acting through its Special Committee) determines, in good faith, after consultation with its outside counsel and financial advisors, (1) may reasonably be expected to lead to a Superior Proposal, and (2) the failure to take action on such unsolicited Alternative Proposal would be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws, (i) furnish non-public information with respect to the Company and its Subsidiaries to the person who has made a written Alternative Proposal and its Representatives pursuant to a customary confidentiality agreement no less restrictive of the other party than the Confidentiality Agreement, and which shall include an acknowledgment by such other party that the Company is obligated to comply with the provisions of Section 5.3(e) hereof, and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Alternative Proposal; PROVIDED, HOWEVER, (i) that Parent shall be entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Company furnishing information to the person making such Alternative Proposal or its Representatives and (ii) that the Company shall simultaneously provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent.

          (d)   Subject to the permitted actions contemplated by Section 7.1(c)(ii), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Recommendation, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal or (iii) approve or recommend, or publicly propose to approve, endorse or recommend, any Alternative Proposal. Notwithstanding the foregoing, but subject to Section 5.4(b), if, prior to receipt of the Company Stockholder Approval, the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with outside counsel, that failure to so withdraw or modify its Recommendation would be inconsistent with the Board of Directors of the Company's or the Special Committee's exercise of its fiduciary duties, the Board of Directors of the Company or any committee thereof may withdraw or modify its Recommendation.

          (e)   The Company promptly (and in any event within 48 hours) shall advise Parent orally and in writing of (i) any Alternative Proposal after the date hereof or indication or inquiry after the date hereof with respect to or that would reasonably be expected to lead to any Alternative Proposal, (ii) any request after the date hereof for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Alternative Proposal, or (iii) any inquiry or request after the date hereof for discussion or negotiation regarding an Alternative Proposal, including in each case the identity of the person making any such Alternative Proposal or indication or inquiry and the material terms of any such Alternative Proposal or indication or inquiry (including copies of any document or correspondence evidencing such Alternative Proposal or inquiry). The Company shall keep Parent reasonably informed on a current basis (and in any event within 48 hours of the occurrence of any changes, developments, discussions or negotiations) of the status (including the material terms and conditions thereof and any material change thereto) of any such Alternative Proposal or indication or inquiry including furnishing copies of any written revised proposals. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Alternative Proposal. The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent as required by this Section 5.3(e).

          (f)    Nothing contained in this Agreement shall prohibit the Company or its Board of Directors (or the Special Committee) from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any required disclosure to the Company's stockholders if, in the good faith judgment of such Board of Directors (or the Special Committee), after consultation and the receipt of advice from its outside counsel, failure to disclosure such information would reasonably be expected to violate its obligations under applicable Law; PROVIDED, HOWEVER, that any such disclosure, other than a "stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, shall be deemed to be a modification, amendment or withdrawal of the Recommendation for the purposes of Section 5.3(d) unless the Board of Directors of the Company (acting through the Special Committee if such committee still exists) in connection with such communication publicly reaffirms the Recommendation.

          (g)   As used in this Agreement, "ALTERNATIVE PROPOSAL" shall mean any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities, net revenue, net income or consolidated assets of the Company and its Subsidiaries, in each case other than the Merger.

          (h)   As used in this Agreement, "SUPERIOR PROPOSAL" shall mean any written Alternative Proposal (i) on terms which the Board of Directors of the Company (or the Special Committee) determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Company Common Stock than the Merger (other than those holders of Company Common Stock who are party to a Rollover Commitment), taking into account all the terms and conditions of such Alternative Proposal, and this Agreement (including any proposal or offer by Parent to amend the terms of this Agreement and the Merger during the 5 Business Day period referred to herein) and (ii) that the Board of Directors (or Special Committee) believes is reasonably capable of being completed, taking into account all financial, regulatory, legal, timing and other aspects of such proposal; PROVIDED that the Board of Directors of the Company (or the Special Committee) shall not so determine that any such proposal is a Superior Proposal prior to the time that is 5 Business Days after the time at which the Company has complied in all respects with Section 5.3(e) with respect to such proposal, and PROVIDED that for purposes of the definition of "Superior Proposal", the references to "20%" in the definition of Alternative Proposal shall be deemed to be references to "50%."

        Section 5.4    FILINGS; OTHER ACTIONS.

          (a)   As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, and the Company and Parent shall prepare and file with the SEC the Schedule 13E-3. Parent and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. The Company will use its reasonable best efforts to have the Proxy Statement, and Parent and the Company will use their reasonable best efforts to have the Schedule 13E-3, cleared by the staff of the SEC as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement is cleared by the staff of the SEC. The Company shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the staff of the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and Parent and the Company shall cooperate and provide each other with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the staff of the SEC, prior to filing such with or sending such to the SEC, and Parent and the Company will provide each other with copies of all such filings made and correspondence with the SEC or its staff with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the stockholders of the Company.

          (b)   Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the CBCA (including, not less than 20 days prior to the Company Meeting, notifying each stockholder of record entitled to vote at such meeting that appraisal rights are available under Section 33-855 ET SEQ. of the CBCA) and its certificate of incorporation and by-laws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (such meeting or any adjournment or postponement thereof, the "COMPANY MEETING"), and (ii) subject to the Board of Directors of the Company's or the Special Committee's withdrawal or modification of its Recommendation in accordance with Section 5.3(d), use reasonable best efforts to solicit or cause to be solicited from its stockholders proxies in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Proxy Statement will include the Recommendation unless the Board of Directors (acting through the Special Committee, if then in existence) has withdrawn, modified or amended the Recommendation to the extent permitted under Section 5.3(d). Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 7.1 and subject to compliance with Section 7.2, the Company, regardless of whether the Board of Directors (whether or not acting through the Special Committee, if then in existence) has approved, endorsed or recommended an Alternative Proposal or has withdrawn, modified or amended the Recommendation, but in compliance with Section 33-817(2) of the CBCA, will submit this Agreement for adoption by the stockholders of the Company at the Company Meeting.

        Section 5.5    EMPLOYEE MATTERS.

          (a)   Employee Matters.

            (i)    From and after the Effective Time, Parent shall honor all Company Benefit Plans and Foreign Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, PROVIDED that nothing herein shall limit the right of the Company or Parent from amending or terminating such plans, arrangements and agreements in accordance with their terms. For a period of two (2) years following the Effective Time, Parent shall provide, or shall cause to be provided, to each Person who is a current employee of the Company and its Subsidiaries at the Effective Time (other than such employees covered by collective bargaining agreements, which shall be adhered to in accordance with their terms) who continue employment with the Surviving Corporation ("COMPANY EMPLOYEES") compensation and benefits that are no less favorable, in the aggregate, than the compensation and benefits (excluding equity-based programs) provided to Company Employees immediately before the Effective Time (it being understood that discretionary incentive programs will remain discretionary). Notwithstanding any other provision of this Agreement to the contrary, (A) Parent shall or shall cause the Surviving Corporation to provide Company Employees whose employment terminates during the two-year period following the Effective Time with severance benefits at the levels and pursuant to the terms of the Company's severance plans and policies as in effect immediately prior to the Effective Time and (B) during such two-year period following the Effective Time, severance benefits offered to Company Employees shall be determined without taking into account any reduction after the Effective Time in compensation paid to Company Employees.

            (ii)   For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time as required pursuant to this Section 5.5(a) (the "NEW PLANS"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, PROVIDED that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, to the extent permitted by such plans, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the "OLD PLANS"), and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Current Employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such Current Employee participated immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such Current Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Current Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Current Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

            (iii)  Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue the employment of any specific person.

            (iv)  For a period of two (2) years following the Effective Time, Parent agrees to continue or cause the Surviving Corporation to continue the Company's retiree welfare programs, including medical prescription drugs and retiree life insurance program (the "COMPANY RETIREE WELFARE PROGRAMS") on terms and conditions no less favorable in duration, scope, value, participant cost, vesting and otherwise than those in effect as of the Effective Time with respect to all Company Employees who (A) as of the time immediately prior to the Effective Time are receiving benefits under the Company Retiree Welfare Programs or (B) as of the time immediately prior to the Effective Time would be eligible to receive benefits under the Company Retiree Welfare Programs as of immediately prior to the Effective Time.

          Section 5.6    EFFORTS.

          (a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance, or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that in no event shall Parent, Merger Sub, the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger under any Contract.

          (b)   Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than fifteen (15) Business Days after the date hereof, file any and all Notification and Report Forms required under the HSR Act with respect to the Merger and the other transactions contemplated hereby, and use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) if required, promptly make an appropriate filing under the ECMR, and use reasonable best efforts to obtain a decision from the European Commission allowing the consummation of the Merger and the other transactions contemplated hereby, (iii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals, (iv) supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Regulatory Law or by such Governmental Entity, and (v) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law with respect to the Merger and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including, without limitation (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or its Subsidiaries or Affiliates or of the Company or its Subsidiaries and (y) otherwise taking or committing to take any actions that after the Closing Date limits the freedom of Parent or its Subsidiaries' (including the Surviving Corporation's) or Affiliates' freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries' (including the Surviving Corporation's) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing the Closing, materially delaying the Closing or delaying the Closing beyond the End Date; PROVIDED that neither the Company nor any of its Subsidiaries shall become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Authority to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Affiliates, unless such requirement, condition, understanding, agreement or order is binding on the Company only in the event that the Closing occurs.

          (c)   Subject to applicable legal limitations and the instructions of any Governmental Entity, the Company and Parent shall keep each other apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

          (d)   Subject to the rights of Parent in Section 5.11, and in furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b)(i) or (ii) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.

          (e)   For purposes of this Agreement, "REGULATORY LAW" means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent, clearance or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, the ECMR and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

        Section 5.7    TAKEOVER STATUTE.    If any "fair price," "moratorium," "business combination," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated by this Agreement after the date of this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated hereby.

        Section 5.8    PUBLIC ANNOUNCEMENTS.    The Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company.

        Section 5.9    INDEMNIFICATION AND INSURANCE.

        (a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors or officers, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect, for the benefit of the current and former directors and officers, any and all exculpation, indemnification and advancement of expenses provisions of the Company's and any of its Subsidiaries' articles of incorporation and by-laws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective current or former directors or officers in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors or officers of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that all rights to indemnification in respect of any Action (as hereinafter defined) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

        (b)   From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director or officer of the Company or any of its Subsidiaries (each, an "INDEMNIFIED PARTY") against any costs or expenses (including advancing reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "ACTION"), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company).

        (c)   Prior to the Effective Time, the Company shall purchase, and, following the Effective Time, the Surviving Corporation shall maintain, a fully pre-paid six-year "tail" policy to the current policy of directors' and officers' liability insurance maintained as of the date hereof by the Company (the "CURRENT POLICY"), which tail policy shall cover a period from the Effective Time through and including the date six years after the Closing Date with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and which tail policy shall contain the same coverage (including, without limitation, the scope and amount thereof) as, and contain terms and conditions that are equivalent to, the coverage set forth in the Current Policy.

        (d)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or by-laws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification agreement or arrangement, the CBCA or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

        (e)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers and directors, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.

        Section 5.10    FINANCING.    Parent shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Financing Commitments or terms more favorable to Parent, including using its reasonable best efforts (i) to maintain in effect the Financing Commitments and to negotiate definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments, (ii) to satisfy all conditions applicable to Parent in such definitive agreements and consummate the Financing at or prior to the Closing, (iii) to comply with its obligations under the Financing Commitments and (iv) to enforce its rights under the Financing Commitments. Parent shall give the Company prompt notice upon becoming aware of any material breach by any party of the Financing Commitments or any termination of the Financing Commitments. Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide to the Company copies of all documents related to the Financing (other than any ancillary documents subject to confidentiality agreements). In connection with its obligations under this Section 5.10, Parent shall be permitted, but not obligated, to amend, modify or replace the Debt Commitment Letters with new Financing Commitments, including through co-investment by or financing from one or more other additional parties (the "NEW FINANCING COMMITMENTS"), PROVIDED that Parent shall not permit any replacement of, or amendment or modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter if such replacement (including through co-investment by or financing from one or more other additional parties), amendment, modification, waiver or remedy reduces the aggregate amount of the Financing below that amount required to consummate the Merger and the other transactions contemplated hereby, adversely amends or expands the conditions to the drawdown of the Financing in any respect that would make such conditions less likely to be satisfied or that would expand the possible circumstances under which such conditions would not be satisfied, that can reasonably be expected to delay the Closing, or is adverse to the interests of the Company in any other material respect; and PROVIDED, FURTHER, that nothing in this Section 5.10 shall be deemed to excuse, waive compliance with or modify any of the obligations set forth in the Confidentiality Agreement. In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the Financing unlikely to occur in the manner or from the sources contemplated in the Financing Commitments, Parent shall notify the Company and shall use its reasonable best efforts to arrange as promptly as practicable, but in no event later than the last day of the Marketing Period, any such portion from alternative sources (including through co-investment by one or more other additional parties) on terms and conditions no less favorable to Parent or Merger Sub and no more adverse to the ability of Parent to consummate the transactions contemplated by this Agreement. The Company shall provide, and shall use reasonable best efforts to cause its Representatives, including legal and accounting, to provide, all cooperation reasonably requested by Parent in connection with the Financing and the other transactions contemplated by this Agreement

(PROVIDED that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) providing reasonably required information relating to the Company and its Subsidiaries to the parties providing the Financing, which shall include all financial statements and financial data for the Company and its Subsidiaries (A) of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act to consummate any offering of senior or senior subordinated notes of the Company (or any direct or indirect parent thereof), including replacements thereof prior to any such information going "stale" or otherwise being unusable under applicable Law for such purpose and (B) all financial statements and information reasonably necessary for the satisfaction of the conditions set forth in the Debt Commitment Letter (the "REQUIRED FINANCIAL INFORMATION"), (ii) participating in a reasonable number of meetings, drafting sessions and due diligence sessions in connection with the Financing, (iii) assisting in the preparation of (A) one or more offering documents or confidential information memoranda for any of the Debt Financing (including the execution and delivery of one or more customary representation letters in connection therewith) and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts for any of the Debt Financing, including providing assistance in the preparation for, and participating in, reasonable meetings, due diligence sessions and similar presentations to and with, among others, prospective lenders, investors and rating agencies, (v) executing and delivering (or using reasonable best efforts to obtain from advisors), and causing its Subsidiaries to execute and deliver (or use reasonable best efforts to obtain from advisors), customary certificates (including a certificate of the chief financial officer of the Company with respect to solvency matters), accounting comfort letters, legal opinions, surveys, title insurance or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing as may be reasonably requested by Parent in connection with the Financing and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the Debt Commitment Letter, and (vi) delivering timely notice to its noteholders of the Company's intent to redeem its outstanding 9 1/8% Senior Subordinated Notes due 2011 in connection with the Financing; PROVIDED, HOWEVER, that no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument (other than the representation letter referred to above) shall be effective until the Effective Time and none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee that is not simultaneously reimbursed or incur any other liability in connection with the Financing prior to the Effective Time. Following the termination of this agreement in accordance with its terms (other than pursuant to Section 7.1(b)(i) at a time when the Company is not eligible to terminate this Agreement pursuant to such section or pursuant to Section 7.1(d)) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.10, and Parent shall further indemnify and hold harmless the Company, its Subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith (other than information provided in writing by the Company or its Subsidiaries), except to the extent that such losses, damages, claims, costs or expenses, directly or indirectly, resulted from the willful misconduct of the Company.

        Section 5.11    STOCKHOLDER LITIGATION.    The Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense or settlement of any stockholder litigation against the Company or its directors or officers relating to the Merger or any other transactions contemplated hereby; PROVIDED, HOWEVER, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld or delayed.

        Section 5.12    NOTIFICATION OF CERTAIN MATTERS.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result, or be reasonably likely to cause or result, in any of the Conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.12 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice; and, PROVIDED, FURTHER, that the failure to give prompt notice hereunder pursuant to clause (iii) shall not constitute a failure of a Condition to the Merger set forth in Article VI except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure. The Company shall notify Parent, on a reasonably current basis, of any events or changes with respect to any criminal or material regulatory investigation or action involving the Company or any of its Affiliates (but, excluding traffic violations or similar misdemeanors), and shall reasonably cooperate with Parent or its Affiliates in efforts to mitigate any adverse consequences to Parent or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

        Section 5.13    RULE 16B-3.    Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.14    CONTROL OF OPERATIONS.    Without in any way limiting any party's rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 5.15    CERTAIN TRANSFER TAXES.    Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation or Parent and expressly shall not be a liability of stockholders of the Company.

        Section 5.16    OBLIGATIONS OF MERGER SUB.    Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement, the Financing Commitments and any New Financing Commitments.

ARTICLE VI

CONDITIONS TO THE MERGER

        Section 6.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.    The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of the following conditions:

        (a)   The Company Stockholder Approval shall have been obtained.

        (b)   No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by this Agreement shall be in effect.

        (c)   (i) Any applicable waiting period under the HSR Act shall have expired or been earlier terminated; (ii) any clearances or approvals required to be obtained under the ECMR shall have been obtained; and (iii) any other Company Approvals required to be obtained under other antitrust, competition, or similar laws of any foreign jurisdiction for the consummation, as of the Effective Time, of the Merger and the other transactions contemplated by this Agreement, other than any Company Approvals the failure to obtain which would not have, individually or in the aggregate, a Company Material Adverse Effect, shall have been obtained.

        Section 6.2    CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER.    The obligation of the Company to effect the Merger is further subject to the fulfillment or waiver of the following conditions:

        (a)   Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (provided that any representation or warranty of Parent or Merger Sub contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall not be so qualified for purposes of this paragraph) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except in each case where the failure of such representations and warranties to be true and correct do not and would not have a Parent Material Adverse Effect;

        (b)   Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

        (c)   Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.2(a) and 6.2(b) have been satisfied.

        Section 6.3    CONDITIONS TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER.    The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment or waiver of the following conditions:

        (a)   Each of the representations and warranties of the Company (i) set forth in Sections 3.1(a), 3.2(a), 3.2(b) (in the case of Section 3.2(b) of the Company Disclosure Letter, solely the information regarding the number of shares and exercise prices of the Company Stock Options), 3.2(c), 3.4(a), 3.4(c)(ii), 3.19 and 3.22 of the Agreement (the "SPECIFIED SECTIONS") shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), (ii) set forth in Section 3.12(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (iii) set forth in this

Agreement (other than the Specified Sections and Section 3.12(c)) shall be true and correct (provided that any representation or warranty of the Company contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall not be so qualified for purposes of this paragraph) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except in each case of this clause (iii) only where the failure of such representations and warranties to be true and correct do not and would not have a Company Material Adverse Effect;

        (b)   The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

        (c)   The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

        Section 7.1    TERMINATION OR ABANDONMENT.    Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

        (a)   by the mutual written consent of the Company and Parent;

        (b)   by either the Company or Parent, if:

          (i)    the Effective Time shall not have occurred on or before May 31, 2007 (the "END DATE"), and the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date; PROVIDED, FURTHER, that the Company may not terminate under this clause during the Marketing Period;

          (ii)   an injunction, other legal restraint or order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and non-appealable, PROVIDED that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its reasonable best efforts to remove such injunction, other legal restraint or order in accordance with Section 5.6; or (iii) the Company Meeting (including any adjournments thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

        (c)   by the Company, if:

          (i)    Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) cannot be cured by the End Date, PROVIDED that the Company is not in material breach of its representations, warranties, covenants or other agreements contained in this Agreement and shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; or

          (ii)   prior to the receipt of the Company Stockholder Approval, (A) the Board of Directors of the Company (or the Special Committee) has received a Superior Proposal, (B) in light of such Superior Proposal a majority of the disinterested directors of the Company (or the Special Committee) shall have determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify its Recommendation would be inconsistent with the Board of Directors of the Company's (or the Special Committee's) exercise of its fiduciary duty under applicable Law, (C) the Company has notified Parent in writing of the determinations described in clause (B) above, (D) at least 5 Business Days following receipt by Parent of the notice referred to in clause (C) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (C) above (provided that the Company has negotiated in good faith with Parent with respect to any such revised proposal), such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of the Company (or the Special Committee) has again made the determinations referred to in clause (B) above, (E) the Company is in compliance, in all material respects, with Section 5.3, (F) the Company has previously paid, or contemporaneously with such termination pays, the fee due under Section 7.2 and (G) the Board of Directors of the Company has approved, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal.

        (d)   by Parent, if:

          (i)    the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) cannot be cured by the End Date, PROVIDED that Parent is not in material breach of its representations, warranties, covenants or other agreements contained in this Agreement and shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent's intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination;

          (ii)   the Board of Directors of the Company or the Special Committee withdraws, modifies or qualifies in a manner adverse to Parent or Merger Sub, or publicly proposes to withdraw, modify or qualify, in a manner adverse to Parent or Merger Sub, its Recommendation, fails to recommend to the Company's stockholders that they give the Company Stockholder Approval or approves, endorses or recommends, or publicly proposes to approve, endorse or recommend, any Alternative Proposal; or

          (iii)  the Company gives Parent the notification contemplated by Section 7.1(c)(ii)(C).

        (e)   In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the Confidentiality Agreement, the Limited Guarantees and the provisions of this Section 7.1(e), Section 7.2 and Article VIII), and there shall be no other liability on the part of the Company or Parent and Merger Sub to the other except liability arising out of any willful breach of any of the representations, warranties or covenants in this Agreement by the Company (subject to the express limitations set forth in this Agreement), or as provided for in the Confidentiality Agreement or the Limited Guarantees, in which case the aggrieved party shall be entitled to all rights and remedies available at Law or in equity.

        Section 7.2    TERMINATION FEES.

        (a)   In the event that:

          (i)    (A) a bona fide Alternative Proposal, whether or not conditional, shall have been made known to the Company or shall have been made directly to its stockholders generally or any person shall have publicly announced a bona fide intention (not subsequently withdrawn) to make an Alternative Proposal and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by Parent pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) (so long as the Alternative Proposal was publicly disclosed prior to, and had not been withdrawn at, the time of the Company Meeting) or Section 7.1(d)(i), and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Alternative Proposal (whether or not such Alternative Proposal was the same Alternative Proposal referred to in the foregoing clause (A)) within twelve (12) months of the date this Agreement is terminated (PROVIDED that for purposes of this Section 7.2(a)(i), the references to "20%" in the definition of Alternative Proposal shall be deemed to be references to "50%"); or

          (ii)   this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

          (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(d)(i) on the basis of a willful breach or willful failure to perform by the Company, 7.1(d)(ii) or 7.1(d)(iii);

then in any such event under clause (i), (ii) or (iii) of this Section 7.2(a), the Company shall pay to Parent a termination fee of $33 million in cash, less any Parent Expenses, if any, previously paid in accordance with Section 7.2(b) (such net amount the "TERMINATION FEE"), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

        (b)   In the event that this Agreement is terminated by Parent under the provisions referred to in clause (B) of Section 7.2(a)(i) and the circumstances referred to in clause (A) of Section 7.2(a)(i) shall have occurred prior to such termination but the Termination Fee (or any portion thereof) has not been paid and is not payable because the circumstances referred to in clause (C) of Section 7.2(a)(i) shall not have occurred, then the Company shall pay, to an account or accounts designated by Parent, as promptly as possible (but in any event within two Business Days) following receipt of an invoice therefor all of Parent's and Merger Sub's actual and reasonably documented out-of-pocket fees and expenses (including legal fees and expenses) actually incurred by Parent, Merger Sub and their Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement ("PARENT EXPENSES"), which amount shall not be greater than $5 million; PROVIDED, that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 7.2(a)(i) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 7.2(b); and PROVIDED, FURTHER that the payment by the Company of Parent Expenses pursuant to this Section 7.2(b) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.2(a)(i).

        (c)   In the event that (i) (x) the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) on the basis of a willful breach or willful failure to perform by Parent or Merger Sub and (y) at the time of such termination there is no state of facts or circumstances that would reasonably be expected to cause the conditions in Section 6.1, Section 6.3(a) or Section 6.3(b) not to be satisfied on the End Date assuming the Closing were to be scheduled on the End Date, or (ii) Parent or the Company shall terminate this Agreement pursuant to Section 7.1(b)(i) and the conditions set forth in Section 6.1, Section 6.3(a) and Section 6.3(b) shall have been satisfied either (A) at the time of such termination, or (B) if earlier, on the last day of the Marketing Period if the Merger shall not have been consummated as of the end of the Marketing Period, then Parent shall pay to the Company a termination fee of $33 million in cash (the "PARENT TERMINATION FEE"), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

        (d)   Any payment required to be made pursuant to clause (i) of Section 7.2(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an Alternative Proposal (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to clause (ii) of Section 7.2(a) shall be made to Parent concurrently with, and as a condition to the effectiveness of, the termination of this Agreement by the Company pursuant to Section 7.1(c)(ii); any payment required to be made pursuant to clause (iii) of Section 7.2(a) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(d)(i), (ii) or (iii), as applicable (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent. Any payment required to be made pursuant to Section 7.2(c) shall be made to the Company promptly following termination of this Agreement by the Company or Parent, as the case may be (and in any event not later than two Business Days after delivery to Parent of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

        (e)   In the event that the Company shall fail to pay the Termination Fee, or Parent shall fail to pay the Parent Termination Fee, required pursuant to this Section 7.2 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by JPMorgan Chase Bank, National Association, in the City of New York from time to time during such period, as such bank's prime lending rate. In addition, if either party shall fail to pay such fee when due, then such owing party shall also pay to the owed party all of the owed party's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee.

        (f)    Each of the parties hereto acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and that neither the Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, the payment of the Parent Termination Fee by Parent or the Guarantors pursuant to this Section 7.2 and the Limited Guarantees shall be the sole and exclusive remedy available to the Company, its Affiliates and its Subsidiaries against Parent, Merger Sub, the Guarantors and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents with respect to this Agreement and the transactions contemplated hereby, including for any loss suffered as a result of the failure of the Merger to be consummated, under any theory or for any reason, and upon payment of such amount in full by Parent, none of Parent, Merger Sub, the Guarantors or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement; provided, however, that the Company shall also be entitled to payment of the amounts contemplated by Sections 5.10 and 7.2(e) of this Agreement.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1    NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the occurrence of the Merger.

        Section 8.2    EXPENSES.    Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except as otherwise set forth in Section 7.2 or in the Limited Guarantees.

        Section 8.3    COUNTERPARTS; EFFECTIVENESS.    This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

        Section 8.4    GOVERNING LAW.    This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware (other than with respect to matters governed by CBCA, with respect to which such Laws apply), without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        Section 8.5    JURISDICTION; ENFORCEMENT.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VII the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any federal or state court located in the State of Delaware, this being in addition to any other remedy which they are entitled at Law or in equity; PROVIDED, HOWEVER that the Company shall not be entitled to an injunction or injunctions to prevent Parent from failing to, or to specifically enforce Parent's obligation to, effect the Closing pursuant to Article I and satisfy its obligation to make the payment pursuant to Article II (except that the Company shall be entitled to specifically enforce such payment obligation if the Closing has occurred), and the Company's sole and exclusive remedy under this Agreement for such failure shall be payment by Parent to the Company pursuant to Section 7.2(c). In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.6    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.7    NOTICES.    Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (PROVIDED that any notice received by facsimile transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        To Parent or Merger Sub:

    MDI Holdings, LLC
    c/o Court Square Capital Partners, L.P.
    399 Park Avenue, 14th Floor
    New York, New York 10043
    Telecopy: (212) 888-2940
    Attention: Joseph Silvestri

        with a copy to:

    Dechert LLP
    Cira Centre
    2929 Arch Street
    Philadelphia, Pennsylvania 19104
    Telecopy: (215) 994-2222
    Attention: G. Daniel O'Donnell
                        Geraldine A. Sinatra

To the Company:

    MacDermid, Incorporated
    245 Freight Street
    Waterbury, Connecticut 06702
    Telecopy: (203) 575-7970
    Attention: John Cordani

        with a copy to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, New York 10019
    Telecopy: (212) 403-2000
    Attention: Edward D. Herlihy
                        Lawrence S. Makow

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered or three (3)

Business Days after mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; PROVIDED, HOWEVER, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.8    ASSIGNMENT; BINDING EFFECT.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Parent or Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to (a) Parent or to any direct or indirect wholly owned subsidiary of Parent, or (b) its lenders and debt providers for collateral security purposes only, but no such assignment under clause (a) or (b) shall relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Parent shall cause Merger Sub, and any assignee thereof, to perform its obligations under this Agreement and shall be responsible for any failure of Merger Sub or such assignee to comply with any representation, warranty, covenant or other provision of this Agreement.

        Section 8.9    SEVERABILITY.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 8.10    ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.    This Agreement (including the exhibits and letters hereto), the Confidentiality Agreement and the Limited Guarantees constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 5.9, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 8.11    AMENDMENTS; WAIVERS.    At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company (approved by the Special Committee), Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective (and, in the case of the Company, as approved by the Special Committee); PROVIDED, HOWEVER, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.12    HEADINGS.    Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.13    INTERPRETATION.    When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall be deemed to mean "and/or." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        Section 8.14    NO RECOURSE.    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto or the Guarantors and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto (other than the Guarantors) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

        Section 8.15    DETERMINATIONS BY THE COMPANY.    Whenever a determination, decision or approval by the Company is called for in this Agreement, such determination, decision or approval must be authorized by the Special Committee or, if the Special Committee is not then in existence, the Company's Board of Directors.

        Section 8.16    CERTAIN DEFINITIONS.    For purposes of this Agreement, the following terms will have the following meanings when used herein:

        (a)   "AFFILIATES" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        (b)   "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by Law or executive order to be closed.

        (c)   "COMPANY STOCK PLANS" means the Company's Amended and Restated 1992 Special Stock Purchase Plan, the Company's 1998 Stock Option Plan, the Company's 2001 All Employee Option Plan, the Company's 2001 Key Executive Performance Equity Plan, the Company's 2006 Stock Option Plan and the Company's 1995 Equity Incentive Plan.

        (d)   "CONTRACTS" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

        (e)   "KNOWLEDGE" means (i) with respect to Parent, the actual knowledge after due inquiry of the individuals listed on Section 8.16(e)(i) of the Parent Disclosure Letter and (ii) with respect to the

Company, the actual knowledge after due inquiry of the individuals listed on Section 8.16(e)(ii) of the Company Disclosure Letter.

        (f)    "ORDERS" means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

        (g)   "PERSON" or "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such person.

        (h)   "ROLLOVER COMMITMENT" means the commitment made by a Person listed on Section 8.16(g) of the Parent Disclosure Letter in such Person's equity rollover letter, which has been executed and which is valid and binding.

        (i)    "SPECIAL COMMITTEE" means the special committee of the Company's Board of Directors, the members of which are not affiliated with Parent or Merger Sub and are not members of the Company's management, formed on September 5, 2006 for the purpose of evaluating, and making a recommendation to the full Board of Directors of the Company with respect to, this Agreement and the transactions contemplated hereby, certain proposed transactions including the Merger, and shall include any successor committee to the Special Committee existing as of the date of this Agreement or any reconstitution thereof.

        (j)    "SUBSIDIARIES" of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

        (k)   Each of the following terms is defined on the page set forth opposite such term:

"ACTION"	40
"AFFILIATE TRANSACTION"	17
"AFFILIATES"	54
"AGREEMENT"	1
"ALTERNATIVE PROPOSAL"	33
"BOOK-ENTRY SHARES"	5
"BUSINESS DAY"	54
"CANCELLED SHARES"	4
"CBCA"	2
"CERTIFICATE OF MERGER"	2
"CERTIFICATES"	5
"CLOSING DATE"	2
"CLOSING"	2
"CODE"	6
"COMPANY APPROVALS"	11
"COMPANY BENEFIT PLANS"	15
"COMPANY CERTIFICATE"	3
"COMPANY COMMON STOCK"	3
"COMPANY DISCLOSURE LETTER"	8
"COMPANY EMPLOYEES"	35
"COMPANY FOREIGN PLAN"	15
"COMPANY MATERIAL ADVERSE EFFECT"	8

"COMPANY MATERIAL CONTRACTS"	22
"COMPANY MEETING"	35
"COMPANY PERMITS"	13
"COMPANY PREFERRED STOCK"	9
"COMPANY RESTRICTED SHARES"	7
"COMPANY RETIREE WELFARE PROGRAMS"	36
"COMPANY SEC DOCUMENTS"	12
"COMPANY STOCK OPTION"	7
"COMPANY STOCK PLANS"	54
"COMPANY STOCKHOLDER APPROVAL"	21
"COMPANY"	1
"CONFIDENTIALITY AGREEMENT"	31
"CONTRACTS"	54
"CONTROL"	54
"CONTROLLED GROUP LIABILITY"	15
"CURRENT POLICY"	40
"DEBT COMMITMENT LETTERS"	24
"DEBT FINANCING"	24
"DISSENTING SHARES	4
"DISSENTING STOCKHOLDERS"	4
"ECMR"	11
"EFFECTIVE TIME"	2
"END DATE"	45
"ENVIRONMENTAL LAW"	14
"ERISA"	15
"EXCHANGE ACT"	11
"EXCHANGE FUND"	5
"EXCLUDED SHARES"	4
"FINANCING COMMITMENTS"	24
"FINANCING"	24
"GAAP"	12
"GOVERNMENTAL ENTITY"	11
"GUARANTORS"	1
"HAZARDOUS SUBSTANCE"	14
"HSR ACT"	11
"INDEMNIFIED PARTY"	39
"INTELLECTUAL PROPERTY"	20
"KNOWLEDGE"	55
"LAW"	13
"LAWS"	13
"LIEN"	11
"LIMITED GUARANTEES"	1
"MARKETING PERIOD"	2
"MERGER CONSIDERATION"	3
"MERGER SUB"	1
"MERGER"	1
"MULTIEMPLOYER PLAN"	15
"NEW FINANCING COMMITMENTS"	41
"NEW PLANS"	35
"OLD PLANS"	36
"ORDERS"	55

"PARENT APPROVALS"	24
"PARENT DISCLOSURE LETTER"	23
"PARENT EXPENSES"	48
"PARENT MATERIAL ADVERSE EFFECT"	23
"PARENT TERMINATION FEE"	48
"PARENT"	1
"PAYING AGENT"	5
"PBGC"	16
"PERSON"	55
"PERSON"	55
"PROXY STATEMENT"	18
"RECOMMENDATION"	11
"REGULATORY LAW"	38
"RELEASE"	14
"REMAINING SHARES"	3
"REPRESENTATIVES"	31
"REQUIRED FINANCIAL INFORMATION"	41
"ROLLOVER COMMITMENT"	55
"SARBANES-OXLEY ACT"	12
"SCHEDULE 13E-3"	18
"SEC"	12
"SECURITIES ACT"	12
"SHARE"	3
"SPECIAL COMMITTEE"	55
"SUBSIDIARIES"	55
"Subsidiary"	10
"SUPERIOR PROPOSAL"	33
"SURVIVING CORPORATION"	2
"TAX RETURN"	19
"TAX"	19
"TAXES"	19
"TERMINATION DATE"	27
"TERMINATION FEE"	48
"VOTING AGREEMENT"	1

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MDI HOLDINGS, LLC
By:	/s/ JOSEPH M. SILVESTRI
	Name:	Joseph M. Silvestri
	Title:	President
MATRIX ACQUISITION CORP.
By:	/s/ JOSEPH M. SILVESTRI
	Name:	Joseph M. Silvestri
	Title:	President
MACDERMID, INCORPORATED
By:	/s/ T. QUINN SPITZER, JR.
	Name:	T. Quinn Spitzer, Jr.
	Title:	Lead Director

ANNEX B

[Letterhead of Merrill Lynch, Pierce, Fenner & Smith Incorporated]

December 15, 2006

The Special Committee of the Board of Directors
MacDermid, Incorporated
1401 Blake Street
Denver, CO 80202

Members of the Special Committee of the Board of Directors:

        MacDermid, Incorporated (the "Company"), MDI Holdings, LLC. (the "Acquiror"), and Matrix Acquisition Corp., a newly formed, wholly owned subsidiary of MDI Holdings (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, dated as of December 15, 2006 (the "Agreement"), pursuant to which (i) Acquisition Sub would be merged with the Company in a merger (the "Merger") and (ii) upon effectiveness of the Merger, each outstanding share of common stock, without par value, of the Company (the "Company Shares"), would be converted into the right to receive $35.00 per share in cash (the "Consideration"). We understand that immediately prior to the Merger certain existing equity holders of the Company (collectively, the "Rollover Holders") will contribute Company Shares and/or cash proceeds they receive upon the disposition of Company restricted stock and/or options in connection with the Merger, to the Acquiror or one or more of its subsidiaries in exchange for shares of capital stock of the Acquiror. The Merger and the other transactions contemplated by the Agreement, taken together, are referred to as the "Transaction".

        You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares pursuant to the Transaction is fair from a financial point of view to such holders, other than the Acquiror and its affiliates and the Rollover Holders.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

  (3)
  Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1 and 2 above;

  (4)
  Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5)
  Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

  (7)
  Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

  (8)
  Reviewed a draft dated December 14, 2006 of the Agreement; and

B-1

  (9)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. In addition, we developed a sensitivity case with input from, and based on discussions with, the Special Committee of the Board of Directors of the Company. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

        We are acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to affiliates of the Acquiror or their predecessors and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Shares, excluding the Acquiror and its affiliates and the Rollover Holders.

        On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Transaction is fair from a financial point of view to the holders of such shares, other than the Acquiror and its affiliates and the Rollover Holders.

Very truly yours,
/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

B-2

ANNEX C

CONNECTICUT BUSINESS CORPORATION ACT, SECTIONS 33-855 THROUGH 33-872

SECTION 33-855: DEFINITIONS.

        As used in sections 33-855 to 33-872, inclusive:

  (1)
  "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive thereof. For purposes of subdivision (4) of subsection (b) of section 33-856, a person is deemed to be an affiliate of its senior executives.

  (2)
  "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

  (3)
  "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for purposes of sections 33-862 to 33-872, includes the surviving entity in a merger.

  (4)
  "Fair value" means the value of the corporation's shares determined: (A) Immediately before the effectuation of the corporate action to which the shareholder objects, (B) using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and (C) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the certificate of incorporation pursuant to subdivision (5) of subsection (a) of section 33-856.

  (5)
  "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

  (6)
  "Preferred shares" means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

  (7)
  "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

  (8)
  "Senior executive" means the chief executive officer, chief operating officer, chief financial officer and any individual in charge of a principal business unit or function.

  (9)
  "Shareholder" means both a record shareholder and a beneficial shareholder.

SECTION 33-856: RIGHT TO APPRAISAL RIGHTS.

  (a)
  A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

  (1)
  Consummation of a merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (B) if the corporation is a subsidiary and the merger is governed by section 33-818,

  (2)
  Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange,

      except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged,

    (3)
    Consummation of a disposition of assets pursuant to section 33-831 if the shareholder is entitled to vote on the disposition,

    (4)
    An amendment of the certificate of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created, or

    (5)
    Any other merger, share exchange, disposition of assets or amendment to the certificate of incorporation to the extent provided by the certificate of incorporation, the bylaws or a resolution of the board of directors.

  (b)
  Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4) of subsection (a) of this section shall be limited in accordance with the following provisions:

  (1)
  Appraisal rights shall not be available for the holders of shares of any class or series of shares which is: (A) Listed on the New York Stock Exchange or the American Stock Exchange or designated as a National Market System security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (B) not so listed or designated but has at least two thousand shareholders and the outstanding shares of such class or series has a market value of at least twenty million dollars, exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten per cent of such shares.

  (2)
  The applicability of subdivision (1) of this subsection shall be determined as of: (A) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights, or (B) the day before the effective date of such corporate action if there is no meeting of shareholders.

  (3)
  Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective.

  (4)
  Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where:

  (A)
  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

  (i)
  Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty per cent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action, or

        (ii)
        Directly or indirectly has, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of twenty-five per cent or more of the directors to the board of directors of the corporation, or

      (B)
      Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

      (i)
      Employment, consulting, retirement or similar benefits established separately and not as part of or in contemplation of the corporate action, or

      (ii)
      Employment, consulting, retirement or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 33-783, or

      (iii)
      In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

    (5)
    For the purposes of subdivision (4) of this subsection, "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided a member of a National Securities Exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

  (c)
  Notwithstanding any other provision of this section, the certificate of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the certificate of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

  (d)
  Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be the exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not the shareholder proceeds as provided in sections 33-855 to 33-872, inclusive.

SECTION 33-857: ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS.

  (a)
  A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

  (b)
  A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder: (1) Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in subparagraph (B) of subdivision (2) of subsection (b) of section 33-862, and (2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

SECTION 33-860: NOTICE OF APPRAISAL RIGHTS.

  (a)
  If proposed corporate action described in subsection (a) of section 33-856 is to be submitted to a vote at a shareholders' meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under sections 33-855 to 33-872, inclusive. If the corporation concludes that appraisal rights are or may be available, a copy of sections 33-855 to 33-872, inclusive, must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

  (b)
  In a merger pursuant to section 33-818, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in section 33-862.

SECTION 33-861: NOTICE OF INTENT TO DEMAND PAYMENT.

  (a)
  If proposed corporate action requiring appraisal rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares: (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated, and (2) must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

  (b)
  A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under sections 33-855 to 33-872, inclusive.

SECTION 33-862: APPRAISAL NOTICE AND FORM.

  (a)
  If proposed corporate action requiring appraisal rights under subsection (a) of section 33-856 becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1) of subsection (b) of this section to all shareholders who satisfied the requirements of section 33-861. In the case of a merger under section 33-818, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

  (b)
  The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than ten days after such date and shall:

  (1)
  Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not those shares for which appraisal rights are asserted were acquired before that date, and (B) that the shareholder did not vote for the transaction,

  (2)
  State:

  (A)
  Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph (B) of this subdivision,

  (B)
  A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form under subsection (a) of this section are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date,

  (C)
  The corporation's estimate of the fair value of the shares,

  (D)
  That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in subparagraph (B) of this subdivision, the number of shareholders who return the forms by the specified date and the total number of shares owned by them, and

  (E)
  The date by which the notice to withdraw under section 33-863 must be received, which date must be within twenty days after the date specified in subparagraph (B) of this subdivision, and

  (3)
  Be accompanied by a copy of sections 33-855 to 33-872,

SECTION 33-863: EXERCISING APPRAISAL RIGHTS.

  (a)
  A shareholder who receives notice pursuant to section 33-862 and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1) of subsection (b) of said section. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section 33-867. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subparagraph (B) of subdivision (2) of subsection (b) of section 33-862. Once a shareholder deposits the shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, the shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.

  (b)
  A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subparagraph (E) of subdivision (2) of subsection (b) of section 33-862. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

  (c)
  A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b) of section 33-862, shall not be entitled to payment under sections 33-855 to 33-872, inclusive.

SECTION 33-865: PAYMENT.

  (a)
  Except as provided in section 33-867, within thirty days after the form required by subparagraph (B) of subdivision (2) of subsection (b) of section 33-862 is due the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 33-863 the amount the corporation estimates to be the fair value of their shares, plus interest.

  (b)
  The payment to each shareholder pursuant to subsection (a) of this section shall be accompanied by:

  (1)
  Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any,

  (2)
  A statement of the corporation's estimate of the fair value of the shares which estimate must equal or exceed the corporation's estimate given pursuant to subparagraph (C) of subdivision (2) of subsection (b) of section 33-862, and

  (3)
  A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section 33-868 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under sections 33-855 to 33-872.

SECTION 33-867: AFTER-ACQUIRED SHARES.

  (a)
  A corporation may elect to withhold payment required by section 33-865 from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1) of subsection (b) of section 33-862.

  (b)
  If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by subparagraph (B) of subdivision (2) of subsection (b) of section 33-862 is due, notify all shareholders who are described in subsection (a) of this section:

  (1)
  Of the information required by subdivision (1) of subsection (b) of section 33-865,

    (2)
    Of the corporation's estimate of fair value pursuant to subdivision (2) of subsection (b) of section 33-865,

    (3)
    That such shareholders may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand payment under section 33-868,

    (4)
    That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation's offer within thirty days after receiving the offer, and

    (5)
    That those shareholders who do not satisfy the requirements for demanding payment under section 33-868 shall be deemed to have accepted the corporation's offer.

  (c)
  Within ten days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2) of subsection (b) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

  (d)
  Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2) of subsection (b) of this section to each shareholder described in subdivision (5) of subsection (b) of this section.

SECTION 33-868: PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

  (a)
  A shareholder paid pursuant to section 33-865 who is dissatisfied with the amount of the payment must notify the corporation in writing of the shareholder's estimate of the fair value of the shares and demand payment of that estimate, plus interest, less any payment under section 33-865. A shareholder offered payment under section 33-867 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

  (b)
  A shareholder who fails to notify the corporation in writing of the shareholder's demand to be paid the shareholder's stated estimate of the fair value of the shares plus interest under subsection (a) of this section within thirty days after receiving the corporation's payment under section 33-865 or offer of payment under section 33-867 waives the right to demand payment under this section and shall be entitled only to the payment made under section 33-865 or the payment offered under section 33-867.

SECTION 33-871: COURT ACTION.

  (a)
  If a shareholder makes demand for payment under section 33-868, which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 33-868, plus interest.

  (b)
  The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none, its registered office in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the principal office or registered office of the domestic corporation that merged with the foreign corporation was located at the time of the transaction.

  (c)
  The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (d)
  The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

  (e)
  Each shareholder made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares, or (2) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section 33-867.

SECTION 33-872: COURT COSTS AND COUNSEL FEES.

  (a)
  The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

  (b)
  The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive, or (2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

  (c)
  If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

  (d)
  To the extent the corporation fails to make a required payment pursuant to section 33-865, 33-867, or 33-868 the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

ANNEX D

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is dated as of December 15, 2006, by and between MDI Holdings, LLC, a Delaware limited liability company ("Parent"), and Daniel H. Leever ("Shareholder").

RECITALS

        WHEREAS, simultaneously with the execution of this Agreement, Parent, Matrix Acquisition Corp., a Connecticut corporation ("Merger Sub"), and MacDermid, Incorporated, a Connecticut corporation (the "Company"), have entered into an Agreement and Plan of Merger (as it may be amended, supplemented, modified or waived from time to time, the "merger agreement"), which provides, among other things, for the Merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth therein;

        WHEREAS, Shareholder is the record and Beneficial Owner of, and has the sole right to vote and dispose of, that number of Shares set forth below Shareholder's name on the signature page hereto; and

        WHEREAS, as an inducement to Parent entering into the merger agreement and incurring the obligations therein, Parent has required that Shareholder enter into this Agreement.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I. CERTAIN DEFINITIONS

        Section 1.1.    Capitalized Terms.    Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the merger agreement.

        Section 1.2.    Other Definitions.    For the purposes of this Agreement:

          (a)   "Beneficial Owner" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

          (b)   "Expiration Time" has the meaning set forth in Section 2.1.

          (c)   "Owned Shares" means the Shares Beneficially Owned by Shareholder as of the date of this Agreement and set forth below his name on the signature page hereto and any Shares acquired by Shareholder after the date of this Agreement.

          (d)   "Permitted Transferee" has the meaning set forth in Section 2.3.

          (e)   "Representative" means, with respect to any particular Person, any director, officer, employee, consultant, accountant, legal counsel, investment banker or other representative of such Person.

          (f)    "Shares" has the meaning ascribed thereto in the merger agreement, and will also include for purposes of this Agreement all shares or other voting securities into which Shares may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Shares and entitled to vote in respect of the matters contemplated by Article II.

          (g)   "Transfer" means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any Contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security.

ARTICLE II. AGREEMENT TO VOTE

        Section 2.1.    Agreement to Vote.    Subject to the terms and conditions hereof, Shareholder irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time and (ii) the termination of the merger agreement in accordance with its terms (the "Expiration Time"), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the Company's shareholders, however called, for the purpose of, or in connection with any written consent of the Company's shareholders with respect to, seeking shareholder adoption of the merger agreement (a "Shareholder Meeting"), Shareholder will (x) appear at such meeting or otherwise cause the Owned Shares to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any and (y) vote, or cause to be voted (including by written consent, if applicable), all of the Owned Shares (A) in favor of the adoption of the merger agreement (whether or not recommended by the Company's Board of Directors or any committee thereof) and the approval of the transactions contemplated thereby, including the Merger, (B) against any Alternative Proposal submitted by the Company for a vote by its shareholders, (C) against any proposal made in opposition to, or in competition or inconsistent with, the merger agreement or the Merger, including the adoption thereof or the consummation thereof, and (D) against any extraordinary dividend by the Company or change in the capital structure of the Company (other than pursuant to the merger agreement).

        Section 2.2.    Additional Shares.    Shareholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares with respect to which Beneficial Ownership is acquired by Shareholder, if any, after the date hereof and before the Expiration Time. Any such Shares shall automatically become subject to the terms of this Agreement as though owned by Shareholder as of the date hereof.

        Section 2.3.    Restrictions on Transfer, Etc.    Except as provided for herein, Shareholder agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer any Owned Shares other than any Transfer to members of Shareholder's immediate family, a family trust of Shareholder or a charitable institution (each a "Permitted Transferee"), but only if, in each case, prior to the effectiveness of the Transfer, the Permitted Transferee of such Owned Shares agrees in writing to be bound by the terms hereof (or an agreement that is substantively identical to this Agreement) and notice of such Transfer, including the name and address of the Permitted Transferee, is delivered to Parent pursuant to Section 6.1 hereof; provided that Transfers to minor children shall be to their legal custodians who have the capacity and authority to be bound by the terms hereof on behalf of such minor children; and provided, further, that Shareholder shall remain jointly and severally liable for the breaches of any Permitted Transferees of the terms hereof, (ii) tender any Owned Shares into any tender or exchange offer or otherwise or (iii) grant any proxy with respect to the Owned Shares, deposit the Owned Shares into a voting trust, enter into a voting agreement with respect to any of the Owned Shares or otherwise restrict the ability of Shareholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void. Shareholder further agrees to authorize and request Parent and the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Owned Shares (other than in respect of Transfers expressly permitted by this Section 2.3) and that this Agreement places limits on the voting of the Owned Shares.

        Section 2.4.    Proxies.    Shareholder hereby revokes any and all previous proxies granted with respect to his Owned Shares. By entering into this Agreement, subject to the last sentence of this Section 2.4, Shareholder hereby grants a proxy appointing Parent as Shareholder's attorney-in-fact and proxy, for and in Shareholder's name, to be counted as present, vote, express consent or dissent with respect to his Owned Shares solely on the matters set forth in, and in the manner contemplated by, Section 2.1. The proxy granted by Shareholder pursuant to this Section 2.4 is, subject to the last sentence of this Section 2.4, irrevocable and is coupled with an interest, in accordance with Section 33-706(d) of the CBCA, and is granted in order to secure Shareholder's performance under this Agreement and also in consideration of Parent entering into this Agreement and the merger agreement. If Shareholder fails for any reason to be counted as present, consent or vote the Owned Shares in accordance with the requirements of Section 2.1 above (or anticipatorily breaches such section), then Parent shall have the right to cause to be present, consent or vote Shareholder's Owned Shares in accordance with the provisions of Section 2.1. The proxy granted by Shareholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

        Section 3.1.    Representations and Warranties of Shareholder.    Shareholder represents and warrants to Parent as of the date of this Agreement, as of the date of any Company Shareholders Meeting (and as of the date of any adjournment or postponement thereof) and as of the date of the execution of any written Shareholder consent or any proxy permitted under this Agreement or consented to by Parent, as follows:

          (a)   Shareholder has the requisite capacity and authority to execute and deliver this Agreement and to fulfill and perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a legal, valid and binding agreement of Shareholder enforceable by Parent against Shareholder in accordance with its terms.

          (b)   Shareholder is the record and Beneficial Owner, free and clear of any Liens (other than those arising under this Agreement) of the Owned Shares and, except as provided in this Agreement, has full and unrestricted power to dispose of and vote all of the Owned Shares without the consent or approval of, or any other action on the part of any other Person, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, the Owned Shares. The Owned Shares set forth below Shareholder's name on the signature page hereto constitute all of the capital stock of the Company that is Beneficially Owned by Shareholder as of the date hereof, and Shareholder does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares or any securities convertible into Shares (excluding Stock Options, shares of restricted stock, and restricted stock units).

          (c)   Other than the filing by Shareholder of any reports with the SEC required by Section 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof (i) requires any consent or other Permit of, or filing with or notification to, any Governmental Entity or any other Person by Shareholder, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or Contract to which Shareholder is a party or by which Shareholder or any of Shareholder's properties or assets (including the Owned Shares) may be bound, (iii) violates any Order or Law applicable to Shareholder or any of Shareholder's properties or assets (including the Owned Shares) or (iv) results in a Lien upon any of Shareholder's properties or assets (including the Owned Shares).

ARTICLE IV. ADDITIONAL COVENANTS OF THE SHAREHOLDER

        Section 4.1.    Waiver of Appraisal Rights.    Shareholder hereby waives any rights of appraisal or rights of dissent from the Merger that Shareholder may have.

        Section 4.2.    Disclosure.    Shareholder, severally and not jointly, hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC, including the Proxy Statement and the Schedule 13E-3, Shareholder's identity and ownership of the Owned Shares and the nature of Shareholder's obligation under this Agreement, provided that Shareholder is provided with a reasonable opportunity to review and comment on such disclosure.

        Section 4.3.    Non-Interference; Further Assurances.    Shareholder agrees that prior to the termination of this Agreement, Shareholder shall not take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by Shareholder of its obligations under this Agreement. Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.

        Section 4.4.    No Solicitation.    Subject to Section 6.18, Shareholder agrees in his capacity as a shareholder that he shall not, and shall cause his Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, an Alternative Proposal, (ii) participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with or knowingly assist any Person in connection with an Alternative Proposal, (iii) approve, endorse or recommend any Alternative Proposal, (iv) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to an Alternative Proposal, or (v) resolve, propose or agree to do any of the foregoing, including any agreement with respect to Shareholder's potential investment in connection with any transaction or resulting entity. If, prior to the Expiration Time, Shareholder receives a proposal with respect to the sale of Shares in connection with an Alternative Proposal, then Shareholder will promptly (and in any event within 24 hours) inform the Company and Parent of the identity of the Person making, and the material terms of, such proposal.

ARTICLE V. TERMINATION

        Section 5.1.    Termination.    This Agreement will terminate without further action at the Expiration Time.

        Section 5.2.    Effect of Termination.    Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of Section 5.1, this Section 5.2 and Article VI, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any willful breach of this Agreement prior to the time of termination.

ARTICLE VI. GENERAL

        Section 6.1.    Notices.    Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile, (i) if to Shareholder, to the address set forth below his name on the signature page hereto, and (ii) if to Parent, in accordance with Section 8.7 of the merger agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (A) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 6.1, or (B) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and appropriate confirmation is received.

        Section 6.2.    No Third Party Beneficiaries, Etc.    This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement, or to make Shareholder responsible for any of the Company's obligations under the merger agreement.

        Section 6.3.    Governing Law.    This Agreement will be governed by, and construed in accordance with, the Laws of the State of Connecticut, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

        Section 6.4.    Severability.    The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

        Section 6.5.    Assignment.    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be null and void.

        Section 6.6.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        Section 6.7.    Interpretation.    The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles and Sections refer to Articles and Sections of this Agreement unless the context requires otherwise. The words "include," "includes" and "including" are not limiting and will be deemed to be followed by the phrase "without limitation." The phrases "herein," "hereof," "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (i) in the case of agreements, documents or instruments, by waiver or consent and (ii) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person will refer to its predecessors and successors and permitted assigns.

        Section 6.8.    Amendments.    This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.

        Section 6.9.    Extension; Waiver.    At any time prior to the Expiration Time, Parent, on the one hand, and Shareholder, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or

(iii) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

        Section 6.10.    Fees and Expenses.    Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.

        Section 6.11.    Entire Agreement.    This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

        Section 6.12.    Rules of Construction.    The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

        Section 6.13.    Remedies Cumulative.    Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

        Section 6.14.    Counterparts; Effectiveness; Execution.    This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

        Section 6.15.    Specific Performance.    The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 6.16.    Submission to Jurisdiction.    Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.16, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 6.17.    Waiver of Jury Trial.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any action, suit or other judicial proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of action, suit or other judicial proceeding, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.17.

        Section 6.18.    Action in Shareholder Capacity Only.    The parties acknowledge that this Agreement is entered into by Shareholder solely in his capacity as the Beneficial Owner of the Owned Shares and nothing in this Agreement shall in any way restrict or limit any action taken or to be taken (or failure to act) by Shareholder in his capacity as a director or officer of the Company (but not on his own behalf as a shareholder) and the taking of any actions (or failure to act) in his capacity as an officer or director of the Company will not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

        [Remainder of page intentionally left blank. Signature Page Follows.]

        IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first written above.

MDI HOLDINGS, LLC
By:	/s/ JOSEPH M. SILVESTRI Name: Joseph M. Silvestri Title: President
SHAREHOLDER
/s/ Daniel H. Leever Daniel H. Leever
Owned Shares:

Address for Notices to Shareholder:

    c/o MacDermid, Incorporated
    1401 Blake Street
    Denver, CO 80202
    Fax:

QuickLinks

SUBJECT TO COMPLETION, JANUARY 12, 2007
MACDERMID, INCORPORATED 1401 Blake Street Denver, Colorado 80202 (720) 479-3062
MACDERMID, INCORPORATED 1401 Blake Street Denver, Colorado 80202 (720) 479-3062
NOTICE OF SPECIAL MEETING
TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SPECIAL FACTORS
FORWARD-LOOKING STATEMENTS
THE PARTIES TO THE TRANSACTION
THE SPECIAL MEETING
THE MERGER AGREEMENT
THE VOTING AGREEMENT
OTHER IMPORTANT INFORMATION REGARDING MACDERMID
IMPORTANT INFORMATION REGARDING PARENTCO, MERGERCO AND THE SPONSORS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
ARTICLE I THE MERGER
ARTICLE II CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE V COVENANTS AND AGREEMENTS
ARTICLE VI CONDITIONS TO THE MERGER
ARTICLE VII TERMINATION
ARTICLE VIII MISCELLANEOUS
OPINION OF MERRILL LYNCH, PIERCE, FENNER + SMITH INCORPORATED
CONNECTICUT BUSINESS CORPORATION ACT, SECTIONS 33-855 THROUGH 33-872
VOTING AGREEMENT
RECITALS
ARTICLE I. CERTAIN DEFINITIONS
ARTICLE II. AGREEMENT TO VOTE
ARTICLE III. REPRESENTATIONS AND WARRANTIES
ARTICLE IV. ADDITIONAL COVENANTS OF THE SHAREHOLDER
ARTICLE V. TERMINATION
ARTICLE VI. GENERAL